As filed with the Securities and Exchange Commission
                         on July 17, 1998

                                       Registration No. 333-53865
=================================================================



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                         ----------------



                         AMENDMENT NO. 1
                                TO
                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933



                         ----------------


                        Purina Mills, Inc.
      (Exact name of registrant as specified in its charter)


    Delaware                  2048                43-1359249
 (State or other        (Primary standard      (I.R.S. employer
 jurisdiction of           industrial           identification
  incorporation           classification            number)
 or organization)          code number)


                       1401 S. Hanley Road
                    St. Louis, Missouri 63144
                          (314) 768-4100
       (Address, including zip code, and telephone number,
               including area code, of registrant's
                   principal executive offices)


                         ----------------


                      Arthur D. Jordan, Esq.
                        Purina Mills, Inc.
                       1401 S. Hanley Road
                    St. Louis, Missouri 63144
                          (314) 768-4100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                   Copies of correspondence to:
                        Paul J. Shim, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006


                         ----------------


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| ___________


                         ----------------




      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*********************************************************************
* Information contained herein is subject to completion or          *
* amendment. A registration statement relating to these securities  *
* has been filed with the Securities and Exchange Commission. These *
* securities may not be sold nor may offers to buy be accepted      *
* prior to the time the registration statement becomes effective.   *
* This prospectus shall not constitute an offer to sell or the      *
* solicitation of an offer to buy nor shall there be any sale of    *
* these securities in any State in which such offer, solicitation   *
* or sale would be unlawful prior to registration or qualification  *
* under the securities laws of any such State.                      *
*********************************************************************



            SUBJECT TO COMPLETION-DATED JULY 17, 1998


PROSPECTUS
                        Purina Mills, Inc.

     Offer to Exchange 9% Senior Subordinated Notes due 2010,
              which have been registered under the
               Securities Act of 1933, as amended,
                   for any and all outstanding
              9% Senior Subordinated Notes due 2010

                 The Exchange Offer will expire
                at 5:00 p.m., New York City time,
              on           , 1998, unless extended.


      Purina Mills, Inc., a Delaware corporation ("PMI" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and such offer being the "Exchange Offer"), to exchange 9% Senior Subordinated Notes due 2010 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") of which this Prospectus is a part, for an equal principal amount of outstanding 9% Senior Subordinated Notes due 2010 (the "Old Notes"), of which $350,000,000 aggregate principal amount is outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes."

      Any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the
date the Exchange Offer expires, which will be        , 1998 (30
calendar days following the commencement of the Exchange Offer, which will occur on the date of effectiveness of the Registration Statement) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by PMI, and to the terms of the Registration Rights Agreement, dated as of March 12, 1998, by and among PMI, Credit Suisse First Boston Corporation and Chase Securities Inc. (the "Initial Purchasers") (the "Registration Rights Agreement"). Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

      The New Notes will be entitled to the benefits of the same indenture by and between PMI (as issuer) and The First National Bank of Chicago (as trustee), dated as of March 12, 1998 (the "Indenture") that governs the Old Notes and that will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Notes, like the Old Notes, may be redeemed at the option of PMI under certain circumstances. See "The Exchange Offer" and "Description of the New Notes."

      The New Notes will rank equal to any future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company. As of March 31, 1998, the Company had approximately $206.9 million of indebtedness which will rank senior to the New Notes and the Company had no indebtedness which will rank equal to the New Notes. The Indenture governing the New Notes will permit the Company to incur additional indebtedness, subject to certain limitations, and such indebtedness may be senior indebtedness or indebtedness of subsidiaries. See "Description of the New Notes--Ranking" and "Unaudited Pro Forma Financial Data."


      The New Notes will be represented by permanent global notes in fully registered form and will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in the permanent global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), PMI believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder (other than a broker-dealer who acquires such New Notes directly from PMI for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of PMI) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such New Notes. By tendering Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to PMI that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of PMI; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from PMI; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and
(iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      (continued on next page)

                          -------------

      FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK
FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

                          -------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -------------

              The date of this Prospectus is , 1998

(continued from cover page)



      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), PMI believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder (other than a broker-dealer who acquires such New Notes directly from PMI for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of PMI) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such New Notes. By tendering Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to PMI that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of PMI; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from PMI; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and
(iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.


      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that, for a period of time not to exceed 180 days after the Expiration Date, or such shorter period which will terminate when such Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

      PMI will not receive any proceeds from this offering. PMI has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange
Offer.

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL PMI ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

      The Old Notes have been designated as eligible for trading in The Portal Market sm ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc. ("The Nasdaq Stock Market"). Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. PMI does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes, and PMI has been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any such market-making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors-Risk Factors Relating to the Notes-Absence of a Public Market for the New Notes."

                       AVAILABLE INFORMATION


      PMI is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). PMI will become subject to such requirements upon the effectiveness of the Registration Statement. Pursuant to the Indenture, PMI has agreed to file with the Commission and provide to the holders of the New Notes annual reports and the information, documents and other reports which are required to be delivered pursuant to Sections 13 and 15(d) of the Exchange Act.

      This Prospectus constitutes a part of the Registration Statement on Form S-4 filed by PMI with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to PMI and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 WFC Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at fees and charges prescribed by the Commission. Copies of such materials may also be obtained from the Web site that the Commission maintains at http://www.sec.gov.

                        PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and historical and unaudited pro forma financial statements appearing elsewhere in this Prospectus. Unless the context requires otherwise, references to (i) the "Company" or "PMI" refer to Purina Mills, Inc., a Delaware corporation, (ii) "Holdings" refer to PM Holdings Corporation, a Delaware corporation and the parent of PMI, (iii) "Koch Agriculture" refer to Koch Agriculture Company, a Nebraska corporation and the parent of Holdings, (iv) "Koch Industries" refer to Koch Industries, Inc., a Kansas corporation and the parent of Koch Agriculture and (v) "Merger Sub" refer to Arch Acquisition Corporation, a Delaware corporation and former wholly owned subsidiary of Koch Agriculture, which was merged with and into Holdings, with Holdings being the surviving corporation, on March 12, 1998 (the "Merger"). Except as otherwise set forth herein, references herein to "pro forma" financial data of PMI are to financial data of PMI which gives effect to the Transactions (as defined herein), including the issuance of the Old Notes (the "Offering"), the consummation of the Merger, the consummation of tender offers to purchase for cash the outstanding indebtedness of each of PMI and Holdings, the incurrence of indebtedness by PMI under a new revolving credit facility and two new term loan facilities and the cash equity investment of Koch Agriculture of $109.7 million in the common stock of Merger Sub. See "The Transactions." References to the Company's fiscal year refer to a December 31 fiscal year end.


                           The Company

      The Company is the market leader in the United States in developing, manufacturing and marketing differentiated animal nutrition products and programs for dairy cattle, beef cattle, hogs and horses. The Company also develops, manufactures and sells poultry feeds as well as specialty feeds for rabbits, zoo animals, laboratory animals, birds, fish and pets. In the United States, the Company's products are generally marketed under the widely recognized brand names Purina(R) and Chow(R), and the "Checkerboard" Nine Square Logo(R) except with regard to dog and cat food, which is marketed domestically under the PMI Nutrition brand name. The Company also markets products under the Golden Sun brand and its related trademarks. The Company's products are sold as complete feeds or as concentrated nutritional additives that customers mix with their own commodity ingredients. Over the past 100 years, the Company believes that it has built and maintained its industry leadership through innovative research and development and by consistently providing high quality products, programs and services that create value for its customers. For the year ended December 31, 1997 and the three-month period ended March 31, 1998, the Company generated sales of approximately $1,128.4 million and $267.1 million, respectively, and EBITDA of approximately $99.2 million and $23.5 million, respectively.

      Because commercial animal feed represents 50% to 70% of the total cost of producing milk, meat or eggs at the farm level, the effective management of feed costs and the resulting yields are among the most important economic components of animal raising. The Company's products are designed to provide nutrients that meet the needs of a particular species of animal at each phase of its life cycle. In the commercial production of milk, meat and eggs, the Company believes that its continued market leadership reflects the attractive, cost-effective balance between weight gain, feed efficiency, animal health and price which its products and programs provide.

      The Company also maintains a leadership position in the horse and other retail specialty feed markets. As the U.S. population has migrated to suburban and rural areas, the incidence of hobby farmers, "ranchettes" and companion animal ownership has increased. Consumers in this market segment are typically less price sensitive than those in the commercial feed market and buying decisions are driven more by brand awareness, product quality, convenience and the retail environment. The Company believes that its strong growth in this market segment can be attributed to its brand recognition, broad product offering and extensive retail distribution network. The Company sees significant growth opportunities in these high margin market segments as the "ruralpolitan" population continues to grow.

Industry Overview


      According to the 1997 Feedstuffs Reference Issue, in 1996, the U.S. animal feed industry produced approximately 117 million tons of primary feed, and animal producers utilized approximately $27 billion of animal nutrition products. Of this total amount, the Company estimates that in 1996 the U.S. feed industry produced for the available potential market (total volume of feed produced, except that used by producers who have integrated feed operations or alignments with other feed manufacturers) (the "Available Market") approximately 63 million tons of primary feed, and animal producers purchased approximately $13 billion of animal nutrition products. The industry is highly fragmented and although it includes several large producers, it is comprised primarily of regional competitors with several manufacturing facilities as well as a largenumber of small, local manufacturers, many of whom operate only one feed mill. In 1996, the Company estimates that the top ten animal feed companies produced approximately 30% of the total Available Market for animal feed in the United States.


      The Company competes in both the commercial feed business and the retail specialty feed business. The Company defines the commercial feed business as including nutrition products and programs for dairy cattle, beef cattle, hogs and poultry and believes the business is characterized by continued industry consolidation and vertical integration of animal producers, product price sensitivities and increasing customer sophistication. In contrast, the Company believes that the retail specialty feed business, which includes feed products for horses, rabbits, zoo animals, birds, fish and pets, requires aggressive marketing, customer brand awareness and strong national distribution capabilities.


      The feed industry generally prices its products on the basis of Income Over Ingredient Cost ("IOIC"), a dollar based margin which is added to aggregate ingredient cost. The Company believes that total IOIC and gross profit dollars, rather than sales dollars, are the key indicators of performance because of distortions in sales dollars caused by changes in commodity prices. Total IOIC less manufacturing costs equals gross profit. Although feed producers are subject to fluctuations in ingredient commodity prices, they are generally able to pass on price increases in raw materials to customers through weekly adjustments in product prices. See "Business--Competition."




                         The Transactions

The Merger

      Pursuant to the Agreement and Plan of Merger among Holdings, Koch Agriculture and Merger Sub, dated as of January 9, 1998 (the "Merger Agreement"), Merger Sub was merged with and into Holdings, with Holdings being the surviving corporation. As a result of the Merger, all of the shares of the common stock of Holdings, par value $.01 per share (the "Holdings Common Stock") outstanding immediately prior to March 12, 1998, the effective date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware on March 11, 1998
(the "Effective Time") were canceled and converted into the right to receive cash consideration of $540 per share (the "Merger Consideration"), all as set forth in the Merger Agreement. In addition, pursuant to the Merger Agreement, each outstanding option to purchase shares of Holdings Common Stock (each an "Option" and collectively the "Options") and each stock rights unit entitling the holder thereof to acquire Holdings Common
Stock (each a "Stock Unit" and collectively the "Stock Units") became 100% vested. Option holders received the Merger Consideration for each share of Holdings Common Stock into which such Options were exercisable immediately prior to the Effective Time, less the exercise price of such Options. Stock Unit holders received the Merger Consideration for each share of Holdings Common Stock into which such Stock Units were exercisable immediately prior to the Effective Time. Such Options and Stock Units issued and outstanding immediately prior to the Effective Time were canceled and extinguished immediately prior to the Effective Time. As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company.

      The Merger Agreement was approved and adopted by the holders of a majority of the outstanding shares of Holdings Common Stock at a stockholders meeting on March 2, 1998. In connection with the Merger Agreement, holders of approximately 20% of the outstanding shares of Holdings Common Stock had prior to such stockholders meeting executed a voting agreement agreeing to vote in favor of the Merger (the "Voting Agreement"). For further information concerning the Merger Agreement, see "The Transactions-The Merger."

The Tender Offers

      In connection with the Merger, (i) PMI offered to purchase for cash any and all of PMI's outstanding 10 1/4% Senior Subordinated Notes due September 1, 2003, guaranteed by Holdings (the "Existing PMI Senior Subordinated Notes"), of which $190.0 million in aggregate principal amount was outstanding as of the date of the Offering, and (ii) Holdings offered to purchase for cash any and all of Holdings' outstanding 11 1/2% Series B Subordinated Discount Debentures due September 1, 2005 (the "Existing Holdings Discount Debentures" and, together with Existing PMI Senior Subordinated Notes, the "Existing Debt Securities"), of which $109.4 million in aggregate principal amount at maturity was outstanding as of the date of the Offering. In conjunction with these offers (together, the "Tender Offers"), PMI and Holdings solicited consents of registered holders of the applicable series of Existing Debt Securities

(the "Consent Solicitations") to certain proposed amendments (the "Proposed Amendments") to the indentures under which the applicable series of Existing Debt Securities were issued. The Proposed Amendments became operative immediately following the consummation of the Merger when all of the Existing Holdings Discount Debentures and all except $15,000 of the Existing PMI Senior Subordinated Notes were accepted for payment. The Tender Offers were conditioned upon the receipt by the applicable issuer of tenders from at least a majority in aggregate principal amount outstanding of each of the series of Existing Debt Securities and delivery of the related consents, the execution of supplemental indentures with respect to the Proposed Amendments, the receipt of necessary financing to close the Tender Offers (including pursuant to the Offering) and the consummation of the Merger. For further information concerning the Tender Offers, see "The Transactions-The Tender Offers."

The Financing

      In addition to the sale of the Notes, PMI satisfied the cash funding requirements of the Merger and the Tender Offers, additional working capital and other capital requirements through the following: (i) a cash equity investment by Koch Agriculture of $109.7 million (the "Equity Contribution") in the common stock of Merger Sub and (ii) $9.9 million of senior secured borrowings under a new revolving credit facility (the "New Revolving Credit Facility") providing for up to $100.0 million in revolving loans, up to $40.0 million of which may be used for letters of credit, $100.0 million of borrowings under a new seven-year term loan facility (the "Tranche A Term Loan") and $100.0 million of borrowings under a new nine-year term loan facility (the "Tranche B Term Loan" and, collectively with the Tranche A Term Loan, the "Term Loans"; the New Revolving Credit Facility together with the Term Loans are referred to collectively as the "New Credit Facilities"). For a description of the New Credit Facilities, see "The Transactions-The Financing" and "Description of Certain Indebtedness."

      The following table sets forth the estimated sources and uses of funds in connection with the Transactions as they occurred on March 12, 1998:

                                                       Amount
                                                    (In millions)
                                                    -------------
Sources of Funds:
  New Credit Facilities:
    New Revolving Credit Facility(a).............      $  9.9
    Term Loans(b)................................       200.0
  Notes offered hereby...........................       350.0
  Equity Contribution to Holdings(c).............       109.7
                                                       ------
       Total sources.............................      $669.6
                                                       ======

                                                       Amount
                                                    (In millions)
                                                    -------------
  Uses of Funds:
    Purchase price for equity of Holdings(d).....      $258.7
    Repayment of existing indebtedness(e)........       385.5
    Other payments, fees and expenses(f).........        25.4
                                                       ------
       Total sources.............................      $669.6
                                                       ======

-----------------

(a) The Company had $90.1 million of additional availability under the New Revolving Credit Facility. See "Description of
    Certain Indebtedness."

(b) Represents borrowing in full of the $100.0 million Tranche A
    Term Loan and the $100.0 million Tranche B Term Loan. See
    "Description of Certain Indebtedness."

(c) Reflects a contribution to the equity capital of Holdings by Koch Agriculture.

(d) Includes $245.2 million of cash proceeds paid to holders of Holdings Common Stock and $13.5 million of cash proceeds paid to holders of Options to purchase Holdings Common Stock and Stock Units exercisable for Holdings Common Stock.

(e) Includes approximately $90.5 million and approximately $203.0 million, respectively, required to fund the consummation of the Tender Offers and the Consent Solicitations for the Existing Holdings Discount Debentures and the Existing PMI Senior Subordinated Notes, respectively. In addition, includes approximately $92.0 million used to repay other outstanding debt, consisting of approximately $17.4 million of outstanding Industrial Revenue Bonds which were repaid following the consummation of the Merger and approximately $74.6 million used to repay an existing senior term loan. At

    March 12, 1998, the Industrial Revenue Bonds had a weighted average interest rate of 3.8% and were scheduled to mature in part in 2020 and in full by 2022; the existing senior term loan, with a 7.5% average interest rate, was scheduled to mature in 2000.

(f) Fees and expenses include (i) the Initial Purchasers' discount and other fees and expenses of the Offering, (ii) financial consulting service fees to The Sterling Group, Inc. ("TSG") of $6.5 million, and reimbursement of expenses to TSG and (iii) fees and expenses incurred in connection with the Transactions, including bank fees, legal fees and accounting fees. See "Certain Relationships and Related Transactions."


      The Merger, the Offering, the New Credit Facilities, the
Tender Offers, the Equity Contribution and the application of the net proceeds therefrom are hereinafter referred to as the "Transactions." See "The Transactions."

                         Koch Agriculture


      In connection with the Merger, Koch Agriculture made a cash equity investment of $109.7 million in the common stock of Merger Sub. As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company. Koch Agriculture is a wholly owned subsidiary of Koch Industries, which is one of the largest privately held corporations in the United States. Koch Industries, based in Wichita, Kansas, has annual revenues in excess of $35 billion and, together with its subsidiaries, employs over 13,000 people worldwide. Koch Agriculture and its affiliates are involved in many aspects of the agriculture industry including cattle feeding and meat production, the production and distribution of fertilizers, agricultural commodity risk management and wheat production and flour milling. In addition to its agricultural operations, Koch Industries, together with its subsidiaries, is involved in virtually all phases of the oil and gas industry, as well as in chemicals, chemical technology products, energy services, asphalt products, metals and mineral services, real estate and financial investments.

      None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) are parties to the Indenture or responsible for, or guarantors of, any payments or other claims in respect of the Notes or the Indenture.

                      Organizational Chart

      The following chart depicts the summary organizational structure of Koch Agriculture, Holdings and the Company after the Transactions.



        The chart shows that Koch Industries, Inc. ("Koch
        Industries") is the 100% owner of Koch Agriculture
        Company ("Koch Agriculture"), that Koch
        Agriculture is the 100% owner of PM Holdings
        Corporation ("Holdings"), the survivor of the Merger of Holdings and Merger Sub (Guarantor under the New Credit Facilities), and that Holdings is the 100% owner of Purina Mills, Inc. ("PMI")
        (Issuer of the Notes and borrower under the New
        Credit Facilities).



      The principal executive offices of the Company are located at 1401 S. Hanley Road, St. Louis, Missouri 63144, and its telephone number is (314) 768-4100.

                        The Exchange Offer

Registration Rights      The Old Notes were issued on March 12,
  Agreement............. 1998 to the Initial Purchasers. The
                         Initial Purchasers placed the Old Notes
                         with institutional investors. In
                         connection therewith, the Company and
                         the Initial Purchasers entered into the
                         Registration Rights Agreement,
                         providing, among other things, for the
                         Exchange Offer. See "The Exchange
                         Offer."

The Exchange Offer...... New Notes are being offered in exchange for an equal principal amount of Old
                         Notes.  As of the date hereof,
                         $350,000,000 aggregate principal amount
                         of Old Notes is outstanding.  Old Notes
                         may be tendered only in integral
                         multiples of $1,000.

Resale of New Notes..... Based on interpretations by the staff of the Commission, as set forth in no-
                         action letters issued to third parties,
                         including the Exchange Offer No-Action
                         Letters, the Company believes that the
                         New Notes issued pursuant to the
                         Exchange Offer may be offered for
                         resale, resold or otherwise transferred
                         by each holder thereof (other than a
                         broker-dealer who acquires such New
                         Notes directly from the Company for
                         resale pursuant to Rule 144A under the
                         Securities Act or any other available
                         exemption under the Securities Act and
                         other than any holder that is an
                         "affiliate" (as defined under Rule 405
                         of the Securities Act) of the Company)
                         without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Company; (iii) any New Notes to be received by it were acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating
                         Broker-Dealer that receives New Notes
                         for its own account pursuant to the
                         Exchange Offer must acknowledge that it
                         will deliver a prospectus meeting the
                         requirements of the Securities Act in
                         connection with any resale of such New
                         Notes. The Letter of Transmittal states
                         that by so acknowledging and by
                         delivering a prospectus, a Participating
                         Broker-Dealer will not be deemed to
                         admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, or such shorter period which will terminate when such Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements, it will make this Prospectus available to any
                         Participating Broker-Dealer for use in
                         connection with any such resale. See
                         "Plan of Distribution." To comply with
                         the securities laws of certain
                         jurisdictions, it may be necessary to
                         qualify for sale or register the New
                         Notes prior to offering or selling such
                         New Notes. The Company has agreed,
                         pursuant to the Registration Rights
                         Agreement and subject to certain
                         specified limitations therein, to
                         register or qualify the New Notes for
                         offer or sale under the securities or
                         "blue sky" laws of such jurisdictions as may be necessary to permit consummation of the Exchange Offer.

Consequences of
  Failure to Exchange    Upon consummation of the Exchange Offer,
  Old Notes............. subject to certain exceptions, holders of Old Notes who do not exchange their
                         Old Notes for New Notes in the Exchange
                         Offer will no longer be entitled to
                         registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act
                         (which, subject to certain limited
                         exceptions, the Company will have no
                         obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See
                         "Risk Factors-Risk Factors Relating to
                         the Notes-Consequences of Failure to
                         Exchange" and "The Exchange Offer-Terms
                         of the Exchange Offer."


Expiration Date........  5:00 p.m., New York City time, on      ,
                         1998, (30 calendar days following the
                         commencement of the Exchange Offer,
                         which will occur on the date of
                         effectiveness of the Registration
                         Statement), unless the Exchange Offer is extended, in which case the term
                         "Expiration Date" means the latest date
                         and time to which the Exchange Offer is
                         extended.

Interest on the New      The New Notes will accrue interest at
  Notes................  the applicable per annum rate set forth on the cover page of this Prospectus,
                         from (i) the later of (A) the last
                         interest payment date on which interest
                         was paid on the Old Notes surrendered in exchange therefor or (B) if the Old
                         Notes are surrendered for exchange on a
                         date subsequent to the record date for
                         an interest payment date to occur on or
                         after the date of such exchange and as
                         to which interest will be paid, the date of such interest payment or (ii) if no interest has been paid on the Old Notes, from March 12, 1998 (the date the Old
                         Notes were issued (the "Issue Date")).
                         Interest on the New Notes is payable on
                         March 15 and September 15 of each year,
                         commencing September 15, 1998.


Conditions to the        The Exchange Offer is not conditioned
  Exchange Offer........ upon any minimum principal amount of Old
                         Notes being tendered for exchange.
                         However, the Exchange Offer is subject
                         to certain customary conditions, which
                         may, under certain circumstances, be
                         waived by the Company. See "The Exchange
                         Offer-Conditions." Except for the
                         requirements of applicable federal and
                         state securities laws, there are no
                         federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange
                         Offer.

Procedures for           Each holder of Old Notes wishing to
  Tendering Old Notes... accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old
                         Notes to be exchanged and any other
                         required documentation to the The First
                         National Bank of Chicago at the address
                         set forth herein or effect a tender of
                         Old Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer-
                         Procedures for Tendering" and "-Book
                         Entry Transfer."


Guaranteed Delivery      Holders of Old Notes who wish to tender
  Procedures............ their Old Notes and whose Old Notes are not immediately available or who cannot
                         deliver their Old Notes and a properly
                         completed Letter of Transmittal or any
                         other documents required by the Letter
                         of Transmittal to the Exchange Agent
                         prior to the Expiration Date may tender
                         their Old Notes according to the
                         guaranteed delivery procedures set forth in "The Exchange Offer-Guaranteed
                         Delivery Procedures."

Withdrawal Rights....... Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York
                         City time, on the Expiration Date. To
                         withdraw a tender of Old Notes, a
                         written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange
                         Offer-Exchange Agent" prior to 5:00
                         p.m., New York City time, on the
                         Expiration Date.

Acceptance of Old
  Notes and Delivery     Subject to certain conditions, any and
  of New Notes.......... all Old Notes that are properly tendered in the Exchange Offer prior to 5:00
                         p.m., New York City time, on the
                         Expiration Date will be accepted for
                         exchange. The New Notes issued pursuant
                         to the Exchange Offer will be delivered
                         promptly following the Expiration Date.
                         See "The Exchange Offer-Terms of the
                         Exchange Offer."


Certain Tax              The exchange of New Notes for Old Notes
  Considerations........ will not be considered a sale or
                         exchange or otherwise a taxable event
                         for Federal income tax purposes. See
                         "Certain U.S. Federal Income Tax
                         Considerations."


Exchange Agent.......... The First National Bank of Chicago is
                         serving as exchange agent (the "Exchange
                         Agent") in connection with the Exchange
                         Offer.

Fees and Expenses....... All expenses incident to consummation of the Exchange Offer and compliance with
                         the Registration Rights Agreement will
                         be borne by the Company. See "The
                         Exchange Offer-Fees and Expenses."

Use of Proceeds......... There will be no cash proceeds payable to the Company from the issuance of the
                         New Notes pursuant to the Exchange
                         Offer. See "Use of Proceeds."

                  Summary of Terms of New Notes

      The Exchange Offer relates to the exchange of up to $350,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and that will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes."

Maturity Date........... March 15, 2010.

Interest Payment Dates.. March 15 and September 15 of each year, commencing September 15, 1998.


Optional Redemption..... The New Notes will be redeemable at the option of the Company, in whole or in
                         part, at any time on or after March 15,
                         2003 at the redemption prices set forth
                         herein, plus accrued and unpaid
                         interest, if any, to the date of
                         redemption. In addition, up to 35.0% of
                         the original aggregate amount of the New
                         Notes may be redeemed from time to time
                         prior to March 15, 2001 at the
                         redemption price set forth herein, plus
                         accrued and unpaid interest, if any, to
                         the date of redemption, with the net
                         proceeds of one or more underwritten
                         primary public offerings of common stock of Holdings or the Company, provided that at least $227.5 million aggregate principal amount of the New Notes remains outstanding after each such redemption. See "Description of the New Notes-Optional Redemption."

Change of Control....... Upon a change of control (as defined), each holder of New Notes may require the Company to repurchase such holder's outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the New Notes-Change of Control."

Ranking................. The New Notes will be unsecured, will be subordinated to all existing and future
                         senior indebtedness (as defined) of the
                         Company and will be structurally
                         subordinated to all obligations of the
                         subsidiaries of the Company. The New
                         Notes will rank equal to any future
                         senior subordinated indebtedness of the
                         Company and will rank senior to all
                         other subordinated indebtedness of the
                         Company. As of March 31, 1998, the
                         Company had approximately $206.9 million of Senior Indebtedness, the Company's subsidiaries had liabilities (including trade payables but excluding guarantees of the New Credit Facilities) of $0.3 million, and the Company had no other senior subordinated indebtedness. The Indenture governing the New Notes will permit the Company to incur additional indebtedness, subject to certain limitations, and such indebtedness may be senior indebtedness or indebtedness of subsidiaries. See "Description of the New Notes-Ranking" and "Unaudited Pro Forma Financial Data."

Restrictive Covenants... The Indenture under which the New Notes will be issued will contain certain
                         covenants that limit (i) the issuance of additional indebtedness by the Company,
                         (ii) the issuance of indebtedness and
                         preferred stock by the Company's
                         subsidiaries, (iii) the payment of
                         dividends on the capital stock of the
                         Company and its subsidiaries and the
                         purchase, redemption or retirement of
                         capital stock and certain indebtedness,
                         (iv) investments, (v) certain
                         transactions with affiliates, (vi) sales of assets, including capital stock of subsidiaries and (vii) certain consolidations, mergers and transfers of assets. The Indenture will also prohibit certain restrictions on distributions from subsidiaries. However, all of these limitations are subject to a number of important qualifications. See
                         "Description of the New Notes-Certain
                         Covenants."

                         Use of Proceeds

      There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were used to fund the Transactions. See "Use of Proceeds" and "The Transactions."

                         Risk Factors

      See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

                Summary Historical Financial Data

      The following table presents summary historical consolidated financial data of the Company. The historical unaudited financial data presented below for the three-month period ended March 31, 1997, the seventy-one-day period ended March 12, 1998 and the nineteen-day period ended March 31, 1998 were derived from interim consolidated financial statements of the Company as of such dates which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data and which have been prepared in accordance with the same accounting principles followed in the presentation of the Company's audited financial statements for the fiscal year ended December 31, 1997. Operating results for the three months ended March 31, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The summary historical consolidated financial data set forth below for the years ended December 31, 1995, 1996 and 1997 have been derived from the historical audited consolidated financial statements of the Company for those years included elsewhere herein (the "Consolidated Financial Statements"), which have been audited by Deloitte & Touche LLP, independent auditors. The summary historical consolidated financial data set forth below for the year ended December 31, 1994 have been derived from historical audited consolidated financial statements of the Company not included in this Prospectus. Financial statements of the Company for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors. The table should be read in conjunction with, and is qualified by reference to, the information set forth under "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the related notes thereto, in each case included elsewhere in this Prospectus.


      On March 15, 1995, the Company acquired all of the operations of Golden Sun Feeds, Inc. The Company's statement of operations data includes the operating results of these operations since such date. See Note 1 of Notes to Consolidated
Financial Statements for the year ended December 31, 1997 for a further discussion of the acquisition.


      The summary unaudited pro forma operating data of the Company for the year ended December 31, 1997 and the three months ended March 31, 1998 have been derived from the unaudited pro forma financial statements included elsewhere herein, and give effect to the Transactions as if they had occurred on January 1, 1997 and January 1, 1998, respectively.

      The summary unaudited pro forma financial data do not purport to represent what would actually have been included in the Company's financial statements at such dates had the Transactions occurred as of the dates assumed or to project the Company's financial position or results of operations at any future date or for any future period. The pro forma financial data in this table should be read in conjunction with "Unaudited Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto, in each case appearing elsewhere in this Prospectus.


                                                                                     Actual                             Pro Forma
                                                                                      Three           Actual                Three
                                                                                     Months    ---------------------       Months
                                         Actual                                       Ended    Jan. 1 to  March 13 to       Ended
                     --------------------------------------------    Pro Forma    March 31,    March 12,   March 31,    March 31,
                         1994         1995       1996        1997      1997(a)         1997         1998        1998      1998(a)
                     ------------------------------------------------------------------------------------------------------------
                                Year Ended December 31,
                     ------------------------------------------------------------------------------------------------------------
                                                    (Dollars in millions except per ton data)
Operating
Data(b):
Net sales .......... $1,016.4     $1,047.2   $1,212.2    $1,128.4     $1,128.4       $284.5       $214.3       $52.8       $267.1
Cost of
products
sold ...............    843.9        863.2    1,035.9       938.5        939.7        238.0        176.7        42.8        219.8
                     ------------------------------------------------------------------------------------------------------------

Gross profit .......    172.5        184.0      176.3       189.9        188.7         46.5         37.6        10.0         47.3
Other costs
and expenses:
Marketing,
distribution .......     74.2         83.8       84.7        87.3         86.5         20.2         17.5         4.8         22.3
General and
administrative .....     29.2         30.2       31.4        30.2         45.1          6.9         22.1         0.9         23.1
Research and
development ........      6.3          6.7        7.0         7.2          7.3          1.6          1.4         0.3          1.7
                     ------------------------------------------------------------------------------------------------------------

                        109.7        120.7      123.1       124.7        138.9         28.7         41.0         6.0         47.1
Provision for
asset write-
offs(c) ............       --           --       14.0         4.4          4.4           --           --          --           --
Other expense
(income) -net(d) ...      0.7          0.1      (10.6)       (4.5)        (4.5)        (1.6)          --         0.1          0.1
Amortization
of intangibles .....     17.1         18.6       19.5        20.6         20.5          4.7          4.0         0.9          5.1
                     ------------------------------------------------------------------------------------------------------------
                        127.5        139.4      146.0       145.2        159.3         31.8         45.0         7.0         52.3
                     ------------------------------------------------------------------------------------------------------------

Operating
income (loss) ......     45.0         44.6       30.3        44.7         29.4         14.7         (7.4)        3.0         (5.0)
Interest
expense ............     34.0         37.5       35.7        32.6         48.7          8.4          6.1         2.8         12.1
                     ------------------------------------------------------------------------------------------------------------

Income (loss)
before income
taxes ..............     11.0          7.1       (5.4)       12.1        (19.3)         6.3        (13.5)        0.2        (17.1)

Provision
(benefit) for
income taxes .......      4.9          4.0       (0.6)        5.2         (5.1)         3.2         (5.0)        0.1         (5.9)
                     ------------------------------------------------------------------------------------------------------------

Net income
(loss) .............     $6.1         $3.1      $(4.8)       $6.9       $(14.2)        $3.1        $(8.5)       $0.1       $(11.2)
                     =============================================================================================================


Other Data:
Adjusted
EBITDA(e) ..........    $88.8        $95.0      $93.5       $99.2       $100.8        $26.2        $18.2        $5.3        $23.6
Adjusted
EBITDA/
Interest
 Expense ...........     2.6x         2.5x       2.6x        3.0x         2.1x         3.1x         3.0x        1.9x         2.0x
Total deprec-
iation and
amortization(f) ....    $44.4        $48.1      $50.4       $49.6        $50.8        $12.1        $10.1        $2.3        $12.8
Capital
expenditures(g) ....     21.7         25.5       23.9        29.7         29.7          3.6          3.7         0.6          4.3
Cash provided
(used)-opera-
tions ..............     39.2         50.1       57.6        70.8                       6.9        (37.4)        5.8
Cash provided
(used)-invest-
ing ................    (22.1)       (82.9)     (22.1)      (29.3)                     (3.4)        (4.3)       (1.0)
Cash provided
(used)-finan-
cing ...............    (28.6)        31.6      (31.5)      (39.3)                     (3.9)       298.6       (287.3)
Total feed
shipments
(thousands of
tons) ..............    5,024        5,080      4,984       4,706        4,706        1,186          959         238        1,197
Average feed
IOIC ($ per
ton)(h) ............   $56.29       $60.29     $60.23      $65.08       $65.08       $64.09       $63.28      $63.28       $63.28
                     ------------------------------------------------------------------------------------------------------------


Total feed
IOIC
$ millions)(h) .....   $282.8       $306.3     $300.2      $306.3       $306.3        $76.0        $60.7       $15.1        $75.8

Selected Ratios:
Ratio of
earnings to
fixed charges(i) ...    1.31x        1.18x                  1.36x                     1.72x                    1.07x
Deficiency of
earnings to
cover fixed
charges(i) .........                              5.4                     19.3                      13.5                     17.1

Balance Sheet
Data (at end of
period):
Working capital ....     $9.6         $4.0      $21.1       $28.8                     $31.6                    $37.8
Property, plant
and equipment,
net ................    256.4        266.8      250.6       243.7                     244.3                    267.5
Total assets .......    563.9        632.2      606.1       581.9                     582.1                    791.9
Total long-term
debt ...............    306.2        338.3      319.1       282.3                     315.2                    550.3
Stockholder's
equity .............     86.6         79.2       68.7        50.4                      72.0                    109.4



(a)  See "Unaudited Pro Forma Financial Data."

(b) The Company's statement of operations data include the operating results of Golden Sun Feeds, Inc. since March 15,
     1995.

(c) Provision for asset write-offs represents the noncash write-down of net book value of closed facilities and the write-down of other assets to net realizable value. During 1996, the Company closed seven feed plants and recorded a corresponding loss of $14.0 million. The 1997 charges relate to the write-down of the value of a feed supply agreement.

(d) Other expense (income)-net includes profit or loss on marketing agreements and the production of eggs, hogs and turkeys, interest income on customer accounts, fee income for various agricultural services, equity income of less than 50% owned subsidiaries and other costs or revenues. The marketing agreements and the production of eggs, hogs and turkeys resulted in losses of $4.1 million, $2.6million, $0.5 million and $1.1 million in the years 1994, 1995, 1996 and 1997, respectively, and $0.4 million profit, $0.7 million lossand $0.5 million loss in the three-month period ended March 31, 1997, the seventy-one-day period ended March 12, 1998 and the nineteen-day period ended March 31, 1998, respectively. The 1996 amount also includes the proceeds received in settlement of a claim for excess charges on raw material purchases in prior years and the profit on the sale of the Company's bromethaline inventory and related trademark and other rights.


(e) Adjusted EBITDA as used in this Prospectus consists of earnings before interest, income taxes, depreciation, amortization, gains or losses on fixed asset dispositions or write-downs, noncash compensation expense related to Stock Units and the increase in value over cost of Holdings Common Stock allocated to participants in the ESOP and extraordinary gains, losses or expenses. Adjusted EBITDA approximates EBITDA as defined in the Indenture, which is used to calculate various ratios and financial covenants in the Indenture. See "Description of the New Notes." Adjusted EBITDA is presented because it may be used by investors as a financial indicator of the Company's ability to service or incur indebtedness. Detail regarding calculation of Adjusted EBITDA is presented in the following table:



                                                            Janu-   Janu-   March
                                                            ary 1   ary 1      13     Pro
                                                               to      to      to   Forma
                                                      Pro   March   March   March   March
                                                    Forma     31,     12,     31,     31,
                     1994    1995    1996    1997    1997    1997    1998    1998    1998
                     ----    ----    ----    ----    ----    ----    ----    ----    ----
Operating
income ............ $45.0   $44.6   $30.3   $44.7   $29.4   $14.7   $(7.4)   $3.0   $(5.0)
Depreciation
and
amortization ......  44.4    48.1    50.4    49.6    50.8    12.1    10.1     2.3    12.8
Amortization
related to
deferred
financing
costs .............  (4.2)   (3.7)   (3.3)   (2.9)   (1.2)   (0.8)   (0.6)     --    (0.3)
Losses
related to
asset
dispositions ......   1.4     2.0    15.0     5.9     5.9      --     0.2      --     0.2
Noncash ESOP
valuation
charge and
Stock Units
expense ...........   2.2     4.0     1.1     1.9      --     0.2      --      --      --
Nonrecurring
charge-
management
bonuse ............   0.0     0.0     0.0     0.0    15.9      --    15.9      --   15.9
                   ------  ------  ------  ------  ------  ------  ------  ------  ------

Adjusted
EBITDA ............ $88.8   $95.0   $93.5   $99.2  $100.8   $26.2   $18.2    $5.3  $23.6




     Adjusted EBITDA is not a measure of financial performance determined in accordance with generally accepted accounting principles, should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity, and is not necessarily comparable to similarly titled measures of other companies.


(f) Total depreciation and amortization includes $4.2 million, $3.7 million, $3.3 million, $2.9 million and $1.2 million in amortization related to deferred financing costs and is included in interest expense for the years 1994, 1995, 1996, 1997 and 1997 on a pro forma basis, respectively, and $0.8 million, $0.6 million and $0.3 million for the three-month period ended March 31, 1997, the seventy-one-day period ended March 12, 1998 and the three-month period ended March 31, 1998 on a pro forma basis, respectively.

(g) Capital expenditures include expenditures for capital asset replacement, cost reductions, regulatory compliance, and quality and service projects and capital spending projects designed to increase manufacturing, warehousing, transportation or other capacity or otherwise increase sales volume and excludes $0.7 million allocated to goodwill in 1997.


(h) IOIC, or total income over ingredient cost, is equal to net sales minus cost of ingredients. Although IOIC is not a measure of financial performance determined in accordance with generally accepted accounting principles, and should not be considered as an alternative to gross profit as a measure of performance, IOIC is an important indicator of the Company's performance because of distortions in sales dollars caused by changes in commodity prices and the product mix purchased by the Company's customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."


(i) For purposes of computing these ratios and amounts, earnings consisted of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on debt, amortization of financing costs and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expenses.

                           RISK FACTORS

      Prospective purchasers of the New Notes should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters:

Risk Factors Relating to the Company

      Substantial Leverage

      The Company is highly leveraged. In connection with the Transactions, PMI incurred a significant amount of additional indebtedness. As of March 31, 1998, PMI had approximately $557.2 million of consolidated indebtedness and its stockholders' equity was approximately $109.4 million. Of the total $669.6 million required to consummate the Transactions, $559.9 million (83.6%) was supplied by indebtedness and $109.7 million (16.4%) was supplied by equity contributions. In addition, subject to the restrictions in the New Credit Facilities and the Indenture, PMI may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

      The degree to which PMI is leveraged could have important consequences to the holders of the New Notes, including, but not limited to, the following: (i) PMI's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a significant portion of PMI's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to PMI for its operations; (iii) certain of PMI's borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; (iv) the Indenture and the New Credit Facilities contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on PMI; (v) the indebtedness outstanding under the New Credit Facilities will mature prior to the maturity of the New Notes; (vi) PMI may be substantially more leveraged than certain of its competitors, which may place PMI at a competitive disadvantage; and (vii) PMI's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. See "Description of Certain Indebtedness" and "Description of the New Notes."

      Ability to Service Indebtedness


      PMI's ability to make scheduled payments on or to refinance its debt obligations will depend upon its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. There can be no assurance that PMI's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, PMI could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that PMI could realize therefrom. In addition, because certain of PMI's obligations bear interest at floating rates, an increase in interest rates could adversely affect, among other things, PMI's ability to meet its debt service obligations. As of March 31, 1998, PMI had approximately $557.2 million of consolidated indebtedness, of which approximately $206.9 million bears interest at floating rates. PMI is required to make scheduled principal payments under the New Credit Facilities commencing on June 30, 1998. If PMI is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.


      Competitive Industry Conditions

      The commercial feed industry is highly competitive, and there has been substantial excess capacity in the industry for over 10 years. The excess capacity in the industry has led to pressure on margins, particularly when the end-product prices of animal producers and processors decline. The Company regularly reevaluates its manufacturing facilities in light of changes in market conditions and may incur restructuring charges if it needs to rationalize and consolidate its manufacturing capacity further in light of changes in industry demand.

      Both the feed production and animal production industries are consolidating, and this trend is expected to continue. To date, the Company has been successful at generating business directly from several large producers of animals. However, as producers of animals increase in size, they historically have tended to integrate their business by acquiring or constructing their own feed production facilities to meet some or all of their requirements and, consequently, have relied less on outside suppliers of feed. As the consolidation of animal producers continues, the available market for commercial feeds may shrink if producers integrate their operations, which could lead to increased competition among feed producers.

      Most of the Company's competitors compete principally on the basis of price. Certain animal producers purchase feed on that basis without regard to the performance qualities of the products. Although many of the Company's products tend to be priced higher than alternative feed for the same animal species, the Company believes that its products are cost-effective to use. In addition, the competition in the industry occasionally limits the Company's ability to pass ingredient price increases on to its customers; however, management believes that the Company's knowledge of the nutritional value of ingredients and its sophisticated least-cost formulation system enable the Company to provide products that meet its nutritional standards and maintain product quality while minimizing costs.

      The competition in the industry also has led the Company and some of its competitors to develop various market price risk arrangements to promote sales. In some areas of the United States, feed companies have increased the use of contracting for livestock production to generate and control feed volume. Although the Company does not enter into these arrangements as a primary strategy, it enters into limited scale joint ventures for animal production and marketing arrangements with animal producers, which do expose the Company to limited risks associated with the prices of those end products. In addition, the Company offers various financing programs to its dealers and direct customers. As of December 31, 1997, the Company's promissory notes from and guaranties for the benefit of its customers totaled approximately $22.1 million. There can be no assurance that the Company will not be required to increase its use of these or similar arrangements in response to competitive pressures or that losses from these arrangements will not be material. See "Business--Competition" and Note 12 of Notes to Consolidated Financial Statements.

      Seasonality

      The Company's results of operations are seasonal, with a higher percentage of its volume and earnings being generated during the fourth and first quarters of the year. This seasonality is driven largely by weather conditions affecting the Company's cattle product lines. If the weather is particularly warm during the winter, then sales of feed for cattle may decrease as compared with normal seasonal patterns because the cattle may be better able to graze under the warmer conditions. Other product lines are affected marginally by seasonal conditions but these conditions do not materially affect the Company's overall quarter-by-quarter results of operations.

      Consumer Trends

      The demand for the Company's primary products is influenced by the strength of the animal production and processing industries. Although consumer health concerns about meat, milk and eggs could adversely affect those industries, the Company believes that it is well positioned to capitalize on the opportunity to meet changing consumer demands. Through its research programs, the Company has successfully developed products and programs that assist in the production of leaner, healthier food products. There can be no assurance, however, that the Company will not be adversely affected by increasing consumer health concerns or changes in consumer preferences. See "Business--Product Lines" and "Business--Regulation."

      Regulatory Compliance

      The Company's operations are subject to regulation by federal and state agencies that administer laws governing health, safety and the protection of the environment, including the U.S. Food and Drug Administration (the "FDA") and the United States Department of Agriculture (the "USDA"). The Company believes the procedures currently in effect at its facilities are consistent with industry practice and are in general compliance with such laws and regulations; however, future violations of such laws, the enactment of stricter laws or regulations, or the implementation of more aggressive enforcement policies could adversely affect the Company's operations or financial condition. See "Business--Regulation."

      In particular, the Company is subject to federal, state and local environmental laws and regulations involving the management and disposal of solid animal waste material resulting from the production, processing and preparation of foods. The Company cannot guarantee that it will not incur liability for the investigation and remediation of spills and other releases of hazardous substances or that it will not in the future incur significant costs in connection with compliance with environmental laws and regulations at its facilities. See "Business--Environmental."

      Business Strategy Risks

      The Company's business strategy includes diversifying its production and distribution capabilities and expanding its geographic reach, both domestically and internationally. The Company intends to implement this strategy in part by making acquisitions and/or developing strategic alliances. There can be no assurance that the Company will be successful in identifying appropriate acquisition candidates or joint venture partners or in consummating such transactions, or that any newly acquired companies or partners will be successfully integrated into the Company's existing business. The Company may incur additional indebtedness (which may be long-term), expend cash or use a combination thereof for all or part of the consideration to be paid in future acquisitions or joint ventures. While the Company regularly evaluates potential acquisition opportunities, it has no present commitments or agreements with respect to any material acquisition or joint venture. There can also be no assurance that the Company's other business strategies, such as its America's Country Stores initiative to broaden its distribution network, will result in the expected benefits or any benefits at all. See "Business."

      Control of the Company; Related Party Transactions

      As a result of the Transactions, Koch Agriculture, through its ownership of 100% of the voting stock of Holdings, controls the Company and has the power, subject to the conditions and limitations in the New Credit Facilities and the Indenture, to elect all directors of the Company, approve all amendments to the Company's charter documents and effect fundamental corporate transactions such as mergers and asset sales. Since the date of the Offering, the Board of Directors has not included any independent directors and there can be no assurance that the interests of Koch Agriculture will not conflict with the interests of the holders of the New Notes. In addition, the Company expects to enter into arrangements from time to time with Koch Agriculture and its affiliates, including those relating to commodity supply agreements and Koch Agriculture's Jet-Pro(R) dewatering technology, among others. See "Ownership of Capital Stock" and "Certain Relationships and Related Transactions."

Risk Factors Relating to the Notes and the Old Note Offering

      Ranking of the Notes


      The New Notes will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in "Description of the New Notes--Certain Definitions") of PMI, including the New Credit Facilities. In the event of bankruptcy, liquidation or reorganization of PMI, the assets of PMI will be available to pay obligations on the New Notes only after all Senior Indebtedness has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding. In addition, under certain circumstances, no payments may be made with respect to principal of or interest on the New Notes if certain defaults exist with respect to Senior Indebtedness. In addition, indebtedness outstanding under the New Credit Facilities is secured by substantially all of the assets of PMI. As of March 31, 1998, PMI had approximately $206.9 million of Senior Indebtedness (exclusive of unused commitments of $81.5 million). Additional Senior Indebtedness may be incurred by PMI from time to time subject to certain restrictions contained in the New Credit Facilities and the Indenture. See "--Restrictive Debt Covenants," "Description of Certain Indebtedness" and "Description of the New Notes."


      The Notes will be also structurally subordinated to all obligations of the subsidiaries of the Company. As of March 31, 1998, the Company's subsidiaries had liabilities (including trade payables but excluding guarantees of the New Credit Facilities) of $0.3 million. Each such subsidiary has agreed to guarantee amounts borrowed by the

Company under the New Credit Facilities ($206.9 million as of March 31, 1998, exclusive of unused commitments of $81.5 million) and such guarantee obligations are structurally senior to the obligations of the Company represented by the Notes. The Indenture governing the New Notes will permit the incurrence of additional indebtedness, subject to certain limitations, and such indebtedness may be indebtedness of subsidiaries.

      Restrictive Debt Covenants

      The Indenture and the New Credit Facilities contain a number of significant covenants that, among other things, restrict the ability of PMI and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the New Credit Facilities, PMI is required to comply with specified financial ratios and tests, including minimum EBITDA, minimum net worth, minimum fixed charge coverage ratio and maximum leverage ratio. See "Description of Certain Indebtedness" and "Description of the New Notes."

      PMI's ability to comply with such agreements may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the New Credit Facilities and/or the Indenture, which would permit the senior lenders, or the holders of the New Notes, or both, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the New Credit Facilities could be terminated. If PMI were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness as described under "Description of Certain Indebtedness." See "--Ranking of the Notes."

      Fraudulent Conveyance Risks; Insolvency

      The proceeds from the Offering were used, in part, to fund the purchase of Holdings Common Stock, and Options and Stock Units to purchase Holdings Common Stock, from Holdings' existing shareholders. If a court of competent jurisdiction, in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or PMI as a debtor in possession, were to find that, at the time PMI issued the Old Notes, either
(a) PMI incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) PMI received less than a reasonably equivalent value or fair consideration for incurring such indebtedness, and PMI (i) was insolvent at the time of incurrence or rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (ii) was engaged, or about to engage, in a business or transactions for which its assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as the foregoing terms are defined in or interpreted under the applicable fraudulent conveyance statutes), such court could, subject to applicable statutes of limitation, subordinate the Old Notes to presently existing and future indebtedness of PMI or take other action detrimental to the holders of the Old Notes, including, in certain circumstances, invalidating the Old Notes.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, PMI would be considered insolvent if, at the time PMI incurred or incurs the indebtedness constituting the Old Notes, either (i) the fair market value (or fair saleable value) of the assets of PMI was or is less than the amount required to pay the probable liability on its total existing liabilities (including contingent liabilities) as they become absolute and matured or (ii) PMI was or is incurring obligations beyond its ability to pay as such obligations mature.

      PMI believes that the indebtedness evidenced by the Old Notes was incurred for proper purposes and in good faith, that it received reasonably equivalent value or fair consideration for the Old Notes and that at the time of the incurrence of such indebtedness, PMI was solvent, had sufficient capital to carry on its business and did not intend to incur or believe that it would incur debts beyond its ability to pay as they mature or become due. In reaching the foregoing conclusions, PMI has relied upon its analyses of internal cash flow projections and estimated value of assets and liabilities of PMI. No assurance can be given, however, that a court would concur with such beliefs.

      A holder of the Old Notes cannot eliminate or reduce the exposure to the fraudulent conveyance risks set forth above by participating in the Exchange Offer. If a holder of Old Notes participates in the Exchange Offer and receives New Notes in exchange for Old Notes, a court could take action detrimental to such holder of New Notes, based on the fraudulent conveyance considerations set forth above, to the same extent that a court could take action detrimental to any holder of Old Notes.

      Limitation on Change of Control


      Upon a Change of Control (as defined in "Desciption of the New Notes--Change of Control")), each holder of the New Notes will have the right to require PMI to repurchase such holder's New Notes at a price equal to 101% of the principal amount thereof to the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase. The Change of Control purchase feature of the New Notes may in certain circumstances discourage or make more difficult a sale or takeover of PMI or Holdings. In addition, a Change of Control may cause an acceleration of, or require an offer to repurchase under, the New Credit Facilities and other indebtedness, if any, of PMI and its subsidiaries, in which case such indebtedness would be required to be repaid in full before repurchase of the New Notes. See "Description of Certain Indebtedness" and "Description of the New Notes--Change of Control." The inability to repay such indebtedness, if accelerated, and to purchase all of the tendered New Notes would constitute an event of default under the Indenture. There can be no assurance that PMI will have funds available to repurchase the New Notes upon the occurrence of a Change of Control.


      Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that the Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

      Absence of a Public Market for the New Notes

      There is no existing market for the New Notes and, although the Old Notes have been designated as eligible for trading in PORTAL by "qualified institutional buyers" as defined in Rule 144A under the Securities Act, there can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders of the New Notes to sell their New Notes, or the price at which holders would be able to sell their New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, PMI's operating results and the market for similar securities. The Initial Purchasers have previously made a market in the Old Notes, and PMI has been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. However, the Initial Purchasers are not obligated to make a market in the Old Notes or the New Notes and any market-making may be discontinued at any time without notice. PMI does not intend to apply for listing of the New Notes on any securities exchange. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

                         THE TRANSACTIONS

The Merger

      Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, immediately prior to the consummation of the Offering and the New Credit Facilities, Merger Sub was merged with and into Holdings, with Holdings being the surviving corporation. As a result of the Merger, each share of Holdings Common Stock outstanding immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash equal to $540 per share (the Merger Consideration), plus interest calculated for a ten-day period for each Holdings Common Stock certificate delivered less than two days prior to, but not more than six months after, the consummation of the Merger. In addition, pursuant to the Merger Agreement each outstanding Option to purchase shares of Holdings Common Stock and each outstanding Stock Unit (which entitled the holder thereof to acquire Holdings Common Stock) became 100% vested. Option holders received the Merger Consideration for each share of Holdings Common Stock into which such Options were exercisable immediately prior to the Effective Time, less the exercise price of such Options. Stock Unit holders received the Merger Consideration for each share of Holdings Common Stock into which such Stock Units were exercisable immediately prior to the Effective Time. Such Options and Stock Units issued and outstanding immediately prior to the Effective Time were canceled and extinguished immediately prior to the Effective Time. As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company.

      The total amount paid on consummation of the Merger was approximately $258.7 million, consisting of approximately $245.2 million for the payment of the Merger Consideration to the current holders of all shares of Holdings Common Stock and approximately $13.5 million for the payment of the Merger Consideration to the holders of Options and Stock Units. Approximately $109.7 million of the total Merger Consideration was funded by the Equity Contribution, with the remainder (approximately $149.0 million) being funded from the proceeds of the Offering and borrowings under the New Credit Facilities. See "Use of Proceeds" and "--The Financing."

      The Merger Agreement was approved and adopted by the holders of a majority of the outstanding shares of Holdings Common Stock at a stockholders meeting on March 2, 1998. In connection with the Merger Agreement, holders of approximately 20% of the outstanding shares of Holdings Common Stock had prior to such stockholders meeting executed the Voting Agreement agreeing to vote in favor of the Merger.

      The closing of the Offering was contingent upon the consummation of the Merger and the New Credit Facilities. The Existing Debt Securities tendered in the Tender Offers were accepted for payment immediately after the consummation of the Merger.

The Tender Offers

      In connection with the Merger, (i) PMI offered to purchase for cash any and all of the outstanding Existing PMI Senior Subordinated Notes, guaranteed by Holdings, of which $190.0 million in aggregate principal amount was outstanding as of the date of the Offering, and (ii) Holdings offered to purchase for cash any and all of the outstanding Existing Holdings Discount Debentures, of which $109.4 million in aggregate principal amount at maturity was outstanding as of the date of the Offering. Pursuant to an Offer to Purchase and Consent Solicitation Statement (the "Statement"), the Tender Offers were commenced on February 9, 1998 and expired on March 12, 1998, the date of the consummation of the Merger.

      In conjunction with the Tender Offers for the Existing Debt Securities, PMI and Holdings solicited consents of registered holders of the applicable series of Existing Debt Securities to certain Proposed Amendments to eliminate substantially all of the restrictive covenants in the indentures under which the applicable series of Existing Debt Securities were issued, in order to increase the financial flexibility of PMI and Holdings after consummation of the Transactions. The Proposed Amendments became operative immediately following the consummation of the Merger when all of the Existing Holdings Discount Debentures and all except $15,000 of the Existing PMI Senior Subordinated Notes were accepted for payment.

      The total consideration paid in connection with the Tender
Offers was approximately $293.5 million.

      The Tender Offers were conditioned upon the receipt by the applicable issuer of tenders from at least a majority in aggregate principal amount outstanding of each of the series of Existing Debt Securities and delivery of the related consents, the execution of supplemental indentures with respect to the Proposed Amendments, the receipt of necessary financing to close the Tender Offers (including pursuant to the Offering), the consummation of the Merger and the satisfaction of certain general conditions.

The Financing

      In addition to the sale of the Notes, PMI satisfied the cash funding requirements of the Merger and the Tender Offers, additional working capital and other capital requirements through the following: (i) the Equity Contribution by Koch Agriculture of $109.7 million to Merger Sub and (ii) the New Credit Facilities, consisting of $9.9 million of senior secured borrowings under the New Revolving Credit Facility providing for up to $100.0 million in revolving loans, $40.0 million of which may be used for letters of credit, and borrowings of $200.0 million under the Tranche A Term Loan and Tranche B Term Loan, each providing for $100.0 million for a seven-year and nine-year period, respectively. For a description of the New Revolving Credit Facility and the Term Loans, see "Description of Certain Indebtedness."

      The following table sets forth the sources and uses of funds in connection with the Transactions as they occurred on March 12, 1998:

                                                       Amount
                                                    (In millions)
                                                    -------------
Sources of Funds:
  New Credit Facilities:
    New Revolving Credit Facility(a)..............   $   9.9
    Term Loans(b).................................     200.0
  Notes offered hereby............................     350.0
  Equity Contribution to Holdings(c)..............     109.7
                                                     -------

       Total sources..............................   $ 669.6
                                                     =======

Uses of Funds:
  Purchase price for equity of Holdings(d)........    $258.7
  Repayment of existing indebtedness(e)...........     385.5
  Other payments, fees and expenses(f)............      25.4
                                                      ------
       Total uses.................................    $669.6
                                                      ======

-------------------
(a) The Company had $90.1 million of additional availability under the New Revolving Credit Facility. See "Description of
    Certain Indebtedness."

(b) Represents borrowing in full of the $100.0 million Tranche A
    Term Loan and the $100.0 million Tranche B Term Loan. See
    "Description of Certain Indebtedness."

(c) Reflects a contribution to the equity capital of Holdings by Koch Agriculture.

(d) Includes $245.2 million of cash proceeds paid to holders of Holdings Common Stock and $13.5 million of cash proceeds paid to holders of Options to purchase Holdings Common Stock and Stock Units exercisable for Holdings Common Stock.

(e) Includes approximately $90.5 million and approximately $203.0 million, respectively, required to fund the consummation of the Tender Offers and the Consent Solicitations for the Existing Holdings Discount Debentures and the Existing PMI Senior Subordinated Notes, respectively. In addition, includes approximately $92.0 million used to repay other outstanding debt, consisting of approximately $17.4 million of outstanding Industrial Revenue Bonds which were repaid following the consummation of the Merger and approximately $74.6 million used to repay an existing senior term loan. At March 12, 1998, the Industrial Revenue Bonds had a weighted average interest rate of 3.8% and were scheduled to mature in part in 2020 and in full by 2022; the existing senior term loan, with a 7.5% average interest rate, was scheduled to mature in 2000.

(f) Fees and expenses include (i) the Initial Purchasers' discount and other fees and expenses of the Offering, (ii) financial consulting service fees to TSG of $6.5 million, and reimbursement of expenses to TSG and (iii) fees and expenses incurred in connection with the Transactions, including bank fees, legal fees and accounting fees. See "Certain Relationships and Related Transactions."

                          USE OF PROCEEDS

      There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in the indebtedness of the Company.

                         KOCH AGRICULTURE


      In connection with the Merger, Koch Agriculture, the equity sponsor, made a cash equity investment of $109.7 million in the common stock of Merger Sub. As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company. Koch Agriculture is a wholly owned subsidiary of Koch Industries, which is one of the largest privately held corporations in the United States. Koch Industries, based in Wichita, Kansas, has annual revenues in excess of $35 billion and, together with its subsidiaries, employs over 13,000 people worldwide. Koch Agriculture and its affiliates are involved in many aspects of the agriculture industry including cattle feeding and meat production, the production and distribution of fertilizers, agricultural commodity risk management and wheat production and flour milling.


      Koch Beef Company, a division of Koch Agriculture, engages in beef production on ranches and in feedyards. Encompassing over 450,000 acres, Koch Beef Company is one of the top ten calf producers in the United States. In addition, Koch Beef Company is the tenth largest cattle feeding operator in the United States, with a one-time feeding capacity of 160,000 head.

      Koch Nitrogen Company, an affiliate of Koch Agriculture, participates in the production, trading and distribution of fertilizer and other agriculture chemicals. Koch Nitrogen Company produces over one million metric tons of ammonia per year (which accounts for approximately 6.5% of total U.S. production) at its production facility in Sterlington, Louisiana. Another subsidiary of Koch Industries owns and operates the largest ammonia pipeline in the United States, consisting of approximately 2,000 miles of pipeline stretching from the Gulf Coast to the upper Midwest.

      In addition to its agricultural operations, Koch
Industries, together with its subsidiaries, is involved in virtually all phases of the oil and gas industry, as well as in chemicals, chemical technology products, energy services, asphalt products, metals and mineral services, real estate and financial investments.


      None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) are parties to the Indenture or responsible for, or guarantors of, any payments or other claims in respect of the Notes or the Indenture.


      The principal executive offices of Koch Agriculture and Koch Industries are located at 4111 E. 37th Street North,
Wichita, Kansas 67220, and its telephone number is (316)
828-5500.

                          CAPITALIZATION

      The following table sets forth as of March 31, 1998 the actual unaudited consolidated capitalization of the Company. See "The Transactions," "Use of Proceeds," "Description of the New Notes" and "Description of Certain Indebtedness." This table should be read in conjunction with the "Unaudited Pro Forma Financial Data," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                         As of
                                                     March 31, 1998
                                                     --------------
                                                         Actual
                                                     --------------
                                                     (In millions)
Total debt (including current portion):
   New Revolving Credit Facility(a) ...............  $    6.9
   Term Loans .....................................     200.0
   Existing PMI Senior Subordinated Notes(b) ......       --
   The Notes ......................................     350.0
   Other debt .....................................       0.3
                                                       ------
        Total debt ................................     557.2
Stockholder's equity:
   Common stock and paid-in capital ...............     109.3
   Retained earnings ..............................       0.1
                                                       ------
        Total stockholder's equity ................     109.4
                                                       ------
           Total capitalization ...................  $  666.6
                                                       ======

---------------
(a) The Company has $81.5 million of additional availability under the New Revolving Credit Facility. See "Selected
    Historical Consolidated Financial Data" and "Description of
    Certain Indebtedness."

(b) $15,000 of the Existing PMI Subordinated Notes were not tendered for payment and remain outstanding.

                UNAUDITED PRO FORMA FINANCIAL DATA


      As a result of the Merger, each share of Holdings Common Stock outstanding immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash equal to $540 per share (the Merger Consideration). In addition, Option holders received the Merger Consideration for each share of Holdings Common Stock into which such Options were exercisable immediately prior to the Effective Time, less the exercise price of such Options, and Stock Unit holders received the Merger Consideration for each share of Holdings Common Stock into which such Stock Units were exercisable immediately prior to the Effective Time. Such Options and Stock Units issued and outstanding immediately prior to the Effective Time were canceled and extinguished immediately prior to the Effective Time. The total amount paid on consummation of the Merger was approximately $258.7 million, consisting of approximately $245.2 million for the payment of the Merger Consideration to the current holders of all shares of Holdings Common Stock and approximately $13.5 million for the payment of the Merger Consideration to the holders of Options and Stock Units. Approximately $109.7 million of the total Merger Consideration was funded by the Equity Contribution from Koch Agriculture, with the remainder (approximately $149.0 million) of the Merger Consideration and the Tender Offers being funded from the proceeds of the Offering and borrowings under the New Credit Facilities. See "Use of Proceeds" and "The Transactions--The Financing." As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company. The March 31, 1998 historical balance sheet included in this Prospectus reflects the consummation of the Transactions. See Note 1 of Notes to Consolidated Financial Statements for the period ended March 31, 1998 for a discussion of the Transactions


      The following unaudited pro forma financial data (the "Pro
Forma Financial Data") present the pro forma consolidated statement of operations of the Company for the year ended
December 31, 1997 and the three-month period ended March 31, 1998 as if the Transactions had been consummated on January 1, 1997 and January 1, 1998, respectively.

      The Pro Forma Financial Data are based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Company believes that such assumptions are reasonable. The Pro Forma Financial Data do not purport to represent what would actually have been included in the Company's financial statements at such dates had the Transactions occurred as of the dates assumed or to project the Company's results of operations at any future date or for any future period. The Pro Forma Financial Data should be read in conjunction with "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the accompanying notes thereto appearing elsewhere in this Prospectus.

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               For the Year Ended December 31, 1997

                                                       Pro Forma
                                         Historical    Adjustments  Pro Forma
                                         ----------    -----------  ---------
                                                  (Dollars in millions)


Net sales.............................   $1,128.4                    $1,128.4
Cost of products sold.................      938.5      $2.5 (a)         939.7
                                                       (0.5)(b)
                                                       (0.8)(c)
                                        ----------   ------------   ----------

           Gross Profit...............      189.9      (1.2)            188.7

Other costs and expenses:
      Marketing, distribution and
         advertising..................       87.3       0.2 (a)          86.5
                                                       (0.4)(b)
                                                       (0.6)(c)
      General and administrative......       30.2       0.2 (a)          45.1
                                                       (0.1)(b)
                                                       (0.2)(c)
                                                       15.0 (d)
      Amortization of intangibles.....       20.6      (0.1)(e)          20.5
      Research and development........        7.2       0.1 (a)           7.3
      Provision for plant closings
         and asset impairments........        4.4                         4.4
      Other (income) expenses-net.....       (4.5)                       (4.5)
                                        ----------   ------------   ----------


           Operating income...........       44.7     (15.3)             29.4
Interest expense......................       32.6      16.1 (f)          48.7
                                        ----------   ------------   ----------

           Income (loss) before
              income taxes............       12.1     (31.4)            (19.3)
Provision (benefit) for income taxes..        5.2     (10.3)(g)          (5.1)
                                        ----------   ------------   ----------

           Net income (loss)..........    $   6.9    $(21.1)         $  (14.2)
                                        ==========   ============   ==========

Other Data:
EBITDA................................   $   99.2                    $  100.8
EBITDA/Interest expense...............       3.0x                        2.1x
Total depreciation and amortization...   $   49.6                    $50.8(h)
Capital expenditures..................       29.7                        29.7
Total feed shipments (thousands of
   tons)..............................      4,706                       4,706
Average feed IOIC ($ per ton).........   $  65.08                    $  65.08
                                        ----------   ------------   ----------

Total feed IOIC ($ millions)..........   $  306.3                    $  306.3

Selected Ratios:
Ratio of earnings to fixed charges....      1.36x
Deficiency of earnings to
   cover fixed charges................                                   19.3

      See accompanying notes.


     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
             For the Three Months Ended March 31, 1998

                                                  Historical
                                     ----------------------------------
                                                               Three
                                    January 1    March 13      Months     Pro
                                       to           to         Ended     Forma
                                    March 12,    March 31,     March     Adjust-       Pro
                                      1998          1998      31, 1998   ments        Forma
                                    ---------    ----------  ---------   -------      -----
                                                       (Dollars in millions)



Net sales.........................   $  214.3    $ 52.8    $  267.1                  $  267.1
Cost of products sold.............      176.7      42.9       219.6     $ 0.3 (a)       219.8
                                                                         (0.1)(c)
                                     ---------   -------   ---------   ----------   ----------

     Gross Profit.................       37.6       9.9        47.5      (0.2)           47.3

Other costs and expenses:
     Marketing, distribution and
        advertising...............       17.5       4.8        22.3                      22.3
     General and administrative...       22.1       0.9        23.0       0.1 (a)        23.1
     Amortization of intangibles..        4.0       0.8         4.8       0.3 (e)         5.1
     Research and development.....        1.4       0.3         1.7                       1.7
     Other (income) expenses-net..        --        0.1         0.1                       0.1
                                     ---------   -------   ---------   ----------   ----------

     Operating income (loss)......       (7.4)      3.0        (4.4)     (0.6)           (5.0)
Interest expense..................        6.1       2.8         8.9       3.2 (f)        12.1
                                     ---------   -------   ---------   ----------   ----------

     Income (loss) before income
        taxes.....................      (13.5)      0.2       (13.3)     (3.8)          (17.1)
Provision (benefit) for income
   taxes..........................       (5.0)      0.1        (4.9)     (1.0)(g)        (5.9)
                                     ---------   -------   ---------   ----------   ----------

     Net income (loss)............   $   (8.5)   $  0.1    $   (8.4)    $(2.8)       $  (11.2)
                                     =========   =======   =========   ==========   ==========

Other Data:
EBITDA............................                         $   23.5                  $   23.6
EBITDA/Interest expense...........                             2.6x                      2.0x
Total depreciation and
   amortization...................                         $   12.4                  $   12.8 (h)
Capital expenditures..............                              4.3                       4.3
Total feed shipments
   (thousands of tons)............                            1,197                     1,197
Average feed IOIC ($ per ton).....                         $  63.28                 $   63.28
                                     ---------   -------   ---------   ----------   ----------

Total feed IOIC ($ millions)                               $   75.8                  $   75.8

Selected Ratios:
Deficiency of earnings to
   cover fixed charges............                             13.3                      17.1


      See accompanying notes.

 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       (Dollars in millions)

      (a) Reflects the adjustment to depreciation resulting from the preliminary purchase price allocation and the change in the estimated useful lives of the corresponding property. Pro forma depreciation is calculated based on estimated useful lives which range from 3 to 30 years.


      (b) Reflects the termination of the ESOP to satisfy a condition to closing of the Merger Agreement and the resulting decrease in compensation expense for the increase in value over cost of Holdings Common Stock allocated to participants in the ESOP.

      (c) Reflects the reduction in post-retirement health care costs to satisfy a condition to closing of the Merger Agreement.


      (d) Reflects the payment of management bonuses, payments to holders of Options and Stock Units plus related payroll taxes in connection with the Merger.

      (e) Reflects the adjustment to intangible asset amortization resulting from the preliminary purchase price allocation based on the estimated useful lives of the related assets. Pro forma amortization of identifiable intangible assets is calculated based on estimated useful lives which range from 5 to 15 years and is $13.9 and $3.4 for the year ended December 31, 1997 and the three-month period ended March 31, 1998, respectively. Amortization of goodwill is calculated based on an estimated useful life of 40 years and is $6.6 and $1.7 for the year ended December 31, 1997 and the three-month period ended March 31, 1998, respectively.

      (f) Reflects interest expense related to the borrowings under the New Revolving Credit Facility, the Term Loans and the issuance of the Notes.

      The following table summarizes the pro forma adjustment to interest expense.


                                                             Three Months
                                                Year Ended      Ended
                                               December 31,    March 31,
                                                   1997         1998
                                               ------------  ------------
Pro forma interest expense:
       New Revolving Credit Facility .........   $   0.7      $   0.2
       Term Loans ............................      15.3          3.8
       The Notes .............................      31.5          7.9
       Amortization of debt issuance costs           1.2          0.3
                                                 --------     --------

Pro forma interest expense ...................      48.7         12.2
Historical interest expense ..................      32.6          9.0
                                                 --------     --------

Net interest expense adjustment ..............   $  16.1      $   3.2
                                                 --------     --------


      For purposes of the pro forma statements of operations, the effective annual interest rate on the New Revolving Credit
Facility is assumed to equal 7.5%.

      For purposes of the pro forma statements of operations, the effective annual interest rate on the Term Loans is assumed to equal 7.625%.

      For purposes of the pro forma statements of operations, the effective annual interest rate on the Notes is 9.0%.

      A 0.125% change in the interest rates payable on the outstanding balance under the New Revolving Credit Facility and the Term Loans would change annual interest expense by $0.3 before the effect of income taxes.

      (g) Income tax adjustments have been calculated using a combined state and federal statutory income tax rate of approximately 39.2%.

      (h) Reflects the decrease in amortization of deferred financing costs from $2.9 to $1.2 for the year ended December 31, 1997 and the decrease from $0.6 to $0.3 for the three-month period ended March 31, 1998.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets forth selected historical consolidated financial data of the Company. The historical unaudited financial data presented below as of and for the three-month period ended March 31, 1997, the seventy-one-day period ended March 12, 1998 and as of and for the nineteen-day period ended March 31, 1998 were derived from interim consolidated financial statements of the Company as of such dates which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data and which have been prepared in accordance with the same accounting principles followed in the presentation of the Company's audited financial statements for the fiscal year ended December 31, 1997. Operating results for the three months ended March 31, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The selected historical consolidated financial data set forth below for the years ended December 31, 1995, 1996 and 1997 have been derived from the Consolidated Financial Statements of the Company included elsewhere herein, which have been audited by Deloitte & Touche LLP, independent auditors. The historical consolidated financial data set forth below for the periods ended August 31, 1993 and December 31, 1993 and for the year ended December 31, 1994 have been derived from historical audited consolidated financial statements of the Company not included in this Prospectus. Financial statements of the Company for the four months ended December 31, 1993 and for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, and financial statements for the eight months ended August 31, 1993 have been audited by other independent auditors. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and related notes and other financial information included elsewhere in this Prospectus.


                                           Eight      Four
                                          Months     Months
                                           Ended     Ended
                                          August    December
                                            31,        31,                     Year Ended December 31,
                                           1993       1993      1994        1995        1996          1997
                                         --------   --------    ----        ----        ----          ----
                                                                                (Dollars in millions)

Operating Data(a):
Net sales ...........................     $594.9    $368.7    $1,016.4    $1,047.2    $1,212.2    $1,128.4
Cost of products sold ...............      496.0     302.6       843.9       863.2     1,035.9       938.5
                                          ------    ------    --------    --------    ---------   --------

           Gross profit .............       98.9      66.1       172.5       184.0       176.3       189.9
Other costs and expenses:
Marketing, distribution .............       38.1      21.9        74.2        83.8        84.7        87.3
General and administrative ..........       25.9      13.9        29.2        30.2        31.4        30.2
Research and development ............        3.8       2.4         6.3         6.7         7.0         7.2
                                          ------    ------    --------    --------    ---------   --------

                                            67.8      38.2       109.7       120.7       123.1       124.7
Provision for asset write-offs(b) ...        --        --          --          --         14.0         4.4
Other expense (income)-net(c) .......       (1.5)      0.3         0.7         0.1       (10.6)       (4.5)
Amortization of intangibles .........        4.4       7.1        17.1        18.6        19.5        20.6
                                          ------    ------    --------    --------    ---------   --------

                                            70.7      45.6       127.5       139.4       146.0       145.2
                                          ------    ------    --------    --------    ---------   --------

Operating income (loss) .............       28.2      20.5        45.0        44.6        30.3        44.7
Interest expense ....................        3.4      10.3        34.0        37.5        35.7        32.6
                                          ------    ------    --------    --------    ---------   --------

Income (loss) before income taxes ...       24.8      10.2        11.0         7.1        (5.4)       12.1
Provision (benefit) for income taxes        10.0       4.0         4.9         4.0        (0.6)        5.2
                                          ------    ------    --------    --------    ---------   --------

Net income (loss) ...................      $14.8      $6.2        $6.1        $3.1       $(4.8)       $6.9
                                          ======    ======    ========    ========    =========   ========


Other Data:
Adjusted EBITDA(d) ..................      $51.4     $35.0       $88.8       $95.0       $93.5       $99.2
Adjusted EBITDA/Interest expense(d)         15.1x      3.4x        2.6x        2.5x        2.6x        3.0x
Total depreciation and
   amortization(e) ..................      $24.1     $15.1       $44.4       $48.1       $50.4       $49.6
Capital expenditures(f) .............       14.7       5.8        21.7        25.5        23.9        29.7
Cash provided (used)-operations .....       46.6      63.1        39.2        50.1        57.6        70.8
Cash provided (used)-investing ......       (6.0)   (419.6)      (22.1)      (82.9)      (22.1)      (29.3)
Cash provided (used)-financing ......      (50.0)    390.5       (28.6)       31.6       (31.5)      (39.3)


Selected Ratios:
Ratio of earnings to fixed
   charges(g)........................      6.90x     1.96x       1.31x       1.18x                   1.36x
Deficiency of earnings to cover
   fixed charges(g) .................                                                      5.4

Balance Sheet Data (at end of
period):
Working capital .....................      $53.5     $11.1        $9.6        $4.0       $21.1       $28.8
Property, plants and equipment,
   net...............................      261.6     261.3       256.4       266.8       250.6       243.7
Total assets ........................      494.6     591.3       563.9       632.2       606.1       581.9
Total long-term debt ................      117.6     334.3       306.2       338.3       319.1       282.3
Stockholder's equity ................      235.2      85.5        86.6        79.2        68.7        50.4


                                           Three
                                           Months    January
                                           Ended       1 to     March 13
                                          March 31,  March 12,  to March
                                            1997       1998     31, 1998
                                          --------   --------   --------
                                               (Dollars in millions)

Operating Data(a):
Net sales ...........................     $284.5    $214.3     $52.8
Cost of products sold ...............      238.0     176.7      42.8
                                          ------    -------   --------

           Gross profit .............       46.5      37.6      10.0
Other costs and expenses:
Marketing, distribution .............       20.2      17.5       4.8
General and administrative ..........        6.9      22.1       0.9
Research and development ............        1.6       1.4       0.3
                                          ------    -------   --------

                                            28.7      41.0       6.0
Provision for asset write-offs(b) ...        --        --        --
Other expense (income)-net(c) .......       (1.6)      --        0.1
Amortization of intangibles .........        4.7       4.0       0.9
                                          ------    -------   --------

                                            31.8      45.0       7.0

Operating income (loss) .............       14.7      (7.4)      3.0
Interest expense ....................        8.4       6.1       2.8
                                          ------    -------   --------

Income (loss) before income taxes ...        6.3     (13.5)      0.2
Provision (benefit) for income taxes         3.2      (5.0)      0.1
                                          ------    -------   --------
Net income (loss) ...................       $3.1     $(8.5)     $0.1
                                          ------    -------   --------

Other Data:
EBITDA(d) ...........................      $26.2     $18.2      $5.3
EBITDA/Interest expense(d) ..........        3.1x      3.0x      1.9x
Total depreciation and
   amortization(e) ..................      $12.1     $10.1      $2.3
Capital expenditures(f) .............        3.6       3.7       0.6
Cash provided (used)-operations .....        6.9     (37.4)      5.8
Cash provided (used)-investing ......       (3.4)     (4.3)     (1.0)
Cash provided (used)-financing ......       (3.9)    298.6    (287.3)

Selected Ratios:
Ratio of earnings to fixed
   charges(g)........................        1.72x               1.07
Deficiency of earnings to cover
   fixed charges(g) .................                 13.5

Balance Sheet Data (at end of
period):
Working capital .....................      $31.6               $37.8
Property, plants and equipment,
   net...............................      244.3               267.5
Total assets ........................      582.1               791.9
Total long-term debt ................      315.2               550.3
Stockholder's equity ................       72.0               109.4


-----------------
(a) The Company's statement of operations data include the operating results of Golden Sun Feeds, Inc. since
    March 15, 1995.

(b) Provision for asset write-offs represents the noncash write-down of net book value of closed facilities and the write-down of other assets to net realizable value. During 1996, the Company closed seven feed plants and recorded a corresponding loss of $14.0 million. The

    1997 charges relate to the write-down of the value of a feed supply agreement.

(c) Other expense (income)-net includes profit or loss on marketing agreements and the production of eggs, hogs and turkeys, interest income on customer accounts, fee income for various agricultural services, equity income of less than 50% owned subsidiaries and other costs or revenues. The marketing agreements and the production of eggs, hogs and turkeys resulted in income of $0.8 million for the eight months ended August 31, 1993 and losses of $1.1 million, $4.1 million, $2.6 million, $0.5 million and $1.1 million in the four months ended December 31, 1993 and the years, 1994, 1995, 1996 and 1997, respectively, and $0.4 million profit, $0.7 million loss and $0.5 million loss in the three-month period ended March 31, 1997, the seventy-one-day period ended March 12, 1998 and the nineteen-day period ended March 31, 1998, respectively. The 1996 amount also includes the proceeds received in settlement of a claim for excess charges on raw material purchases in prior years and the profit on the sale of the Company's bromethaline inventory and related trademark and other rights.

(d) Adjusted EBITDA as used in this Prospectus consists of earnings before interest, income taxes, depreciation, amortization, gains or losses on fixed asset dispositions or write-downs, noncash compensation expense related to Stock Units and the increase in value over cost of Holdings Stock allocated to participants in the ESOP and extraordinary gains, losses or expenses. Adjusted EBITDA approximates EBITDA as defined in the Indenture, which is used to calculate various ratios and financial covenants in the Indenture. See "Description of the New Notes." Adjusted EBITDA is presented because it may be used by investors as a financial indicator of the Company's ability to service or incur indebtedness. Detail regarding calculation of Adjusted EBITDA is presented in the following table:


                                                                                             January    January
                                                                                              1 to       1 to       March 13 to
                                                                                             March 31,  March 12,    March 31,
                                                           1994     1995     1996     1997     1997       1998         1998
                                                           ----     ----     ----     ----  ----------  ---------   ----------

Operating income ....................................     $45.0    $44.6    $30.3    $44.7    $14.7     $(7.4)         $3.0
Depreciation and amortization .......................      44.4     48.1     50.4     49.6     12.1      10.1           2.3
Amortization related to deferred
financing costs .....................................      (4.2)    (3.7)    (3.3)    (2.9)    (0.8)     (0.6)          --
Losses related to asset dispositions ................       1.4      2.0     15.0      5.9      --        0.2           --
Noncash ESOP valuation charge and
Stock Units expense..................................       2.2      4.0      1.1      1.9      0.2       --            --
Nonrecurring charge-management bonuses ..............       0.0      0.0      0.0      0.0      --       15.9           --
                                                          -----    -----    -----    -----    -----     -----          -----

Adjusted
EBITDA ..............................................     $88.8    $95.0    $93.5    $99.2    $26.2     $18.2          $5.3





     Adjusted EBITDA is not a measure of financial performance determined in accordance with generally accepted accounting principles, should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity, and is not necessarily comparable to similarly titled measures of other companies.


(e)  Total depreciation and amortization includes $0.7
     million, $4.2 million, $3.7 million, $3.3 million, $2.9 million and $1.2 million in amortization related to deferred financing costs and is included in interest expense for the four months ended December 31, 1993 and the years 1994, 1995, 1996 and 1997, respectively, and $0.8 million and $0.6 million for the three-month period ended March 31, 1997 and the seventy-one-day period ended March 12, 1998, respectively. No amortization related to deferred financing costs existed for the eight months ended August 31, 1993 or the nineteen-day period ended March 31, 1998.

(f) Capital expenditures includes expenditures for capital asset replacement, cost reductions, regulatory compliance, and quality and service projects and capital spending projects designed to increase manufacturing, warehousing, transportation or other capacity or otherwise increase sales volume and excludes $0.7 million allocated to goodwill in 1997.

(g) For purposes of computing these ratios and amounts, earnings consisted of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on debt, amortization of financing costs and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expenses.

               MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity of the Company during the three-month periods ended March 31, 1997 and 1998, and the three-year period ended December 31, 1997. This discussion should be read in conjunction with the unaudited consolidated financial statements of the Company for the three-month periods ended March 31, 1997 and 1998 and the audited consolidated financial statements of the Company for the three-year period ended December 31, 1997 and notes thereto included elsewhere in this Prospectus.

Overview

      The feed industry generally prices products on the basis of aggregate ingredient cost plus a dollar based margin, rather than a gross margin percentage. As ingredient prices fluctuate, the changes are generally passed on to customers through weekly changes in the Company's price lists. Feed tonnage, total income over ingredient cost ("IOIC") (which is equal to net sales minus cost of ingredients) and gross profit dollars (IOIC less manufacturing costs), rather than sales dollars, are the key indicators of performance because of the distortions in sales dollars caused by changes in commodity prices, as well as changes in product mix between complete feed and concentrate products, to which customers add their own base ingredients such as corn and other grains.


      When the price of grains has been relatively high, more of the Company's customers have tended to purchase complete rations and the Company's sales volume has been higher. When the price of grains has been relatively low, more of the Company's customers have tended to use their own grains and mix them with the Company's concentrate products, resulting in lower sales tonnage volume but higher overall unit margins. While the mix of complete and concentrate product sales varies from period to period depending on grain prices, the offsetting effects of volume and unit margins have tended to stabilize total IOIC and gross profit dollars. Consequently, the Company's total IOIC and gross profit dollars have remained relatively stable over the past decade. The Company's diversification across a broad range of different animal species and geographic regions has also contributed to this stability. When market prices for live animals and animal products are low, animal producers may reduce production and search for lower-cost feed alternatives. The Company maintains a line of economy products while emphasizing the relative value of its high-performance, value-added products.

      The Company expects the U.S. feed industry to further consolidate in the years ahead. Although the total volume of processed feed sold into the commercial market segment may decline, larger producers are tending to purchase products with lower inclusion rates and higher margins. As they grow larger, these producers are typically better able to measure performance differences and make sound economic decisions regarding nutrition and management programs. Competition in the industry occasionally limits the Company's ability to pass ingredient price increases on to its customers; however, management believes that the Company's knowledge of the nutritional value of ingredients and its sophisticated least-cost formulation system enable the Company to provide products that meet its nutritional standards and maintain product quality while minimizing product cost. In addition, the Company believes that its strong leadership position in research and technology will enable it to grow its total IOIC from the commercial market segment more effectively than others in the feed industry.

      Competition in the industry has caused the Company and some of its competitors to develop market and production risk arrangements for their customers to promote sales. The Company does not enter into these types of arrangements as a primary strategy, but has entered into several production and marketing joint venture arrangements with its animal production customers. At December 31, 1997 and March 31, 1998, the Company's investment in such joint ventures was approximately $2.3 million and $1.9 million, respectively. In addition, the Company offers various financing programs to its dealers and customers. See "--Loan Guarantees."


      The outlook for the horse and retail specialty market is positive. The Company believes that owners of horses, pets and other companion animals make buying decisions based on different criteria than commercial producers. Typically, brand awareness, quality and convenience are important. As more people migrate to "ruralpolitan" areas and disposable incomes increase, the Company believes that its high margin horse and retail specialty product lines will continue to grow. The Company believes that its brand recognition, coupled with the most extensive retail dealer network in the country, position the Company well to capitalize on the anticipated growth in this market segment.

      The Company regularly reviews the performance of its facilities to attempt to optimize overall capacity and maximize profits. As a result, in 1996 the Company made a decision to discontinue all manufacturing operations at seven facilities and recorded a loss provision for plant closings of $14.0 million. Except for an estimated $0.8 million of demolition costs, the loss represents a noncash cost that is estimated to reduce overall cash operating costs by approximately $2.0 million annually. See Note 4 of Notes to Consolidated Financial Statements for a further discussion of the plant closings.

      On March 15, 1995, the Company acquired all of the outstanding capital stock of Golden Sun Acquisition Company
("Golden Sun"). Golden Sun is the parent company of Golden Sun
Feeds, Inc. and its wholly owned

subsidiaries. The consideration for the acquisition, including applicable fees, consisted of $62.0 million in cash; 15,000 shares of Holdings Common Stock; and additional payments to be made to the Golden Sun shareholders during the five years following closing. The additional payments are based on the volume of sales, up to a specified cumulative maximum amount, made pursuant to a supply agreement with a customer during the five-year period. See Note 5 of Notes to Consolidated Financial Statements for a further discussion of this feed supply agreement. No additional payments were made in 1997 and none are expected to be made in the future. All funds required to consummate the acquisition were borrowed under the Company's existing credit arrangements (the "Existing Credit Agreement"). The Company's statement of operations data reflect the operating results of Golden Sun since March 15, 1995.


      As a result of the March 12, 1998 acquisition by Koch Agriculture, a wholly owned subsidiary of Koch Industries, the Company expects to realize certain benefits in areas of commodity purchasing, technology and operations. The Company has entered into an exclusive commodity purchasing agreement with a division of Koch Agriculture in connection with which it has transferred all of its commodity purchasing operations to Koch Agriculture. The Company believes it will benefit from lower overall commodity prices as a result of this arrangement. See "Business--Business Strategy." In addition, the Company has entered into an agreement with a subsidiary of Koch Agriculture permitting the Company to use its patented Jet-Pro(R) dewatering technology at selected facilities of the Company. The Jet-Pro(R) technology is expected to enable the Company to identify and create potential new substitute or complementary feed ingredients and thereby help to decrease total ingredient costs for the Company. See "Business--Business Strategy."


Results of Operations

      Three Months Ended March 31, 1998 Compared to Three Months
Ended March 31, 1997

      Due to overall lower commodity prices, net sales decreased 6.1% from the 1997 period. However, gross profit remained fairly constant totaling $47.5 million for the three-month period ended March 31, 1998, versus $46.5 million for the comparable 1997 period. Overall volume was 1.20 million tons during the first quarter of 1998, a 1.0% increase from the 1997 period. Average IOIC per ton was $63.28, a 1.2% decrease from the three-month period ended March 31, 1997, primarily as a result of a decrease in beef cattle IOIC.

      Beef cattle tons increased 3.6% over the 1997 period due to increased sales in the feedlot business. However, IOIC decreased 4.0% due to lower ingredient profits and intense competition for the cattle feed business. Dairy cattle tons decreased 4.3% due to some product mix switch to concentrates and excellent pasture conditions. Dairy IOIC decreased 3.9% due primarily to the decrease in volume. Hog volume was consistent with the 1997 period, however, IOIC increased 3.5% due to a product mix switch to concentrates.

      Horse volume and IOIC increased 9.0% and 8.3%, respectively over the 1997 period. The success in growing this business was the result of aggressive promotion of products. Laying chicken and meatbird volume increased 4.5% over 1997 but IOIC decreased 4.6% due to increased sales of lower margin duck feed. Specialty and other volume and IOIC decreased 1.1% and 0.3%, respectively, from 1997.

      Cost of products sold decreased $18.4 million, or 7.7% from 1997, due primarily to the $18.2 million decrease in ingredient costs. Manufacturing expenses remained consistent with the 1997 period as overall volume remained constant. Marketing, distribution and advertising costs increased $2.2 million from 1997 due primarily to an increase in the sales force and costs associated with the roll out of the America's Country Stores. General and administrative expenses increased $16.1 million due primarily to the $15.9 million of compensation paid to management and holders of Options and Stock Units as a part of the Merger. Amortization of intangibles and research and development costs remained consistent with the 1997 period.

      Other income, net for the three-months ended March 31, 1998 related to service fees for swine and dairy management and marketing arrangements and profit or loss on the production of eggs, hogs and turkeys. The decrease in other income of $1.7 million was primarily attributed to a decrease of $1.6 million on the production of eggs, hogs and turkeys. This decrease is due to the decline in the market price for hogs and eggs.

      Interest expense for 1998 increased $0.6 million as a result of the increase in the outstanding debt due to the New Credit Facility and the Senior Subordinated Notes due 2010. The Company's effective income tax rate exceeded the statutory rate in 1997 due to amortization of goodwill not being allowed as a tax deduction. The deferred tax assets are fully realizable and no allowance is deemed necessary based on the Company's analysis and its history of significant operating profits.

      Year Ended December 31, 1997 Compared to Year Ended
December 31, 1996

      Due to overall lower commodity prices, net sales decreased 6.9% in 1997. However, gross profit increased $13.6 million in 1997, or 7.7% over 1996. Overall volume was 4.71 million tons for the year ended December 31, 1997, a 5.6% decrease from 1996. The decrease in volume was attributable to a decrease in animal numbers, a switch to more concentrates and consolidation in the hog industry. Average feed IOIC per ton was $65.08 for 1997, an 8.1% increase over the year ended December 31, 1996. The increase in average feed IOIC per ton was attributable to a shift to the purchase of concentrates and improved higher value products.

      For 1997, beef cattle tons decreased 6.7% from 1996 due primarily to reduced animal numbers and excellent pasture conditions. However, IOIC increased 2.7% as customers switched to improved higher value products with higher margins. Dairy cattle tons decreased 8.9% from 1996 to 1997, though IOIC actually increased as a result of some product mix switch to concentrates. Hog volume decreased 10.4% with IOIC also decreasing 4.3%. This decrease in hog volume and IOIC was primarily attributable to a former customer discontinuing its purchase of feed under a feed supply agreement and continued consolidation in the hog industry.

      Horse volume and IOIC increased 10.6% and 16.3%, respectively, over 1996. The Company's success in continuing to grow this business was the result of the aggressive promotion of these products resulting in an increase in market share. Laying chicken and meatbird volume increased 1.9% over 1996 but IOIC decreased 6.4% due to increased sales of lower margin duck feed. Specialty and other volume decreased 1.8% from 1996, but IOIC increased 2.1% due to a shift in product mix.

      Cost of products sold decreased $97.4 million in 1997, or 9.4% from 1996, due primarily to the $95.1 million decrease in ingredient costs. Manufacturing expenses also decreased $2.3 million due to reduced volume and the cost savings realized as a result of closing seven plants in late 1996. Marketing, distribution and advertising costs increased $2.6 million from 1996 due primarily to an increase in field selling costs. General and administrative expenses decreased $1.2 million due primarily to reduced severance costs and continued emphasis on cost control.

      The increase in amortization of intangibles for 1997 reflected additional amortization related to a decrease in the estimated value of a feed supply contract with a former customer, for which the Company recorded a $4.4 million loss provision in 1997. See Note 5 of Notes to Consolidated Financial Statements for a further discussion of the write-down of the feed supply contract in 1997.

      Research and development costs increased $0.2 million in 1997, or 2.6% from 1996, as the Company continued its emphasis on research and enhancement of products.

      Other income, net for 1997 related to service fees for swine and dairy management and marketing arrangements and the profit or loss on the production of eggs, hogs and turkeys. These service fees, profits and losses for 1997 were comparable to the 1996 amounts except that other income for 1996 also reflected the proceeds received in settlement of claims for excess charges on raw material purchases in prior years and profit on the sale of the Company's bromethaline inventory and related trademark and other rights.

      Interest expense for 1997 decreased as a result of the decrease in outstanding debt, offset partially by the premium paid on the extinguishment of $10.0 million of the Existing PMI
Senior Subordinated Notes.

      The Company's effective income tax rate exceeded the statutory rate in both 1996 and 1997 due to amortization of goodwill not being allowed as a tax deduction. The deferred tax assets are fully realizable and no valuation allowance is deemed necessary based on the Company's analysis and its history of significant operating profits.

      Year Ended December 31, 1996 Compared to Year Ended
December 31, 1995

      During 1996, the Company experienced extreme volatility in commodity prices with some prices breaking all time record highs before declining again later in the year. As a result, 1996 net sales increased 15.8% even though volume decreased 1.9% from the 1995 level to just under 5.0 million tons. Gross profit equaled $176.3 million in 1996, a decrease of 4.1% from the 1995 amount of $183.9 million. Overall average IOIC per ton was $60.23, a modest 0.4% increase over the 1995 amount. The high commodity prices combined with the low market price of cattle resulted in reduced animal numbers, margin pressures and declines in feeding rates in 1996 as compared to 1995.

      Beef cattle tons decreased 7.1% from the 1995 amount due primarily to the reduced animal numbers, which severely impacted third and fourth quarter 1996 volume. Hog volume increased 1.2% over 1995 due primarily to the product mix shift toward complete products. Dairy cattle and poultry tons remained constant as reduced feeding rates were offset by the switch to more complete products. Horse volume continued its recent growth trend with a 6.9% increase, the fifth consecutive year of increase and a new record high in volume. Specialty and other volume decreased 5.7% from 1995 due to reduced animal numbers and feeding rates.

      Cost of products sold increased 20.0% in 1996 from the 1995 amount, reflecting the unusually large increase in commodity prices in 1996. Manufacturing costs decreased 2.1% from the 1995 amount primarily due to the decreased volume. Marketing costs increased $0.9 million due to the inclusion of the Golden Sun sales force for the entire twelve months in 1996. General and administrative expenses increased $1.2 million for 1996, as a $2.8 million increase in bad debt and severance expense more than offset the other overall reduction in administrative costs.

      The increase in amortization of intangibles for 1996 reflected a full year of expense attributable to the intangible assets recorded in the allocation of the purchase price associated with the Golden Sun acquisition, versus only nine and one-half months in 1995. Research and development costs increased $0.2 million in 1996, or 3.5% from 1995, as the Company continued its emphasis in this area for development or enhancement of products.

      Other income, net for 1996 reflected the $3.2 million increase in income over 1995 related to service fees for swine and dairy management, marketing arrangements and the profit or loss on the production of eggs, hogs and turkeys. The increase was attributable to higher prices for the livestock and eggs plus expansion of the Company's service business. Other income, net for 1996 also reflected the 35.1% increase in profitability in the Company's equity in earnings of two joint venture feed manufacturing operations. Finally, the 1996 amount reflected the profit on the sale of the Company's inventory, trademark and other rights associated with a discontinued product line, bromethaline, and the proceeds received in settlement of a claim for excess charges on raw material purchases in prior years.

      Interest expense for 1996 decreased as the Company repaid $27.0 million in term loans. Additionally, the average interest rate on the Company's outstanding debt decreased 0.6% in 1996 as compared to 1995. The Company's effective income tax rate exceeded the statutory rate in both 1996 and 1995 due to the amortization of goodwill not being deductible for tax purposes. The deferred tax assets are fully realizable and no valuation allowance is deemed necessary based on the Company's analysis and its history of significant operating profits.

Seasonality

      The Company's business is seasonal, with a higher percentage of the feed volume sold and earnings generated during the first and fourth quarters of the year. This seasonality is driven largely by weather conditions affecting the Company's cattle product lines. If the weather is particularly cold and wet during the winter, sales of feed for cattle increase as compared with normal seasonal patterns because the cattle are unable to graze under those conditions and have higher nutritional requirements. If the weather is relatively warm during the winter, sales of feed for cattle may decrease as compared with normal seasonal patterns because the cattle may be better able to graze under such conditions. Other product lines are affected marginally by seasonal conditions but these conditions do not materially affect the Company's quarter-by-quarter results of operations.

Liquidity and Capital Resources

      Historical

      For the year ended December 31, 1997, net cash provided by operations before the effects of changes in operating assets and liabilities was $67.4 million, compared to $60.5 million in 1996 and $61.0 million in 1995.


      Net cash used in investing activities, excluding cash paid for acquired businesses, was $29.3 million in 1997, $22.1 million in 1996 and $25.8 million in 1995. These amounts consisted primarily of purchases of property, plant and equipment, which totaled $29.7 million in 1997, $23.9 million in 1996 and $25.5 million in 1995. In 1997, capital expenditures included approximately $14.5 million for construction of new plants in Lubbock, Texas and Hagerstown, Maryland. The 1997 increase in net cash used in investing activities over the 1996 amount was also attributable to costs incurred to date to purchase and implement an enhanced accounting and information reporting system. The Company makes expenditures that it believes are necessary to fulfill its environmental compliance practices. See "Business--Environmental." Capital expenditures for environmental control facilities to maintain compliance with environmental regulations are included in the Company's overall capital budget and, together with other environmental related costs, were less than $1 million in 1997, 1996 and 1995. The 1996 decrease from the 1995 net cash used in investing activities amount reflected the decision to close seven facilities, thereby reducing replacement capital.


      Net cash used by financing activities in 1997 included the repayment under the Existing Credit Agreement of $26.4 million in term loans and the extinguishment of $10.0 million of the Existing PMI Senior Subordinated Notes. Additionally, in 1997 the Company loaned $1.2 million to the ESOP for the purchase of shares of Holdings Common Stock from existing shareholders. In 1996, net cash used in financing included the repayment under the Existing Credit Agreement of $27.0 million in term loans and $6.0 million under the revolving credit facility. Additionally, in 1996, the Company loaned $6.3 million to the ESOP for the purchase of Holdings Common Stock and received proceeds of $8.3 million from the sale of industrial revenue bonds to finance the construction of a new manufacturing facility in Hagerstown, Maryland.

      At December 31, 1997, the Company had $27.6 million in cash and cash equivalents on hand, and approximately $27.9 million (after giving effect to borrowing base limitations) was available for borrowing under the Company's revolving credit facility under the Existing Credit Agreement. The Company operates with a relatively low working capital level because a majority of its sales are made on terms whereby customers receive a 3% discount if payment is received immediately upon shipment of feed products (where approximately 62.8% of the Company's sales are made by such arrangement), and raw ingredients are normally purchased shortly prior to manufacturing and shipment.

      The Company's cash flow generally increases at year end due to seasonally higher volume and programs whereby certain customers prepay feed purchases for the following year. The total of these prepayments was $16.5 million and $17.5 million at December 31, 1997 and 1996, respectively.

      In 1995, net cash provided by financing activities included additional borrowings under the Existing Credit Agreement of $45.0 million in term loans and $15.0 million under the revolving credit facility to finance a portion of the Golden Sun acquisition. Additionally, the Company received proceeds of $9.1 million from the sale of industrial revenue bonds to finance construction of the new manufacturing facility in Statesville, North Carolina. In 1995, the Company also loaned the ESOP $4.0 million to purchase Holdings Common Stock and repaid $9.0 million of the additional borrowings under the revolving credit facility.

      After the Transactions

      For the three months ended March 31, 1998, net cash provided by operations before the effects of changes in operating assets and liabilities was $13.1 million, compared to $13.7 million in the 1997 period. Net cash used in investing activities for purchases of property, plant and equipment and intangible assets was approximately $5.4 million and $3.5 million for the three-month periods ended March 31, 1998 and 1997, respectively. The increase was primarily attributed to an increase in costs associated with the implementation of a new information system and the construction of a new plant in Lubbock, Texas.

      Net cash provided by financing activities in 1998 includes the proceeds from the New Credit Facility of $200.0 million and the proceeds from the Senior Subordinated Notes due 2010 of $350.0 million less the repayment of the Old Senior Term Loan, Senior Subordinated Notes due 2003 and the IRB Loans totaling $294.2 million and the dividend paid to Holdings of $237.2 million. In 1997, net cash used in financing activities included the repayment under the Old Credit Agreement of $3.8 million.

      At March 31, 1998, the Company had $2.1 million in cash and cash equivalents on hand, and approximately $81.5 million was available for borrowing under the Company's New Revolving Credit Facility. The Company operates with a relatively low working capital level because a majority of its sales are made on terms whereby customers receive a 3% discount if payment is received immediately upon shipment of feed products, and raw ingredients are normally purchased just prior to manufacturing and shipment.

      As part of the consummation of the Transactions, the Company entered into the New Credit Facilities. The New Credit Facilities provide for term loans in the aggregate amount of $200.0 million, consisting of a Tranche A Term Loan of $100.0 million and a Tranche B Term Loan of $100.0 million. The New Revolving Credit Facility provides for revolving loans in an aggregate amount of up to $100.0 million, with a $40.0 million sub-limit for letters of credit. The New Revolving Credit Facility will expire in fiscal 2005, the Tranche A Term Loan will mature in fiscal 2005 and the Tranche B Term Loan will mature in fiscal 2007. The Tranche A Term Loan is subject to amortization payments on a quarterly basis of $1.25 million per quarter during the first year, $2.0 million per quarter during the second year, $2.75 million per quarter during the third year, $3.5 million per quarter during the fourth year, $4.25 million per quarter during the fifth year, $5.00 million per quarter during the sixth year and $6.25 million per quarter during the seventh year following the first such payment, which will be due on June 30, 1998. The last payment will be made on the seventh anniversary of the date of the consummation of the Offering. The Tranche B Term Loan will be subject to amortization payments on a quarterly basis of $75,000 for each of the eight successive one-year periods following the first such payment, which will be made on June 30, 1998. The remaining $97.6 million aggregate principal amount of the Tranche B Term Loan is subject to four equal quarterly amortization payments, with the first such payment to be made eight years after June 30, 1998 and the last payment to be made on the ninth anniversary of the date of the consummation of the Offering.

      The Company expects that capital expenditures during fiscal 1998 will be approximately $33.1 million, which includes $6.8 million related to the new accounting and information reporting system. The Company may from time to time be required to make additional capital expenditures in connection with the execution of its business strategies, including expenditures related to its swine integration strategy. The Company plans to fund capital expenditures by using internally generated funds and, if necessary, borrowing capacity under the New Revolving Credit Facility.

      The Company will incur substantially higher interest expense in the future as a result of the issuance of the Notes and borrowings under the New Credit Facilities. As set forth under "Unaudited Pro Forma Financial Data", assuming consummation of the Transactions on January 1, 1997, pro forma interest expense would have been $48.7 million for the year ended December 31, 1997, representing an increase of $16.1 million over the historical amount for the year ended December 31, 1997. Pro forma amortization would have been $20.5 million for the year ended December 31, 1997, representing a decrease of $0.1 million over the historical amount for the year ended December 31, 1997. See "Risk Factors--Substantial Leverage" and "Unaudited Pro Forma Financial Data." The Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, and general corporate purposes, should the Company need to do so, may be affected by cash requirements for debt service.

      The agreements with respect to the Term Loans contain restrictive covenants with respect to the operation of the Company's business. See "Description of Certain Indebtedness."

      Management believes that cash flow from operations and availability under the Term Loans and the New Revolving Credit Facility will provide adequate funds for the Company's foreseeable working capital needs, planned capital expenditures and debt service obligations. The Company's ability to fund its operations and make planned capital expenditures, to make scheduled debt payments, to refinance its indebtedness and to remain in compliance with all of the financial covenants under its debt agreements depends on its future operating performance and cash flow, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond its control.

Loan Guarantees

      The Company has agreed to provide a guarantee of up to $7.5 million to Purina Ag Capital Corp. ("Purina Ag Capital"), a non-stock membership corporation formed in 1995 to provide funding for the growth, consolidation and expansion of the Company's network of independently owned dealers and producers. All dealers or producers who are members of Purina Ag Capital must have arrangements with the Company for some purchase of the Company's products. At December 31, 1996 and 1997, respectively, the amount subject to such guarantee was $5.8 million and $5.9 million, respectively. The guarantee is expected to remain outstanding for over five years. The Company is not a member of Purina Ag Capital and thus does not have an equity interest in the entity; however, the Company did make a loan of $2.0 million to Purina Ag Capital in 1995 to provide funding for its growth. The Company also provides loan guarantees to banks to assist the Company's customers in obtaining bank financing. At December 31, 1997, the Company had $11.3 million of total guarantees outstanding. See Note 12 of Notes to Consolidated Financial Statements for a further discussion of the loan guarantees.

                             BUSINESS


      The Company is the market leader in the United States in developing, manufacturing and marketing differentiated animal nutrition products for dairy cattle, beef cattle, hogs and horses. The Company also develops, manufactures and sells poultry feeds as well as specialty feeds for rabbits, zoo animals, laboratory animals, birds, fish and pets. In the United States, the Company's products are and programs generally marketed under the widely recognized brand names Purina(R) and Chow(R), and the "Checkerboard" Nine Square Logo(R) except with regard to dog and cat food, which is marketed domestically under the PMI Nutrition brand name. The Company also markets products under the Golden Sun brand and its related trademarks. The Company's products are sold as complete feeds or as concentrated nutritional additives that customers mix with their own commodity ingredients. Over the past 100 years, the Company believes that it has built and maintained its industry leadership through innovative research and development and by consistently providing high quality products, programs and services that create value for its customers.


      Because commercial animal feed represents 50% to 70% of the total cost of producing milk, meat or eggs at the farm level, the effective management of feed costs and the resulting yields are among the most important economic components of animal raising. The Company's products are designed to provide nutrients that meet the needs of a particular species of animal at each phase of its life cycle. In the commercial production of milk, meat and eggs, the Company believes that its continued market leadership reflects the attractive, cost-effective balance between weight gain, feed efficiency, animal health and price which its products and programs provide.

      The Company also maintains a leadership position in the horse and other retail specialty feed markets. As the U.S. population has migrated to suburban and rural areas, the incidence of hobby farmers, "ranchettes" and companion animal ownership has increased. Consumers in this market are typically less price sensitive than those in the commercial feed market and buying decisions are driven more by brand awareness, product quality, convenience and the retail environment. The Company believes that its strong growth in this market segment can be attributed to its brand recognition, broad product offering and extensive retail distribution network. The Company sees significant growth opportunities in these high margin market segments as the "ruralpolitan" population continues to grow.

Industry Overview


      According to the 1997 Feedstuffs Reference Issue, in 1996 the U.S. animal feed industry produced approximately 117 million tons of primary feed and animal producers utilized approximately $27 billion of animal nutrition products. Of this total amount, the Company estimates that in 1996 the U.S. feed industry produced for the Available Market approximately 63 million tons of primary feed, and animal producers purchased approximately $13 billion of animal nutrition products. The industry is highly fragmented and although it includes several large producers, it is comprised primarily of regional competitors with several manufacturing facilities as well as a large number of small, local manufacturers, many of whom operate only one feed mill. In 1996, the Company estimates that the top ten animal feed companies produced approximately 30% of the total Available Market for animal feed in the United States.


      The Company competes in both the commercial feed business and the retail specialty feed business. The Company defines the commercial feed business as including nutrition products and programs for dairy cattle, beef cattle, hogs and poultry and believes the business is characterized by continued industry consolidation and vertical integration of animal producers, product price sensitivities and increasing customer sophistication. In contrast, the Company believes that the retail specialty feed business, which includes feed products for horses, rabbits, zoo animals, birds, fish and pets, requires aggressive marketing, customer brand awareness and strong national distribution capabilities.

      The feed industry generally prices its products on the basis of Income Over Ingredient Cost ("IOIC"), a dollar based margin which is added to aggregate ingredient cost. The Company believes that total IOIC and gross profit dollars, rather than sales dollars, are the key indicators of performance because of distortions in sales dollars caused by changes in commodity prices. Total IOIC less manufacturing costs equals gross profit. Although feed producers are subject to fluctuations in ingredient commodity prices, they are generally able to pass on price increases in raw materials to customers through weekly adjustments in product prices.

      The following chart sets forth information with respect to the top ten producers of the seventy U.S. producers profiled, based upon production capacity measured in tons for the year ended December 31, 1997, as reported in the January 1998 edition of Feed Management.

                                         Mills           Production Capacity
                                   -------------------- ----------------------
                                   Number    % of Total Tons (000s) % of Total
                                   ------    ---------- ----------- ----------

Top 10 Producers:
      Purina Mills, Inc. ......     59(a)      11.3%     7,500(a)     16.7%
      Cargill, Inc. ...........     73         14.0      7,000        15.6
      PM Ag Products, Inc.(b)..     35          6.7      3,500         7.8
      Consolidated Nutrition
          LC...................     37          7.1      3,000         6.7
      Land O'Lakes, Inc. ......     23          4.4      2,500         5.6
      Kent Feeds, Inc. ........     23          4.4      2,000         4.5
      Farmland Industries .....     24          4.6      1,820         4.1
      Continental Grain Co. ...     15          2.9      1,500         3.3
      Southern States Co-op ...     10          1.9      1,290         2.9
      Cactus Feeders, Inc. ....      5          1.0      1,200         2.7
                                   ---         -----    ------       ------

Total Top 10: .................    304         58.3%    31,310        69.9%
Others: .......................    219         41.7     13,488        30.1
Grand Total: ..................    523        100.0%    44,798       100.0%



______________________

(a) The Company's actual number of mills and production capacity was 56 and 7,358 million tons, respectively, as of December 31, 1997.
(b)  PM Ag Products, Inc. is not affiliated with the Company.


Business Strategy

      The Company plans to further strengthen its position in the animal nutrition industry by pursuing the following primary strategies:

      Continued Development of New and Differentiated Products, Programs and Services. The Company will continue to develop its differentiated feed products, programs and services by leveraging its own extensive research and development efforts. Over the last few years, the Company has introduced several patented products and programs that have been demonstrated to enhance feed efficiency and utilization by animals. These products, among others, include the Proteus(R), Ultimate EXT(R), Impact(TM) and Lean Generation(R) products and programs. Over 40% of sales in 1997 were from products and programs internally developed and launched within the last five years.

      Expand and Upgrade Dealer Distribution Network. The Company has recently introduced its America's Country Stores initiative designed to significantly upgrade its existing dealer network and to recruit new dealers in priority retail markets. America's Country Stores combines a new exterior and interior design featuring an upscale atmosphere, merchandising programs, training programs for in-store employees, a purchasing and support relationship with a national hardware supplier and new advertising and promotion programs. The initiative features a "turn-key" package that provides dealers a standardized approach that the Company believes will offer consumers a unique and positive shopping experience. The Company presently plans that more than 400 America's Country Stores will be constructed over the next four years, strengthening its position in the profitable "ruralpolitan" market. It is anticipated that all America's Country Stores, with the exception of a few company-owned model stores, will be privately owned and will require no capital investment by the Company.


      Capitalize on Koch Agriculture Ownership. As a result of the acquisition by Koch Agriculture, a subsidiary of Koch Industries, the Company expects to realize certain benefits in areas of commodity purchasing, technology and operations. These opportunities include:

     -  Leveraging of Koch Agriculture's Commodity Trading
        Expertise: Following the Merger the Company entered into an exclusive commodity purchasing agreement with a division of Koch Agriculture. Under the terms of the agreement, Koch Agriculture's Nutrition Supply and Trading division supplies the Company with all of its requirements for feed ingredients, feed additives and feed packaging materials. The contract provides that the Company will purchase feed ingredients and feed additives at a price equal to the spot market price less a discount to be agreed upon between the Company and Koch Agriculture. For the first year of the agreement, this discount is $3.50 per ton. Koch Industries and its subsidiaries have significant commodities trading operations and the Company believes it will benefit from lower overall commodity prices as a result of this arrangement. In addition, the Company transferred all of its commodity purchasing operations to Koch Agriculture.


     - Application of Dewatering Technology: Koch Feed Technologies Company ("Koch Feed"), a subsidiary of Koch Agriculture, has agreed to make available to selected facilities of the Company its patented Jet-Pro(R) dewatering technology. This processing system converts high moisture nutrient streams that are by-products from food processing, such as potato peels, cheese whey and apple pumice, into feed ingredients. This technology is expected to enable the Company to identify and create potential new substitute or complementary feed ingredients and thereby help to decrease total ingredient costs for the Company. Koch Feed has also agreed, subject to certain terms and conditions, that it will not license the Jet-Pro(R) dewatering technology in the future to any commercial feed producer in the United States that competes directly with the Company.


      Swine Integration. To capitalize on the consolidation of the hog industry, the Company is implementing a strategy that is expected to result in control over the feeding of approximately six million market hogs over the next four years. The strategy takes a systems approach to pork production, and will leverage the strengths of the Company's knowledge base, its commercial dealer network and its relationship with many midwestern hog producers and corn growers. The program is expected to provide a source of high quality feeder pigs to independent hog producers and to gain the related feed business for the Company. The strategy also is expected to offer a marketing program linked with leading pork processors, minimizing market risk to the producer. The Company's direct ownership will be minimal and it believes that the business generated through this initiative will more than offset recent and future declines in traditional hog feed business due to consolidation.

      Actively Participate in Domestic Industry Consolidation. The Company views the continuing consolidation of the domestic animal nutrition industry as an important strategic growth opportunity. The Company will look to acquire products and technologies that complement its existing capabilities. The Company will also attempt to add production and distribution capabilities, particularly in the Northeast and West, to fill out its geographic presence within the United States. In addition, the Company believes that it is well positioned to provide the growing number of integrated and increasingly sophisticated commercial animal producers with customized nutritional programs and feed ingredients, given the Company's technically superior products, programs and services.

      Selectively Expand Internationally. The Company intends to leverage its extensive knowledge of animal nutrition products and programs to pursue international expansion opportunities through strategic affiliations, alliances, joint ventures or acquisitions. The Company intends to build a material market presence in targeted regions. An example of this strategy is the Company's recent joint venture arrangement with Tyson Foods and Aboitz Equity Ventures to construct a feed mill and develop a large-scale hog operation in the Philippines. The feed mill is expected to manufacture products for sale through a dealer organization and also feed the hog operation. The Company owns 25% of the stock of the venture, with Tyson Foods and Aboitz Equity Ventures, the local partner, owning 25% and 50%, respectively.

Products

      The Company develops, manufactures and markets a comprehensive line of animal nutrition products for dairy cattle, beef cattle, hogs, horses and poultry, as well as specialty feeds for rabbits, zoo animals, laboratory animals, birds, fish and pets. The Company's product lines range from economy feeds to high-performance, value-added products, and are sold in complete rations or as concentrates to be mixed with grains. The Company maintains a total of over 20,000 active feed formulas, which encompass a wide range of animal species.

      Although products are the principal point of differentiation, the Company develops and sells its products as part of nutrition and management programs that address all critical areas in the production of meat, milk and eggs. The Company's nutrition programs include information and services regarding the care of the animals and their facilities, as well as nutritional, genetic and breeding counseling.

      The demand for particular products is affected by a number of factors, including the price of grains and the price of the end-products of animal producers. When the price of grains has been relatively high, more of the Company's customers have tended to purchase complete rations and the Company's tonnage has been correspondingly higher. During periods when commodity prices (particularly for corn) have been relatively low, animal producers have tended to purchase the Company's products as concentrated nutritional additives with which the customers mix their own commodity ingredients. This results in decreased sales tonnage for the Company, because the commodity portion of the product is provided by the customer. The Company's concentrates, however, generally provide higher per-unit IOIC to the Company than do complete feeds. In addition, the Company is diversified across a broad range of different animal species and regions. Consequently, the Company's total IOIC and gross profit have historically been stable. Because the cost of feed typically represents more than half of the cost of producing animals at the farm level, higher ingredient prices over time can result in a decline in animal production and a decline in the demand for the Company's products. In addition, when market prices for live animals and animal products are low, animal producers will also cut back on production and search for lower-cost feed alternatives. The Company maintains a line of economy products while emphasizing the relative value of its high-performance, value-added products.

      Although ingredient prices influence producers' decisions to use concentrate or complete feed products, producers tend to continue with one of these alternatives until prices change significantly or replacement investments in feed handling equipment must be made. Using concentrates requires equipment on the farm to grind commodity ingredients and mix them with the concentrate components to produce finished feed. Once this investment is in place, it may influence these producers' decisions on feeding programs. Producers are generally unlikely to alternate between complete feed and concentrates on a short-term basis.

      Although competitors may be able to determine the ingredient components of a particular formulation of a feed product, the Company believes that several factors prevent competitors from effectively duplicating the performance of its product lines. Management believes that competitors generally do not have the extensive nutritional knowledge required to understand the purpose of individual ingredients in a specific feed product, or the ability to use substitute ingredients on a cost-effective basis as prices change, particularly if those substitutes are not available locally. In addition, the Company markets its feeds as part of comprehensive feeding programs, which include management and animal health, as well as the specific feed products. Management believes that the effective coordination of all of these related elements is critical to achieving optimal feed performance. Finally, many of the Company's products are manufactured using proprietary process technology that provides cost or product attribute advantages that the Company believes cannot be readily duplicated.

Product Lines

      The following table sets forth, by major product line, the sales volume and gross sales for each year during the five-year period ended December 31, 1997:

                                         Year Ended December 31,
                             --------------------------------------------------
                             1993      1994        1995       1996       1997
                             ------  -------     -------    -------    --------
                                              (In thousands)

Product Lines:
Dairy Cattle
   Tons sold.............     1,273     1,321      1,265      1,267       1,154
   Gross sales...........  $252,726  $256,934   $246,542   $301,260    $270,170
Beef Cattle
   Tons sold.............     1,423     1,377      1,467      1,363       1,271
   Gross sales...........  $229,244  $224,851   $241,253   $261,693    $245,151
Hog
   Tons sold.............       987     1,010      1,058      1,071         960
   Gross sales...........  $247,308  $241,899   $250,316   $306,441    $273,264
Horse
   Tons sold.............       274       308        346        370         409
   Gross sales...........   $60,628   $69,216    $81,257   $103,513    $109,824
Poultry
   Tons sold.............       511       548        418        417         425
   Gross sales...........  $106,862   $94,981    $74,296    $90,265     $88,797
Specialty and Other
   Tons sold.............       374       460        526        496         487
   Gross sales...........   $96,088  $142,879   $164,792   $186,012    $202,657
                            -------  --------   --------   --------    --------

Total tons sold..........     4,842     5,024      5,080      4,984       4,706
Total gross sales........  $992,856 $1,030,76 $1,058,45  $1,249,184  $1,189,863


      Set forth below is a description of each major product line. The Company's estimates of its market share referred to herein are based on the Company's estimates of its Available Market (total volume of feed produced, except that used by producers who have integrated feed operations or alignments with other feed manufacturers).

      Dairy Cattle. The Company markets dairy cattle products ranging from economy to high performance. The Company estimates that its 1997 volume of 1.2 million tons, or approximately 25% of the Company's total feed tons, represented approximately a 9% share of the Available Market. The Company regards dairy cattle products as an attractive growth market.

      Milk production per cow has increased by an aggregate of approximately 31% from 1983 to 1997, largely driven by improved genetics and feeding programs based on enhanced knowledge of cows' nutritional requirements. Further increases in production per cow are expected to be achieved through improved genetics, biotechnology and feeding programs, which include high-performance products such as the Company's Ultimate EXT(R) product line. According to Company data, these products have produced average increases of approximately five pounds of milk per cow per day in high producing herds, a 5% to 7.5% increase, due primarily to a proprietary extruded component in the product that delivers nutrients more effectively than traditional products. Extrusion is a relatively high cost process not normally used in commercial animal feed production. In addition, improvements in the efficiency of milk production are critical to the profitability of dairy operations. The Company believes that its patented Proteus(R) product line enhances the efficiency of feed protein utilization by lactating dairy cows. The result is a lowering of feed costs while maintaining the level of milk production and milk component yield. An additional benefit of Proteus(R) technology is reduced urinary nitrogen excretion by dairy cows resulting in an environmentally favorable nutritional program.

      The dairy industry is continuing to experience gradual consolidation. According to a February 1996 report by the United States Department of Agriculture, the number of dairy operations decreased by approximately 30% from 1991 to 1996; average dairy herd size increased from approximately 55 head in 1991 to approximately 74 head in 1996, while the average number of dairy cows was approximately 6% lower in 1996 than in 1991. Many large dairies require specialized products, programs and services from their suppliers. The Company believes the success of its dairy cattle product line is largely due to its value-added products and the development of a field staff of Ph.D. nutritionists who work with dealers and directly with customers to develop specialized products, programs and services to meet their individual needs.

      Beef Cattle. The Company offers a complete line of feed products for beef cattle, ranging from economy to high performance. The Company estimates that its 1997 volume of approximately 1.3 million tons, or approximately 27% of the Company's total feed tons, represented approximately a 13% share of the Available Market.

      Beef cattle operations can be broadly viewed as consisting of cow-calf, farmer-feeder and feedlot operations. The feedlot market is highly concentrated. In 1997, over 720 feedlots accounted for 89% of U.S. beef production and the 45 largest feedlots accounted for almost 26% of U.S. beef production. Such consolidation has not occurred in cow-calf operations, which produce calves for growing and finishing, and is not expected to occur in that part of the market.

      Historically, dry feedlot products have not been as profitable as hog and dairy cattle products because there has been less product differentiation. However, the Company does offer proprietary, premium performance products in liquid form primarily for feedlots and the farmer-feeder and in block form for cow-calf operations. In addition, the Company's research efforts have resulted in an innovative feeding management program, Impact(TM), which is designed to significantly improve feed efficiency and cost-per-pound gain, while maintaining average daily gain. This feeding program is being used in major feedlot markets and has recently been introduced for farmer-feeder operations. Sales volume of this high performance, value added product and program has grown rapidly.

      Hogs. The Company offers a complete line of feed products for hogs, ranging from economy to high performance. The Company estimates that its 1997 volume of 1.0 million tons, or 20% of the Company's total feed tons, represented approximately an 8% share of the Available Market.

      In early 1991, the Company introduced its Lean Generation(R) line of products and feeding programs, which match a hog's genetic potential and life stage with nutrient requirements designed to increase its daily lean weight gain. Lean Generation(R) programs have been demonstrated to lower feed costs by improving feed efficiency and reducing the average number of days to market, in addition to providing a higher composition of lean meat. As consumers demand lower-fat meat products and the hog packing industry moves further toward establishing prices for live animals based on lean content rather than weight, hog producers can improve both their product and their profitability under these programs. The Company believes that the Lean Generation(R) line of products offers clear differentiation from competitive products. As a result, the line became the Company's largest volume product within eight months of its introduction.

      The Company has historically been successful in selling to medium-size producers in the hog industry through its traditional dealer distribution channel. The Company has also been successful in generating business directly with hog producers. As consolidation in the hog production industry continues, the Company expects to have opportunities for strategic business alliances with producers, or to provide technology sharing or consulting services. Nevertheless, consolidation and integration in hog production over the last 20 years has been significant, with a continuing trend toward fewer but larger operations. According to the December 29, 1997 USDA Hogs and Pigs Report, there were approximately 139,000 hog production operations in November 1997, compared with approximately 870,000 in 1970. Based on recent trends, the Company anticipates that this number may drop to approximately 100,000 by the year 2000. Management anticipates a gradual decline in volumes and margins in its traditional hog business. However, the Company believes that larger hog producers are better able to measure animal performance and, as a result, better appreciate the Company's premium products and more sophisticated feeding and management programs.

      To capitalize on the consolidation of the hog industry, the Company is implementing a strategy that is expected to result in control over the feeding of approximately six million market hogs over the next four years. The initiative is expected to provide a source of high quality feeder pigs to independent hog producers and offers a marketing program linked with leading pork processors, thereby minimizing market risk to the producer. The Company believes that the contributions from this initiative will more than offset the declines in traditional hog business in the near term.

      Horse. The Company estimates that its 1997 volume of 409,000 tons, or approximately 9% of the Company's total feed tons, represented approximately a 24% share of the Available
Market.

      Volume in this product line has increased each of the past six years. Following changes in distribution strategy, sales focus and pricing policies, volume increased in 1992 for the first time since 1982. Unlike cattle and hogs, most horses are kept for pleasure or work. Horse owners, therefore, do not generally have a commercial or economic measure of the value of the Company's products. Since 1992, the Company has restricted its efforts in the price-driven commodity portion of the business and has instead focused on the quality-oriented end of the market for horse feed, where the Company believes the value of its Omolene(R) and other premium brands are more likely to be recognized. The Company also introduced a series of pelleted and extruded products that it believes will appeal to a wide range of feeders, including its Equine Senior(TM), Equine Adult(TM) and Equine Junior(TM) feeds, which are designed to meet the nutritional needs of older, adult and younger horses, respectively, and Strategy(TM), a performance product designed for stables and more commercially oriented horse operations. Aggressive marketing programs have been implemented to continue the growth in this market. A traveling exhibit known as Horse Country was launched in 1997 and proved to be so successful that an additional version thereof was approved for 1998 to travel to smaller local events.

      Poultry (Laying Chickens and Meatbird). The Company's 1997 volume of 425,000 tons represented approximately 9% of the Company's total feed volume. The egg production industry is highly concentrated. Because the nutritional requirements of poultry are relatively simple and widely known compared to those of beef cattle, dairy cattle or hogs (and thus comparatively little value can be added through feed) and significant numbers of birds can be located in concentrated areas, these producers generally have sufficient scale and nutritional knowledge to manufacture their own feed. Accordingly, the available market for feed sales is small relative to the amount of feed consumed in the poultry industry.

      The meatbird (broiler chickens, turkeys, ducks, etc.) production industry is also highly concentrated with a relatively small number of very large producers that generally manufacture their own feed, again due to the relative simplicity of the diet and large scale of operations in this market. Because there is no significant opportunity for product differentiation in either part of the poultry market, the Company is pursuing this market less aggressively.

      Specialty and Other. In addition to its core commercial feed lines, the Company develops, manufactures and markets mineral supplements for livestock and a wide variety of feed products for other animals ranging from rabbits, birds, commercial fish, dogs and cats to zoo and other exotic animals. This group includes the expanding Mazuri(R) brand line of feeds, which is widely recognized in the domestic and international zoological community, as well as PMI Nutrition(TM) line of dog and cat foods, which was introduced during 1992 and expanded in 1993 and 1994.

      Many products within this group can be manufactured at most of the Company's feed mills. Others are highly specialized and incorporate unique ingredients designed to address particular nutritional needs, or otherwise require manufacturing process technology, including extrusion, not available at standard feed plants. Those specialty items are manufactured at the Company's Richmond, Indiana specialty plant.

      The specialty and other product group has the highest overall unit margins of all the Company's product groups. The Company's 1997 volume of specialty feeds aggregated 487,000 tons, representing approximately 10% of the Company's total feed volume. The Company believes that these products have significant potential for continued growth in volume and profit contributions.

Research and Development

      The Company's research efforts are focused on the development of proprietary product forms and process technologies designed to support new product development and increase manufacturing efficiency while lowering processing costs. At its research center in Gray Summit, Missouri, the Company conducts extensive animal research to develop value-added products and programs designed to optimize the genetic performance potential of animals. Basic research is conducted by Ph.D. scientists and technical staff who are dedicated to each specie served by the Company's products. Each specie of animal is closely studied from birth to maturity to enable scientists to understand the complex nutritional needs and genetic capabilities at each stage in its life cycle. By understanding the metabolic process of each specie, the Company's scientists have identified which nutrients are required by an animal at various stages in its development to maximize its genetic potential. Further, researchers have gained extensive knowledge of the nutritional composition and values of the primary ingredients used in feed and a wide range of acceptable substitute ingredients. In addition to the development of high-performance feeds through its research efforts, the Company is able to recommend specific feeding and management programs that enhance the effectiveness of its feeding products.

      Management believes that its research and development capabilities enable the Company to develop high-performance, value-added products that can be differentiated from other feed alternatives. The Company believes that the continued market leadership of its various products and programs will depend, in part, upon maintaining an attractive, cost-effective balance between weight gain, feed efficiency, yield, animal health and price.

      Over 40% of the Company's sales volume in 1997 was derived from products introduced within the past five years. The Company's research and development expense (net of revenues realized at the Company's research facilities and manufacturing expenses associated with the production of feed for the animals at the research facilities) was $7.2 million, $7.0 million, $6.7 million and $6.3 million in 1997, 1996, 1995 and 1994, respectively.

Source and Availability of Raw Materials

      The basic feed manufacturing process consists of grinding various grains and protein sources into a meal form that is then mixed with certain nutritional additives, such as vitamins, minerals, synthetic amino acids, and, in some cases, medications. The resulting products are sold in a variety of forms, including meal, pellets, blocks and liquids. The Company's feed formulas are based upon the nutrient content as determined through proprietary scientific research. When the price of certain raw ingredients increases, the Company can generally adjust its feed formulas by substituting lower-cost, alternative ingredients to produce feeds with comparable nutritional value. By using its sophisticated, least-cost product formulation system, the Company can determine optimal formulations that meet its nutritional standards and maintain product quality.

      The raw materials used by the Company are generally available from a number of different sources and the Company has not experienced any significant interruption in the availability of raw materials. The Company does not typically enter into long-term contracts for the purchase of ingredients. However, the prices of many of the Company's raw materials can be volatile. Although the Company generally passes on these price changes to its customers, the Company uses the futures markets, options and other risk management tools in an attempt to protect its margins on firm purchase contracts with customers and to lock in prices to support promotions on various products. Management has extensive experience in purchasing ingredients in the commodities markets. Historically, from time to time, the Company has taken positions in various ingredients to ensure supply and to protect profits on anticipated sales volume. Although the Company has used these risk management tools to hedge its risks, it does not speculate in the commodities market and the Company has maintained a relatively low dollar level of risk related to open positions in the market. In connection with the Merger, the Company has entered into an exclusive commodity purchasing agreement with Koch Agriculture. After the consummation of the Transactions, the Company will transfer all of its commodity purchasing operations to Koch Agriculture's Nutrition Supply and Trading division, which will supply the Company with all of its requirements for feed ingredients going forward, charging the Company a price equal to the spot market price less a margin to be agreed upon between the Company and Koch Agriculture on an annual basis. The Company believes it will benefit from lower overall commodity prices and other cost savings as a result of this arrangement.

Manufacturing Process

      The Company currently operates 56 feed manufacturing plants located in 26 states. The Company's total feed manufacturing capacity is approximately 7.4 million tons per year based on a two shift per day, five-day week, and individual plant capacity ranges from 30,000 tons to 300,000 tons. Capacity utilization varies by plant and by season, with higher utilization during the first and fourth fiscal quarters.

      Potential manufacturing economies of scale are generally not sufficient in the feed industry to offset the cost of shipping products over significant distances, as raw ingredients make up a large percentage of the cost of finished products and are often available locally. As a result, the Company operates nationally with a network of manufacturing facilities with sufficient capacity to meet the demands of the local markets in which the facilities are located. The Company regularly reviews its plant capacity and factors such as trends in animal production in specific markets and changes in transportation costs. Based on these factors, from time to time manufacturing capacity in particular markets may be expanded, consolidated or eliminated. In this regard, based on its evaluation of areas where its operations could be consolidated or rationalized, the Company closed seven feed manufacturing plants in late 1996. It has recently built or is building new or replacement plants in Hagerstown, Maryland, Statesville, North Carolina, and Lubbock, Texas.

      The Company has invested in highly sophisticated computerized systems for mixing, pelleting, micro-ingredient blending and packing. In addition, the Company has developed and implemented a sophisticated computer program for feed formulation that incorporates the nutritional value of substitute ingredients, which is run on the Company's mainframe computer. The Company believes that this program provides it with a competitive advantage. Investments have also been made to maintain the operating capability of the Company's manufacturing facilities.

Sales and Marketing

      The Company distributes its products through two primary distribution channels: through dealers and directly to end-users. During 1997, approximately 61% of the Company's sales were made through its dealer network and 39% of sales were made directly to animal producers. To support increasingly sophisticated customers, the Company's mix of salespeople includes approximately 85% "specialists" who focus on individual species or distribution channels. Although sales volume through the Company's dealer network has always been substantially higher than the Company's direct sales volume, direct sales to customers have accounted for an increasing proportion of the Company's sales volume over the past 10 years and the Company expects this trend to continue. This trend results from increasing consolidation in the animal production and processing industries. The Company believes that consolidation among its customers generally results in a more sophisticated market for its products and that these purchasers better appreciate the advantages of high-performance nutrition products and nutritional programs.

      As of December 31, 1997, the Company's dealer network consisted of over 4,700 independent dealers located in 48 states, with approximately 600 dealers representing 65% of total dealer volume and 40% of total Company volume in 1997. The number of direct customers in 1997 was in excess of 4,700.

      During 1997, the Company's top 50 customers represented approximately 18% of its total sales volume and its largest customer accounted for approximately 1.0% of the Company's total sales volume.

Seasonality

      The Company's business is seasonal, with a higher percentage of the feed volume sold and earnings being generated during the first and fourth quarters of the year. This seasonality is driven largely by weather conditions affecting the Company's cattle product lines. If the weather is particularly cold and wet during the winter, sales of feed for cattle increase as compared with normal seasonal patterns because the cattle are unable to graze under those conditions and have higher nutritional requirements. If the weather is relatively warm during the winter, sales of feed for cattle may decrease as compared with normal seasonal patterns because the cattle may be better able to graze under the warmer conditions. Other product lines are affected marginally by seasonal conditions but these conditions do not materially affect the Company's quarter-by-quarter results of operations.

Patents and Trademarks

      The Company markets its products under the highly recognized brand names Purina(R) and Chow(R) and the "Checkerboard" Nine Square Logo(R) pursuant to an exclusive, perpetual, royalty-free license from Ralston (the "Ralston License"). Under the Ralston License, the Company may not use those trademarks outside the United States or in connection with any dog, cat or human food within the United States, and Ralston uses those trademarks in those markets. The Ralston License may not be assigned to a major competitor of Ralston or otherwise without the consent of Ralston. The Company has developed trademarks for use in international and domestic markets and has applied for a trademark for the "America's Country Stores" name. The Company's operations do not depend to any significant extent upon any single or related group of patents.

Competition

      The Company believes that its market share is approximately
4% to 5% of the total primary feed produced in the United States, and approximately 9% of the estimated Available Market.

      The feed industry, which has substantial excess capacity in certain areas of the country, is highly competitive. Both the feed production and animal production industries are consolidating, and this trend is expected to continue. To date, the Company has been successful at generating business directly with some large producers of animals. However, as producers of animals get larger, they historically have tended to integrate their business by acquiring or constructing feed production facilities to meet some or all of their requirements and, consequently, have relied less on outside suppliers of feed. As the consolidation of animal producers continues, the available market for commercial feeds may shrink if producers integrate into feed production and, if so, competition may increase. Management expects consolidation in the commercial feed industry itself, and acquisitions and other business combinations in recent years indicate that this consolidation is occurring.

      The industry is highly fragmented, with the bulk of the industry consisting of regional competitors (including cooperatives) with several manufacturing facilities and a large number of small, local manufacturers, many of which operate only one feed mill. Only one competitor's commercial business approaches the scope of the Company's national distribution network. The Company believes that it distinguishes itself from its competitors through a competitive strategy of differentiation using its high-performance, value-added products, which it develops and sells on a national basis. Although the strength of competitors varies by geographic area and product line, the Company believes that no other competitor produces and markets the breadth of products that the Company provides.

      Much of the competition in the industry centers around price due to the commodity-like aspects of the basic product lines. However, the Company focuses its efforts on high-performance, value-added products that are designed to be cost effective on the basis of weight gain, feed efficiency, animal health and price. The Company believes that its extensive expertise in animal nutrition requirements and the nutritional content of various ingredients, developed through research and combined with its manufacturing expertise and ingredient purchasing capabilities, allow the Company to use lower-cost ingredients, as well as alternative ingredients, to a greater extent than many of its competitors.

      The Company also competes on the basis of service by providing training programs for dealers, using species specialists with advance technical qualifications to consult with customers, developing and manufacturing customized products for customers, and offering various financing assistance programs to attract and retain dealers and direct customers. In some areas of the United States, feed companies have increased the use of contracting for livestock production to generate and control feed volume. The Company does not offer these arrangements but does enter into joint ventures for animal production and marketing arrangements (such as market price risk sharing arrangements) on a limited basis.

Regulation

      The Company is subject to regulation by the FDA and the USDA. The FDA regulates all ingredients that are part of animal feed (feed additives) or that contact animal feed (feed contact additives). It also regulates animal drugs that come in dosage form for administration to animals, or that are added through water or feed. The Company's production facilities are subject to inspection at least once every two years by the FDA.

      The USDA is responsible for assuring that products derived from animals are wholesome, which includes inspection for any drug residues that the animal might contain. The USDA monitors residues and when violations occur, the USDA works in conjunction with FDA to investigate and assign responsibility. Similar to this federal regime, each state's Department of Agriculture also regulates feed production facilities and feed products.

Environmental


      The Company has an environmental policy designed to ensure that it operates in material compliance with applicable environmental regulations. The Company also has undertaken a compliance audit program that addresses environmental and other regulatory compliance. The Company makes expenditures that it believes are necessary to fulfill its environmental compliance practices. Capital expenditures for environmental control facilities to maintain compliance with environmental regulations are included in the Company's overall capital budget and, together with other environmental related costs, and were less than $1 million in 1997.


Legal Proceedings

      From time to time the Company is involved in litigation relating to claims arising out of its operations in the normal course of business, including product liability claims. The Company believes that it is not at present a party to any litigation, the outcome of which would have a material adverse effect on its business or operations.

Employees

      The Company had approximately 2,600 full-time employees as of December 31, 1997, approximately 12.3% of whom were union members. Historically, the Company has had a satisfactory relationship with its unionized workers. Eight of the Company's 19 collective bargaining agreements will expire in 1998. Although the Company has not historically encountered problems in the renegotiation of the various collective bargaining agreements to which it is a party, nor does the Company anticipate such problems in the future, there can be no assurance that such will be the case.

Properties

      The Company owns its corporate headquarters in St. Louis and its 1,188 acre Research Center in Gray Summit, Missouri. The Company operates 56 feed manufacturing plants located in 26 states, two of which are leased. In addition to on-site storage at each of its manufacturing plants, the Company also stores its products in 18 warehouses in 15 states. Thirteen of those warehouses are leased. Following the Transactions, substantially all of the Company's assets will be pledged to secure indebtedness under the New Credit Facilities, as they are now pledged under the Existing Credit Agreement. See "Description of Certain Indebtedness."

Year 2000

      Many computer systems and software applications, including most of those used by the Company, identify dates using only the last two digits of the year. These systems are unable to distinguish between dates in the year 2000 and dates in the year 1900. That inability (referred to as the "Year 2000 issue"), if not addressed, could cause certain systems or applications to fail or provide incorrect information after December 31, 1999 or when using dates after December 31, 1999. This in turn could have an adverse effect on PMI, due to PMI's direct dependence on its own systems and applications and indirect dependence on those of other entities with whom PMI must interact.


      The Company has implemented a process to either replace or modify all of the Company's current computer systems and software applications which will be year 2000 compliant. New software has been configured and implemented at four feed mills and the Company's corporate headquarters, and the Company expects to complete the entire project by mid-1999.

      The Company currently estimates that its costs incurred in 1997 and through the year 2000 to enhance its information systems will cost approximately $16 million. These costs include estimates for employee compensation on the project team, consultants, hardware and software. The Company does not anticipate incurring any additional expenses in connection with the Year 2000 issue.


      As a result of the implementation of the new information system, PMI is not likely to initiate other major systems projects in connection with the Year 2000 issue. There can be no assurance that PMI will not experience cost overruns or delays in connection with its plan for replacing or modifying systems.

                            MANAGEMENT

Directors and Executive Officers

      The following table sets forth the name, age and position of individuals who are serving as directors and executive officers of PMI. Each director will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Officers of PMI are elected by its Board of Directors and serve at the discretion of such Board.


                                                        Years
                                                        with
                                                        Purina
     Name                Age         Position           Mills
    ------               ---         --------           ------

David L. Abbott......... 46   Director, President         24
                                 and Chief Execu-
                                 tive Officer

Darrell D. Swank........ 34   Chief Financial             --
                                 Officer

Rick L. Bowen........... 45   Vice President and          13
                                 General Manager,
                                 Western Region

Duncan M. Highmark...... 49   Vice President,             27
                                 Research and
                                 Marketing

David R. Hoogmoed....... 40   Assistant Vice Presi-       18
                                 dent and General
                                 Manager, Central
                                 Region

Arthur D. Jordan........ 36   Assistant Secretary         --

Perry L. Mooneyham...... 55   Vice President and          34
                                 General Manager,
                                 Southern Region

Nile D. Ramsbottom...... 53   Vice President,             31
                                 Purchasing,
                                 Transportation
                                 and Formulation

Jeff A. Speer........... 31   Vice President,             --
                                 Operations

Arnie E. Sumner......... 49   Vice President and          26
                                 Chief Operating
                                 Officer

John T. Zerbe........... 58   Vice President and          31
                                 General Manager,
                                 Eastern Region

Scott E. Deeter......... 34   Director                    --

Dean E. Watson.......... 39   Director                    --

Paul R. Wheeler......... 39   Director                    --

Christopher M. Wilkins.. 40   Director                    --


      Mr. Abbott has been President and Chief Executive Officer of the Company since March 1996. He joined the Company in 1973 and has served in various positions, including Executive Vice President and Chief Operating Officer from 1990 to 1996, Vice President, Central Region from 1989 to 1990, and Vice President and General Sales Manager from 1988 to 1989.

      Mr. Swank has been Chief Financial Officer of the Company since April 3, 1998. Prior to his appointment, Mr. Swank was Chief Financial Officer of Koch Agriculture, a position he held since January 1997. Before joining Koch Agriculture, he was a management consultant with Deloitte & Touche Consulting.

      Mr. Bowen has been Vice President and General Manager, Western Region of the Company since October 1995. He joined the Company in 1984 and has served in various positions including Manager Financial Services, District Manager, Division Sales Manager, Region Director of Pricing and Area General Manager. Prior to joining the Company, he was employed in various capacities by the Farm Credit System.

      Mr. Highmark has been Vice President, Research and
Marketing of the Company since March 1993. He joined the Company in 1970 and has served in various management positions, including
Business Group Director, Dairy and Beef, Regional Sales Manager,
Regional Pricing Director and Division Sales Manager.

      Mr. Hoogmoed has been Assistant Vice President and General Manager, Central Region of the Company since January 1, 1998. He joined the Company in 1979 and has served in various positions including District Manager, Division Sales Manager, Regional Director of Sales and Marketing and Area General Manager.

      Mr. Jordan has been Assistant Secretary of the Company and the head of its Legal Department since March 1998. Prior to joining the Company, he was employed as Assistant General Counsel and Assistant Secretary of The Boeing Company.

      Mr. Mooneyham has been Vice President and General Manager, Southern Region of the Company since October 1995. He joined the Company in 1964 and has served in various positions including Director of Operations at three locations and Area General Manager.

      Mr. Ramsbottom has been Vice President, Purchasing,
Transportation and Formulation of the Company since 1986. He joined the Company in 1966 and has served in various positions, including Region Purchasing Manager, Director of Soybean
Operations, Director of Chow Operations, and Region Vice
President. After the consummation of the Transactions, he joined
Koch's Nutrition Supply & Trading division.

      Mr. Speer has been Vice President, Operations since
April 1998. Prior to his appointment, Mr. Speer held various positions within Koch Industries including Vice President
Operations for its Canadian operations.

      Mr. Sumner has been Executive Vice President and Chief Operating Officer since January 1, 1998. He joined the Company in 1971 and has served in various positions, including Area Controller, Regional Pricing Manager, Director of Operations, Eastern Regional Vice President, Western Regional Vice President, Vice President, Control, Vice President, National Region and Vice President and General Manager, Central Region.

      Mr. Zerbe has been Vice President and General Manager, Eastern Region of the Company since October 1995. He joined the Company in 1966 and has served in various positions including District Manager, Division Sales Manager, Vice President Central Region and Vice President and General Sales Manager.

      Mr. Deeter has been Vice President of Koch Agriculture since March 1996. Before joining Koch Agriculture, he was employed in various positions by Cargill, Incorporated.

      Mr. Watson has been Vice President-Agriculture of Koch Industries since March 1997 and President of Koch Agriculture since April 1995. He joined Koch Industries in 1982 and has served in various management positions including President of Koch Nitrogen Company.

      Mr. Wheeler has been Vice President-Human Resources of Koch Industries since March 1997, before which he was Director of Human Resources since 1995. He joined Koch Industries in 1980 and has served in various management positions including President of Koch Oil Company and President of Koch Minerals Company.

      Mr. Wilkins has been Vice President-Operations of Koch Agriculture since September 1996. He joined Koch Industries in 1984 and has served in various management positions including Director of Safety and Manager of Koch Industries' Pipeline Control Center.

      There are no family relationships between any of the above named executive officers and directors.

Executive Compensation

      The following table summarizes the compensation paid for the years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer and the four most highly compensated executive officers of the Company (the "Named Executive Officers") for the services rendered to the Company.



                                      Summary Compensation Table(a)

                                                                     Long-Term
                                                                      Compen-
                                                                      sation
                                        Annual Compensation           Awards
                               -----------------------------------   ----------
                                                                      Number
                                                                        of
                                                                      Securi-
                                                                      ties
                                                            Other     Under-      All
                                                            Annual    lying      Other
                                                            Compen-   Options/  Compensa-
Name and Principal Position    Year    Salary     Bonus     sation    SARs(#)    tion(b)
----------------------------   ----    ------     -----     -------   -------   ---------

D. L. Abbott................   1997   $303,750   $115,785     --       470      $ 8,622
President and                  1996    285,000     71,700     --       485        9,124
Chief Executive                1995    214,225     69,219     --       500        9,743
Officer

I. R. Alexander(c)..........   1997   $198,400    $42,455     --       170      $ 8,622
Former Executive               1996    196,900     27,500     --       175        9,124
Vice President and             1995    187,475     52,041     --       275        9,743
Chief Financial
Officer

A. E. Sumner................   1997   $162,400    $37,944     --       155      $ 8,622
Executive Vice                 1996    158,800     39,520     --       160        9,124
President and Chief            1995    148,950     48,545     --       250        9,743
Operating Officer

N. D. Ramsbottom............   1997   $139,675    $32,736     --       125      $ 8,622
Vice President,                1996    138,700     20,000     --       130        9,124
Purchasing,                    1995    133,725     40,242     --       200        9,743
Transportation
and Formulation

D. M. Highmark..............   1997   $134,325    $38,595     --       155      $ 8,622
Vice President                 1996    132,300     28,981     --       160        9,124
Research and Marketing         1995    126,000     45,914     --       250        8,955


(a) Although the Named Executive Officers received limited perquisites, such as reimbursement of deductible and co-payment amounts under the Company's health plans and costs of annual physical examinations, the value of such perquisites received by any of the Named Executive Officers does not exceed the lesser of $50,000 or 10% of the salary and bonus reported.

(b) All Other Compensation represents matching payments made by the Company under the Company's 401(k) Savings Investment
     Plan plus discretionary contributions to the ESOP that were allocated to the participants during the year.

(c)  Ian R. Alexander, the former Chief Financial Officer of the
     Company, resigned April 3, 1998.

      PM Holdings Corporation Omnibus Stock and Incentive Plan. In January 1995, the PM Holdings Corporation Omnibus Stock and Incentive Plan was adopted. The plan provides for the issuance of stock options or other incentive awards with a maximum of 39,500 shares of Holdings Common Stock available for grant. The following table summarizes the options granted during the year ended December 31, 1997 to the Named Executive Officers for the services rendered to Holdings and the Company.



                             Options/SAR Grants in Last Fiscal Year

                                     Individual Grants
                      ------------------------------------------------
                       Number of
                        Shares of      % of                                 Potential Realized
                        Holdings      Total                                      Value at
                         Common      Options/                                  Assumed Annual
                         Stock        SARs                                       Rates of
                       Underlying   Granted to   Exercise                       Stock Price
                        Options/    Employees     or Base                       Appreciation
                         SARs       in Fiscal    Price Per   Expiration      for Option Term
                                                                           ------       -------
      Name             Granted        Year         Share       Date          5%           10%
     ------            -------      ---------    ---------   ----------    ------       -------

D. L. Abbott..........   470          7.6%        $320        3/13/07      $94,588    $239,700
I. R. Alexander.......   170          2.8          320        3/13/07       34,213      86,700
A. E. Sumner..........   155          2.5          320        3/13/07       31,194      79,050
N. D. Ramsbottom......   125          2.0          320        3/13/07       25,156      63,750
D. M. Highmark........   155          2.5          320        3/13/07       31,194      79,050


      The above options were granted on March 14, 1997 in tandem with an equal number of Stock Units. Both the Options and Stock Units were scheduled to vest over a three-year period. Upon the exercise of a Stock Unit, the participant was to receive the number of shares or cash equal to such value, or a combination thereof, with respect to which such Stock Unit was exercised as outlined in the plan. As a result of the consummation of the Merger, no holder of an Option or Stock Unit has any right thereunder to acquire equity securities of Holdings, or Koch Agriculture or its parent corporation or any of their subsidiaries.

       Aggregated Option/SAR Exercises in Last Fiscal Year
                   and FY-End Option/SAR Values

      The following table summarizes the value of the outstanding options held by the Named Executive Officers as of December 31, 1997.


                                             Number of          Value of
                                              Shares           Unexercised
                      Number of             Underlying           In-the-
                      Shares of             Unexercised           Money
                      Holdings                Options/            Options/
                       Common                 SARs at            SARs at
                        Stock                December           December
                      Acquired                31, 1997           31, 1997
                         on       Value      Exercisable/       Exercisable/
      Name            Exercise   Realized   Unexercisable      Unexercisable
     -----            --------   --------   -------------      -------------

D. L. Abbott.......      --         --        495/960        $150,480/234,470
I. R. Alexander....      --         --        242/378           75,900/92,250
A. E. Sumner.......      --         --        220/345           68,970/86,930
N. D. Ramsbottom...      --         --        177/278           55,450/69,950
D. M. Highmark.....      --         --        220/345           68,970/86,930


      The value of in-the-money options at December 31, 1997 was computed assuming a per share value of $540, the purchase price provided for in the Merger Agreement.

      As of the Effective Time, (x) each employee or director Option to purchase shares of Holdings Common Stock granted under any stock option or stock purchase plan, program or arrangement of Holdings (collectively, the "Stock Plans") outstanding immediately prior to the Effective Time has been canceled, whether or not then exercisable, and (y) each Option having an exercise price of less than the Merger Consideration (which constitutes all outstanding Options) has been exchanged for a payment from Holdings after the Merger (subject to any applicable withholding taxes) equal to the product of (l) the total number of shares of Holdings Common Stock subject to such Option and (2) the excess of the Merger Consideration over the exercise price per share of Holdings Common Stock subject to such Option, payable in cash immediately following the Effective Time.

      As of the Effective Time, (x) each Stock Unit to purchase shares of Holdings Common Stock granted under any Stock Plan outstanding immediately prior to the Effective Time has been canceled, whether or not then exercisable, and (y) each Stock Unit has been exchanged for a payment from Holdings after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Holdings Common Stock subject to such Stock Unit and
(2) the Merger Consideration payable in cash immediately following the Effective Time.

      The Stock Plans terminated as of the Effective Time, and since the Effective Time no holder of an Option or a Stock Unit nor any participant in any Stock Plan has had any right thereunder to acquire equity securities of Holdings, or Koch
Agriculture or its parent corporation or any of their subsidiaries following the Merger.

Board of Directors Compensation and Committees

      The directors of Company, who are also employees of the Company, do not receive any compensation for Board or Board committee service. For 1997, directors of Company who were not employees of the Company received a total annual retainer of $20,000, plus $1,000 for each meeting of the Board attended and $500 for each committee meeting attended. The Company's former compensation committee, audit committee and executive committee, ceased to exist upon consummation of the Transactions.

Employment Arrangements and Deferred Compensation Agreements

      Koch Agriculture Employee Benefit Plans. Those employees of PMI, Holdings, and their subsidiaries who as of the date of consummation of the Merger were employed by Holdings, PMI or any of their subsidiaries in positions that were not covered by a collective bargaining agreement (the "Current Employees") are participating in the employee benefit plans and programs of Koch Agriculture and its subsidiaries available to similarly situated employees of Koch Agriculture and its subsidiaries, have been credited for their service with PMI, Holdings and their subsidiaries and their predecessors, for purposes of eligibility and vesting under the employee benefit plans maintained by Koch Agriculture and its subsidiaries and that Koch Agriculture and its subsidiaries have caused the health plans maintained by them which cover Current Employees who immediately prior to the Effective Time were covered under any health plan of PMI, Holdings or their subsidiaries to waive any limitations regarding pre-existing conditions of the Current Employees and their eligible dependents (except to the extent such limitations would have applied to any such individual under the group health plans of PMI, Holdings or their subsidiaries).

      Retiree Medical and Life Insurance. As of the Effective Time, the employee benefit plans of PMI, Holdings or their subsidiaries that provide to any person health and/or death benefits after termination of employment (other than benefits mandated by Section 4980 of the Internal Revenue Code of 1986, as amended, death benefits for six employees or former employees who are entitled to such death benefits under existing contracts and death benefits payable under PMI's Capital Accumulation Plan (the "CAP")), have been terminated as to such benefits payable after termination of the employment.

      Persons, who as of the Effective Time, were not Current Employees and who were receiving health benefits under the health plans of PMI, Holdings or their subsidiaries and Current Employees who, if their employment were terminated as of the Effective Time, would have been eligible to receive health benefits under the health plans of PMI, Holdings or their subsidiaries (the "Grandfathered Group"), beginning as of the Effective Time, have been provided medical benefits under Koch Agriculture's and its subsidiaries' medical plans. If certain specified coverages are selected by such persons, such persons will be entitled to a 25% reduction in the premiums otherwise payable by retirees under the Koch Agriculture medical plans for a period of three years. Koch Agriculture and its subsidiaries reserve the right to amend or terminate any such plan or arrangement at any time; provided, however, that during the three-year period following the Effective Time, no such amendment or termination will increase the percentage of premiums payable by members of the Grandfathered Group or shall apply to members of the Grandfathered Group and not to other similarly situated retirees or employees of Koch Agriculture and its subsidiaries.

      SIP Fund. As of the Effective Time, the "PM Holdings Common Stock Fund" as an investment option under the Savings Investment Plan (the "SIP") has been removed and the right of Participants to receive Holdings Common Stock thereunder has been terminated.

      ESOP. PMI terminated the ESOP a few days prior to the Effective Time of the Merger. Each ESOP Participant received a package of information regarding elections to be made under the ESOP for distribution of that ESOP Participant's account. If an ESOP Participant elected to receive a cash distribution, all shares of Holdings Common Stock were exchanged for the Merger Consideration of $540 in cash. The cash account in the ESOP was available for distribution to the ESOP Participants or for rollover to the SIP, another qualified plan or an individual retirement account. If the ESOP Participant elected to receive a stock distribution, all shares of PM Holdings Common Stock held in the ESOP account of that Participant were transferred to a paying agent (the "Paying Agent"). The Paying Agent held the shares of PM Holdings Common Stock in a custodial capacity on behalf of the ESOP Participants who elected to receive a stock distribution. The Paying Agent exchanged such shares for the Merger Consideration of $540 in cash per share. The Paying Agent then distributed the cash consideration to the ESOP Participants. In the event an ESOP Participant failed to elect a method of distribution, such Participant's account balances were automatically transferred to the SIP.

      Executive Severance Plan. Holdings and PMI have adopted a
Severance Program for Key Executives. See "Certain Relationships and Related Transactions."

      Abbott Employment Agreement. In November 1997, PMI and Mr. Abbott entered into a three-year employment agreement (the "Employment Agreement") pursuant to which Mr. Abbott was employed as President and Chief Executive Officer of Holdings and PMI, which automatically renews for successive additional two-year terms unless either party gives written notice of termination at least 90 days prior to the end of the primary term or any renewal term then in effect.

      Under the Employment Agreement, Mr. Abbott is entitled to receive direct salary of $310,000 per annum, subject to such increases as may be from time to time approved by the Board of Directors of PMI, and to participate in certain employee benefit and incentive plans, including the Annual Incentive Plan with a target bonus of $150,000 per annum. Mr. Abbott's base salary and target annual bonus is to be reviewed at least annually and may be increased prospectively by the Board of Directors of PMI on the basis of performance evaluation.

      The Board of Directors of PMI has the right under the Employment Agreement to terminate the employment of Mr. Abbott prior to the expiration of the term without cause. Upon any such termination of the employment of Mr. Abbott, PMI is obligated to pay to Mr. Abbott his regular monthly salary until the date of termination, vacation pay due and not taken and to pay an amount equal to two full years of the annual base salary then being paid to Mr. Abbott under the Employment Agreement, plus the target bonus amount awarded for the year in which termination takes place. In addition, PMI has certain obligations to Mr. Abbott under certain medical, life insurance, disability and post retirement death benefit programs.

      As of the Effective Time, Mr. Abbott's Employment Agreement was amended to (i) delete the references therein to certain benefit plans of Holdings and PMI and substitute benefit plans of Koch Agriculture and its subsidiaries, except that Mr. Abbott continues to participate in the CAP; (ii) provide that Mr. Abbott is eligible to receive certain benefits (other than the lump-sum amounts based on annual salary) under the Severance Program if his employment is terminated and such benefits are payable thereunder; and (iii) to provide for the payment to Mr. Abbott of additional amounts on termination of employment if certain excise taxes are payable by Mr. Abbott as a result of payments to him under the Employment Agreement.

      Long Term Incentive Program. No Option or Stock Unit awards under the Company's Long Term Incentive Program were made for 1997. In lieu thereof, Holdings paid cash bonuses which did not exceed $1,000,000 in the aggregate.

Pension Plans

      PMI Pension Plans. Prior to its acquisition from a subsidiary of The British Petroleum Company p.l.c. by Holdings in 1993, the Company maintained a noncontributory, qualified Defined Benefit Pension Plan in which generally all salaried employees of the Company participated. The Company also maintains a nonqualified, unfunded supplemental executive retirement plan that provides highly paid employees with the portion of their retirement benefits not permitted to be paid from the Defined Benefit Pension Plan due to limitations imposed by the Internal Revenue Code of 1986, as amended, and compensation deferral elections. The following table sets forth the estimated annual retirement benefits payable under the Defined Benefit Pension Plan and the related supplemental executive retirement plan (collectively, the "PMI Pension Plans") in the specified final average pay and years of service classifications.

                            Pension Plan Table
                             Years of Service
            ----------------------------------------------------
 Final
Average
  Pay          15         20         25          30         35
--------    -------    -------    -------     -------    -------

$100,000    $19,728    $26,305    $32,881     $39,457    $46,033
 150,000     30,228     40,305     50,381      60,457     70,533
 200,000     40,728     54,305     67,881      81,457     95,033
 250,000     51,228     68,305     85,381     102,457    119,533
 300,000     61,728     82,305    102,881     123,457    144,033
 350,000     72,228     96,305    120,381     144,457    168,533
 400,000     82,728    110,305    137,881     165,457    193,033


      Final average pay is an average of a participant's highest five consecutive years of compensation earned during the last 10 years covered by the PMI Pension Plans. Compensation covered by the PMI Pension Plans consists of base salary and bonuses. Covered compensation for the Named Executive Officers is generally the same as that shown in the "annual compensation" columns of the Summary Compensation Table. The estimated credited years of service for each of the Named Executive Officers under the PMI Pension Plans is as follows: Mr. Abbott, 20 years; Mr. Alexander, 3 years; Mr. Ramsbottom, 26 years; Mr. Sumner, 21 years; and Mr. Highmark, 23 years.

      Benefits are computed on the basis of a five-year certain and life annuity and reflect deductions for social security and other offset amounts.

      All benefit accruals under the PMI Pension Plans described above ceased upon completion of the acquisition of the Company by Holdings in 1993. The Company has no further liability in connection with the funding of the Defined Benefit Pension Plan. The previous owner has retained sponsorship of the Defined Benefit Pension Plan and the responsibility to pay all benefits that become due thereunder. The Company sponsors the supplemental executive retirement plan and the responsibility to pay all benefits that become due thereunder.

      Koch Pension Plans. As of June 1, 1998, employees not covered by a collective bargaining agreement are eligible to participate in the Koch Industries Employees' Pension Plan, a defined benefit pension plan. Koch Industries also maintains an unfunded, supplemental executive retirement plan that provides highly paid employees with the portion of their retirement benefits not permitted to be paid from the Koch Industries Employees' Pension Plan due to limitations imposed by the Internal Revenue Code of 1986, as amended. Benefits under these plans will accrue only with respect to service after March 1998. However, eligible employees with five or more years of service with PMI and Koch Industries will be vested in the benefits accrued under the plan. The following table sets forth the estimated annual retirement benefits payable under the Koch Industries Employees' Pension Plan and the related supplemental executive retirement plan (collectively, the "Koch Pension Plans") in the specified final average pay and years of service classifications.

                            Pension Plan Table
                             Years of Service
            ----------------------------------------------------
 Final
Average
  Pay          15         20         25          30         35
-------     -------    -------    ------      -------    -------

$100,000    $18,750    $25,000    $31,250     $37,500    $43,750
 150,000     28,125     37,500     46,875      56,250     65,625
 200,000     37,500     50,000     62,500      75,000     87,500
 250,000     46,875     62,500     78,125      93,750    109,375
 300,000     56,250     75,000     93,750     112,500    131,250
 350,000     65,625     87,500    109,375     131,250    153,125
 400,000     75,000    100,000    125,000     150,000    175,000


      Final average pay is an average of a participant's highest three years of compensation earned during the last 10 years covered by the Koch Pension Plans. Compensation covered by the Koch Pension Plans consists of base salary. Covered compensation for the Named Executive Officers is generally the same as that shown in the "salary" column of the Summary Compensation Table. Years of service includes service after March 1998. At this time the Named Executive Officers have no credited years of service under the Koch Pension Plans.

      Capital Accumulation Plan. The Company has maintained the CAP for its key employees. Whether the CAP was offered in any given year was decided annually. If it was determined to offer the CAP, an employee relations committee chose those employees eligible to participate in the CAP. Each selected key employee could elect to defer all or a portion of the annual bonus that participant was entitled to receive. The minimum amount of a participant's deferral was $2,000, and the maximum amount was the participant's annual bonus. The benefits payable under the CAP are comprised of termination, death and retirement benefits. All benefits are unfunded and the Company has purchased life insurance on the lives of the participants. See Note 9 of Notes to Consolidated Financial Statements.

      The deferral option under the CAP has not been offered since the acquisition of the Company by Holdings in 1993. However, the Company has retained the CAP and the responsibility to pay all benefits due thereunder. The amount of a participant's "Annual Retirement Income Benefit" under the CAP is dependent upon the amount of the participant's deferral, the participant's age on the effective date of the deferral and the participant's age at the time of termination of employment. The estimated annual benefits payable under the CAP to the Named Executive Officers upon retirement at the normal retirement age of 65 are as follows: Mr. Abbott, $211,047; Mr. Alexander, $16,082; Mr. Ramsbottom, $111,092; Mr. Sumner, $124,247 and Mr. Highmark, $72,772.

      Koch Agriculture and its subsidiaries are continuing to maintain the CAP for the benefit of certain Current Employees and former employees (subject to any rights of amendment and termination with the consent of the Participants therein if consent is required under any deferral agreement executed under the CAP).

                    OWNERSHIP OF CAPITAL STOCK


      PMI is a wholly owned subsidiary of Holdings, which as a result of the Transactions is a wholly owned subsidiary of Koch Agriculture. Holdings does not have any material assets other than the stock of PMI. Koch Agriculture is a wholly owned subsidiary of Koch Industries.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Voting Agreement. Pursuant to the Voting Agreement, the directors and executive officers of PMI and Holdings who own Holdings Common Stock and certain other stockholders of Holdings, including certain principals and employees of TSG, agreed to vote their shares in favor of the Merger and not to solicit third party acquisition proposals.

      Executive Severance Program. Under the Purina Mills, Inc./PM Holdings Corporation Severance Program for Executives, as amended (the "Severance Program") Mr. Abbott (for certain purposes only, see discussion of Mr. Abbott's Employment Agreement in "-Employment Arrangements and Deferred Compensation Agreements"), Ian R. Alexander, Duncan H. Highmark, Nile D. Ramsbottom, Rick L. Bowen, Perry L. Mooneyham, Arnold E. Sumner, Jr., John T. Zerbe and August F. Ottinger (the "Covered Employees") are entitled to certain benefits as a result of the Merger if the Covered Employee's employment with PMI, Holdings or their subsidiaries is terminated under certain circumstances within two years after the Effective Time of the Merger. Effective April 3, 1998, Mr. Alexander resigned from the Company and subsequently has received benefits under the Severance Program.

      For purposes of the Severance Program, the term "Constructive Termination" means the occurrence after the Merger of any one or more of the following events: (i) the assignment by Holdings of the Covered Employee to a position that requires skills that are substantially different than the skills required for the position held by the Covered Employee at the time of the Merger, without the Covered Employee's prior written consent; or
(ii) a reduction by Holdings or PMI in the amount of a Covered Employee's total cash compensation compared to 1997; or (iii) the relocation of the Covered Employee's office, without the Covered Employee's prior written consent; or (iv) the requirement of the Covered Employee to perform his duties outside the principal executive offices of Holdings or PMI for a period of more than sixty (60) consecutive days or more than 60% of his time during the first and second year after the Effective Time, without the prior written consent of the Covered Employee; or (v) the failure of Holdings or PMI to offer the Covered Employee the opportunity to participate in, or the removal of the Covered Employee from, compensation programs and benefit plans generally offered and available to similar level executives in Holdings or PMI who perform at similar levels.

      For purposes of the Severance Program, the term
"Non-Voluntary Termination" means the termination of employment, other than by reason of death or disability, of a Covered
Employee by Holdings, PMI or any successor thereto without cause.

      Under the Severance Program, a Covered Employee whose employment was terminated on account of a Constructive Termination or Non-Voluntary Termination within three months prior to the Effective Time and such termination was in anticipation of the Merger or whose employment is terminated on account of a Constructive Termination or Non-Voluntary Termination within one year after the Effective Time shall (i) receive, within thirty (30) days after the latest to occur of the date of the Effective Time, Constructive Termination or Non-Voluntary Termination, cash from Holdings or PMI in one lump sum in an amount equal to the sum of (a) two times the Covered Employee's annual base salary effective immediately prior to the Effective Time; and (b) two times the bonus payments made by Holdings or PMI to the Covered Employee in 1997; and (ii) be paid in one single lump sum payment, the net present value of the premiums that would be charged for medical benefits coverage during the forty-two month period commencing on the date of the Constructive Termination or Non-Voluntary Termination under the medical program of Holdings and PMI and be covered thereunder, provided the Covered Employee pays for such coverage; and (iii) during the period commencing on the latest of the date of the Effective Time, Constructive Termination, or Non-Voluntary Termination and ending on the second anniversary thereafter, receive the use of office space and secretarial assistance for the purpose of finding new employment, and such other outplacement services as Holdings or PMI may provide.

      Under the Severance Program, a Covered Employee whose employment is terminated on account of a Constructive Termination or Non-Voluntary Termination after one year has elapsed since the Effective Time but before two years have elapsed since the Effective Time shall: (i) receive, within thirty (30) days after such Constructive Termination or Non-Voluntary Termination, cash from Holdings, PMI or their subsidiaries in one lump sum in an amount equal to the sum of (a) one times the Covered Employee's annual base salary calculated based upon the annual base salary effective immediately prior to the Effective Time; and (b) one times the bonus payments made by Holdings or PMI to the Covered Employee in 1997; and (ii) be paid in one single lump sum payment, the net present value of the premiums that would be charged for medical benefits coverage during the thirty month period commencing on the date of the Constructive Termination or Non-Voluntary Termination under the medical program of Holdings and PMI and be covered thereunder, provided the Covered Employee pays for such coverage and (iii) during the period commencing on the date of the Constructive Termination of Non-Voluntary Termination and ending on the first anniversary thereafter, receive the use of office space and secretarial assistance for the purpose of finding new employment, and such other outplacement services as Holdings or PMI may provide.

      The amounts payable to a Covered Employee as described above shall be payable whether or not the Covered Employee secures new employment, and shall not be reduced or offset in any manner except by the amount of any severance or termination of employment payments made by Holdings, PMI or their subsidiaries to the Covered Employee otherwise than pursuant to the Severance Program, but unemployment compensation benefits shall not be considered to be payments made by Holdings, PMI or their subsidiaries.

      Certain Payments and Agreements. Certain members of PMI's and Holdings' management shared a $3.2 million fee in recognition of their past contributions to PMI and Holdings and their contributions in connection with the consummation of the Transactions and their agreement not to voluntarily terminate their employment with PMI or Holdings for a specified period of time. The fee was allocated by Holdings' Compensation Committee and the allocation was approved by Holdings' Board of Directors. For information concerning additional amounts payable to Mr. Abbott in connection with the consummation of the Transactions, see "--Employment Arrangements and Deferred Compensation Agreements."

      Shares of Holdings Common Stock held by all officers and directors of PMI and Holdings have been converted into the right to receive the same consideration as shares of Holdings Common Stock held by other stockholders. Options and Stock Units held by the officers and directors of PMI and Holdings were treated in the same manner as Options and Stock Units held by others.

      Pursuant to the Merger Agreement, Koch Agriculture has agreed that Holdings and PMI will, for six years after the Effective Time, indemnify all present directors and officers of Holdings, PMI and their subsidiaries and will, subject to certain limitations, maintain for six years directors' and officers' insurance and indemnification policy.

      Upon completion of the Merger, TSG received a fee for financial consulting services of $6.5 million, plus reimbursement of out-of-pocket expenses. Messrs. Oehmig and Hevrdejs, directors of PMI and Holdings prior to the consummation of the Transactions, are principals of TSG.

      Holdings paid cash bonuses in the aggregate amount of $1.0 million to employees of PMI and Holdings including officers, who were eligible for awards under Holdings' long-term incentive plan based on 1997 performance in lieu of awards of Options or Stock Units. The employees eligible for such bonuses and the amounts payable to each were approved by Holdings' Board of Directors.

      Tax Sharing Agreements. Koch Industries, Holdings and Holdings' subsidiaries (including the Company) (together being the "Holdings Sub-Group") entered into tax sharing agreements (the "Tax Sharing Agreements") as of the effective date of the Merger which set forth certain obligations for each entity with respect to federal, state, foreign and local taxes. In general, the Tax Sharing Agreements provide for (i) the payment of taxes for periods during which Holdings and any of Holdings' subsidiaries are included in the Koch Industries consolidated group for federal income tax purposes, or a Koch Industries combined return for state income tax purposes (the "Affiliated Period"), (ii) the allocation of responsibility for the filing of tax returns, (iii) the conduct of tax audits and the handling of tax controversies and (iv) various related matters. During the Affiliated Period, the Tax Sharing Agreements provide that (a) each of Holdings' subsidiaries will be obligated to reimburse Holdings for its share of federal, state, local and foreign income taxes for all periods commencing with the taxable year ending on December 31, 1998 determined as if such subsidiary filed its tax returns separately from the Koch Industries consolidated group and the Holdings Sub-Group and (b) Holdings will be obligated to reimburse Koch Industries for the Holdings Sub-Group's share of federal, state, local and foreign income taxes for all periods commencing with the taxable year ending on December 31, 1998 determined as if the Holdings Sub-Group were a single entity which filed its tax returns separately from the Koch Industries consolidated group.


      Koch Agriculture Supply Agreement. Pursuant to a master procurement agreement, dated as of the effective date of the Merger (the "Supply Agreement"), between Nutrition Supply and Trading, a division of Koch Agriculture ("S&T"), and the Company, S&T supplies the Company with all of its requirements for feed ingredients and feed additives ("Feed Ingredients") and feed packaging materials ("Packaging") to be used at the Company's feed milling facilities. The price of Feed Ingredients purchased by the Company under the Supply Agreement is equal to "Market Value" (for the particular Feed Ingredient less the "Discount". "Market Value," for purposes of the Supply Agreement, means the price at which parties dealing at arm's-length would purchase and sell the particular Feed Ingredient in the spot market. For three specific Feed Ingredients (corn, wheat middlings and soybean meal), which the Company expects will comprise approximately half of the Feed Ingredients it will purchase under the Supply Agreement, Market Value cannot exceed an amount tied to a formula based on price quotations prevailing in the market and reported in an industry publication. The "Discount" applicable to the first year of the Supply Agreement is $3.50 per ton and, hereafter, will be negotiated in good faith by S&T and the Company. The price of Packaging purchased by the Company under the Supply Agreement will be equal to S&T's cost. The Supply Agreement commenced on May 1, 1998 and will have an initial term of five years, after which it will renew automatically for additional one-year terms until canceled by either party. The Supply Agreement can be terminated by either party (i) under certain circumstances relating to Koch Industries and its affiliates no longer controlling a majority of the Company's common stock, (ii) if the parties are unable to negotiate the Discount or (iii) if the other party breaches its obligations under the Supply Agreement.


      Jet-Pro(R) License Agreement. Koch Feed, a wholly owned subsidiary of Koch Agriculture, agreed to license its patented Jet-Pro(R) dewatering technology to the Company pursuant to a license agreement dated the effective date of the Merger (the "License Agreement"). Pursuant to the terms of the License Agreement, and in consideration of a one-time licensing fee of $100 payable by the Company, Koch Feed granted to the Company a nonexclusive and nonassignable perpetual license to use the Jet-Pro(R) dewatering technology without any geographic restriction, on any equipment, and to process any product, subject only to a preexisting exclusive license granted to another licensee relating to the processing of inedible eggs in the United States. Notwithstanding the nonexclusive nature of the license granted to the Company, Koch Feed agreed that, for so long as Koch Industries and its affiliates own greater than 50% of the Company's common stock, Koch Feed will not license the Jet-Pro(R)dewatering technology to any commercial feed producer in the United States which is a direct competitor of the Company. The License Agreement is terminable only upon the Company's bankruptcy or breach of the License Agreement. In addition to the License Agreement, which covers a process patent relating to the Jet-Pro(R)dewatering technology, Koch Feed agreed, subject to certain terms and conditions, to sell its patented Jet-Pro(R)dewatering equipment to the Company on terms no less favorable to the Company than those offered to other unaffiliated customers of Koch Feed.

                DESCRIPTION OF CERTAIN INDEBTEDNESS

      The following is a summary of the New Credit Facilities which became effective upon consummation of the Transactions. To the extent this summary contains descriptions of the New Credit Facilities, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request from the Company.

New Credit Facilities

      In connection with the Transactions, PMI entered into the New Credit Facilities with a syndicate of financial institutions (the "Lenders") for which Chase Bank of Texas, National Association ("Chase Bank"), acted as administrative agent (the "Administrative Agent") and Chase Securities Inc. acted as the exclusive advisor and syndicate arranger. Although no firm commitment was provided by the Lenders, the New Credit Facilities provided the maximum aggregate principal amount of $300.0 million of financing. The following is a summary of the material terms and conditions of the New Credit Facilities and is subject to the detailed provisions of the credit agreement (the "Credit Agreement") and various related documents entered into in connection with the New Credit Facilities.

      General. The New Credit Facilities consist of (i) Term Loans in an aggregate principal amount of $200.0 million, comprised of two tranches: a $100.0 million Tranche A Term Loan and a $100.0 million Tranche B Term Loan and (ii) a $100.0 million New Revolving Credit Facility, with a $40.0 million sub-limit for letters of credit.

      The proceeds of the Term Loans were borrowed in full on the date of the consummation of the Offering, in addition to $10.5 million under the New Revolving Credit Facilities, and used to finance the Transactions and related fees and expenses. Proceeds of the New Revolving Credit Facility have also been used to redeem the Company's Industrial Revenue Bonds and will be used to finance the Company's ongoing general working capital requirements. The New Revolving Credit Facility also may be used in part for the issuance of letters of credit to be used solely for ordinary course of business purposes of the Company and its subsidiaries.

      Interest Rates; Fees. The initial interest rates per annum applicable to the amounts outstanding under the Tranche A Term Loan and the New Revolving Credit Facility are, at the Company's option, either (i) the base rate as defined in the Credit Agreement (the "Base Rate") plus 1.00% per annum (the "Applicable Base Rate Margin") or (ii) the eurodollar rate as defined in the Credit Agreement (the "Eurodollar Rate") plus 2.00% per annum (the "Applicable Eurodollar Rate Margin"). Upon attainment of certain leverage ratios, as set forth in the Credit Agreement, such Applicable Base Rate Margin and Applicable Eurodollar Rate Margin, as well as the Commitment Fee (as defined), will be adjusted.

      Interest Rates on the Tranche B Term Loan are, at the
Company's option, (i) the Base Rate plus 1.25% per annum or (ii) the Eurodollar Rate plus 2.25% per annum.

      In addition, the Company is required to pay the Lenders under the New Revolving Credit Facility an initial commitment fee (the "Commitment Fee") of 0.50%, computed at a per annum rate for each day and payable quarterly in arrears, on the unused portion of such facility. The Company is also required to pay under the New Revolving Credit Facility an additional fee in the amount of 0.25% per annum on the daily average amount available for drawing under any letter of credit to the bank that has issued such letter of credit.

      Amortization; Prepayments. The Tranche A Term Loan is scheduled to mature on the seventh anniversary of the date of consummation of the Offering and is subject to amortization payments on a quarterly basis of $1.25 million per quarter during the first year, $2.0 million per quarter during the second year, $2.75 million per quarter during the third year, $3.5 million per quarter during the fourth year, $4.25 million per quarter during the fifth year, $5.00 million per quarter during the sixth year and $6.25 million per quarter during the seventh year following the first such payment, which will be made on June 30, 1998. The Tranche B Term Loan is scheduled to mature on the ninth anniversary of the date of consummation of the Offering and is subject to amortization payments on a quarterly basis of $75,000 for each of the eight successive one-year periods following the first such payment, which will be made on June 30, 1998. The remaining $97.6 million aggregate principal amount of the Tranche B Term Loan shall be subject to four equal quarterly amortization payments, with the first such payment to be made eight years after June 30, 1998. The New Revolving Credit Facility will mature seven years after the date of the consummation of the Offering.

      Voluntary prepayments may be made in whole or in part without premium or penalty (other than the payment of all breakage costs and funding losses), in minimum principal amounts to be agreed upon. Such payments will be applied to reduce the scheduled amortization of all then-outstanding Term Loans on a pro rata basis across the respective maturities thereof unless, while the Tranche A Term Loan is outstanding, the Lenders of the Tranche B Term Loan choose to decline certain prepayments, with the result that the prepayment of the Tranche A Term Loan will be increased in the amount of any such prepayment declined.

      The Company is required to make mandatory repayments of the Term Loans from (i) 50% of Excess Cash Flow (as defined in the Credit Agreement); (ii) 100% of the net cash proceeds of all non-ordinary-course permitted asset sales or other dispositions of property by the Company and its subsidiaries (including insurance and condemnation proceedings), except in certain circumstances where such proceeds are used to replace property in amounts to be agreed upon, subject to certain limited exceptions;
(iii) 100% of the net proceeds of any issuance of debt obligations of Holdings, the Company and its subsidiaries; and
(iv) 50% of the net proceeds from the issuance of equity by Holdings, the Company or its subsidiaries, subject to certain exceptions. Applications of payments to the Term Loans will apply to reduce the scheduled amortization of the then outstanding Tranche A Term Loan and Tranche B Term Loan on a pro rata basis across the respective maturities thereof unless, while the Tranche A Term Loan is outstanding, the Lenders of the Tranche B Term Loan choose to decline certain prepayments, with the result that the prepayment of the Tranche A Term Loan will be increased in the amount of any such prepayment declined.

      Guarantees and Collateral. Holdings and all subsidiaries of the Company, whether existing at the time of the consummation of the Offering or thereafter, guaranteed the Company's obligations under the Credit Agreement. All amounts owing under the New Credit Facilities are secured by a first lien or first priority security interest in (i) substantially all the tangible and intangible personal property of the Company and its subsidiaries,
(ii) certain of the material real property of the Company and its subsidiaries, (iii) all the common stock of the Company (to be pledged by Holdings), (iv) all of the common stock of the Company's subsidiaries and (v) the Company's equity interest in certain nonsubsidiaries. The Company also provided a negative pledge with respect to all of the other assets of the Company and its subsidiaries.

      Covenants. The obligations of the lenders under the New Credit Facilities are subject to the satisfaction of certain customary conditions precedent. The Company and its subsidiaries are subject to certain affirmative and negative covenants contained in the New Credit Facilities, including without limitation covenants that limit (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) the incurrence of capitalized lease obligations; (iv) payment of dividends; (v) prepayment or repurchase of indebtedness, including the Notes; (vi) the sale or discount of receivables; (vii) engaging in transactions with affiliates (with the exception of certain feedstock arrangements) and formation of subsidiaries; (viii) capital expenditures; and
(ix) changes of lines of business. There are also covenants relating to compliance with ERISA and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and financial reporting. In addition, the New Credit Facilities require the Company to maintain compliance with certain specified financial covenants, including covenants related to minimum interest coverage, minimum fixed charge coverage and maximum leverage.

      Events of Default. The New Credit Facilities contain customary events of default, including without limitation, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults, change of control and failure of any guaranty or security agreement supporting the Company's obligations under the Credit Agreement to be in full force and effect.

Industrial Revenue Bonds

      In July 1995 and October 1996, the Company entered into two loan agreements to finance the construction of two new manufacturing facilities in conjunction with the sale of $17.4 million in Industrial Revenue Bonds by local government units. The Industrial Revenue Bonds were scheduled to mature in 2020 and 2022 and could be retired in whole or in part at any time. The Industrial Revenue Bonds carried variable interest rates with a maximum of 15% per annum. The weighted average rate at March 31, 1998 was 3.8%. The Company called the Industrial Revenue Bonds for redemption and redeemed the Industrial Revenue Bonds within thirty days after the consummation of the Merger.

                        THE EXCHANGE OFFER

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

Terms of the Exchange Offer

      General

      In connection with the issuance of the Old Notes pursuant to a Purchase Agreement dated as of March 12, 1998, by and between the Company and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

      Under the Registration Rights Agreement, the Company is required to file within 90 days after March 12, 1998 (the date the Old Notes were issued (the "Issue Date")) the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of New Notes identical in all material respects to the Old Notes except that the New Notes shall contain no restrictive legend thereon. Under the Registration Rights Agreement, the Company is required to use its best efforts to (i) cause the Registration Statement to become effective within 150 days after the Issue Date, (ii) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of the Old Notes and (iii) consummate the Exchange Offer on or prior to the 30th day following the date on which the Registration Statement is declared effective by the Commission. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes of the same class will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of _____, 1998. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered in exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

      Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

      Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer who acquires such New Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Company; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and
(iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of time not to exceed 180 days after the Expiration Date, or such shorter period which will terminate when such Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

      In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the registered Exchange Offer, or if any holder of Old Notes (other than affiliates of the Company) is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company, will, at its cost, (a) as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") with the Commission covering resales of the Old Notes or the New Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective (except as the result of a Suspension Period (as defined below)) until the earlier of (i) the time when the Old Notes covered by the Shelf Registration Statement can be sold (by persons other than affiliates of the Company) pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the Issue Date. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

      If (i) by June 10, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) by September 8, 1998, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions, including an exception for a period not to exceed 60 days in any twelve-month period during which the Company effects a material corporate transaction (a "Suspension Period" as further defined in the Registration Rights Agreement)) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause (i) through (iii) being herein called a "Registration Default"), additional cash interest will accrue on the Old Notes and the New Notes at the rate of 0.50% per annum (increasing by 0.50% per annum at the end of each 90-day period thereafter) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of the Old Notes as of the date on which such interest is payable; provided, however, that in no event shall the aggregate amount of such additional interest exceed 1.00% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to the Old Notes.

      Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors-Risk Factors Relating to the Notes-Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments; Termination


      The term "Expiration Date" shall mean ______________, 1998 (30 calendar days following the commencement of the Exchange Offer, which will occur on the date of effectiveness of the Registration Statement), unless the Exchange Offer is extended if and as required by applicable law, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.


      In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

      The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

      Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest on the New Notes

      The New Notes will accrue interest at the applicable per annum rate set forth on the cover page of this Prospectus, from
(A) the later of (i) the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or (ii) if the Old Notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment or (B) if no interest has been paid on the Old Notes, from the Issue Date of such Old Notes. Interest on the New Notes is payable on March 15 and September 15 of each year.

Procedures for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "--Conditions" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

      The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

      If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth below under "--

Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Old Notes, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

      The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:


     By Mail:            Facsimile            By Hand or
                      Transmissions:           Overnight
  (Registered or                              Delivery:
  Certified Mail         (Eligible
   Recommended)        Institutions
The First National         Only)           The First National
  Bank of Chicago     (212) 240-8938         Bank of Chicago
 c/o First Chicago                         c/o First Chicago
   Trust Company                             Trust Company
    of New York                               of New York
  14 Wall Street       To Confirm by         14 Wall Street
    8th Floor,           Telephone            8th Floor,
     Window 2          or for Infor-           Window 2
     New York,         mation Call:            New York,
  New York 10005      (212) 240-8801         New York 10005

Fees and Expenses

      The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

      The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

      The expenses to be incurred in connection with the Exchange
Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

      The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                   DESCRIPTION OF THE NEW NOTES

General

      The Old Notes were issued, and the New Notes offered hereby will be issued, under an Indenture, dated as of March 12, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The New Notes will be subject to all such terms, and prospective holders of New Notes are referred to the Indenture and the TIA for a statement thereof.


      The following is a summary of certain provisions of the Indenture, a copy of which Indenture and Registration Rights Agreement is available upon request to the Company at the address set forth under "Available Information." The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used herein and not otherwise defined have the meanings set forth under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Purina Mills, Inc. and not to Holdings or any Subsidiary of the Company. None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) are parties to the Indenture or responsible for, or guarantors of, any payments or other claims in respect of the New Notes or the Indenture.


      Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 14 Wall Street, New York, New York 10005), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the New Notes at their registered addresses.

      The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the New Notes

      The New Notes will be unsecured, senior subordinated obligations of the Company, limited to $500.0 million aggregate principal amount, of which $350.0 million aggregate principal amount will be issued in the Exchange Offer. The New Notes will mature on March 15, 2010.

      Each New Note will bear interest at a rate per annum shown on the front cover of this Prospectus from March 12, 1998 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The interest rate on the Old Notes is subject to increase in certain circumstances if the Company does not file an Exchange Offer Registration Statement or if the Exchange Offer
Registration Statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "--Registered Exchange Offer; Registration Rights."

Optional Redemption

      Except as set forth in the following paragraph, the New Notes will not be redeemable at the option of the Company prior to March 15, 2003. Thereafter, the New Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                  Redemption
Period                                              Price
------                                            ----------

2003............................................. 104.500%
2004............................................. 103.000%
2005............................................. 101.500%
2006 and thereafter.............................. 100.000%


      In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the New Notes with the net cash proceeds of one or more Public Equity Offerings of the Company following which there is a Public Market or, in the case of a Public Equity Offering of Holdings following which there is a Public Market, with the net cash proceeds thereof that are contributed to the equity capital of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $227.5 million principal amount of the New Notes must remain outstanding after each such redemption.

      In the case of any partial redemption, selection of the New Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A New
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Ranking

      The indebtedness evidenced by the New Notes will be unsecured senior subordinated obligations of the Company. The payment of the principal of, premium (if any) and interest on, the New Notes is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred, including the Company's obligations under the Credit Agreement. The New Notes will also be structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Company.

      As of March 31, 1998, the Company's Senior Indebtedness was approximately $206.9 million. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants-Limitation on Indebtedness."


      Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the New Notes in accordance with the provisions of the Indenture. The New Notes will in all respects rank equal to all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.


      The Company may not pay principal of, premium (if any) or interest on, the New Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire any New Notes (collectively, "pay the New Notes") if (i) any Designated Senior Indebtedness is not paid in full in cash or cash equivalents when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or cash equivalents. However, the Company may pay the New Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the New Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the New Notes after the end of such Payment Blockage Period. Subject to the provisions described in the first sentence of this paragraph, the New Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

      Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash or cash equivalents, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

      If payment of the New Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of such acceleration.

      By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

      The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the New Notes pursuant to the provisions described under "--Defeasance."

Book-Entry; Delivery and Form

      The New Notes will be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

      New Notes that are issued as described below under "--Certificated New Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for New Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of New Notes being transferred.

      The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the New Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of the New Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

      So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related New Notes for all purposes of such New Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the New Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      Payment of principal of and interest on New Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

      The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

      Unless and until it is exchanged in whole or in part for certificated New Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

      Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated New Notes

      The New Notes represented by the Global Note are exchangeable for certificated New Notes in definitive form of like tenor as such New Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository of the Global Note or if at any time the

Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the New Notes represented by the Global Note or (iii) an Event of Default has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated New Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "--Transfer Restrictions" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such New Notes, to the provisions of such legend.

Registered Exchange Offer; Registration Rights

      The Company agreed pursuant to the Registration Rights Agreement with the Initial Purchasers, for the benefit of the holders of the New Notes, to, at its cost, (i) within 90 days after the Issue Date, file the Exchange Offer Registration Statement with the SEC with respect to the Exchange Offer to exchange the Old Notes for New Notes, with terms substantially identical in all material respects to the Old Notes except that such New Notes will not contain terms with respect to transfer restrictions and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Note at maturity. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange thereof or, if no interest has been paid on such Note, from the date interest began to accrue on such Note. Under existing SEC interpretations, the New Notes will be freely transferable by holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the New Notes represents that it is acquiring the New Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the New Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that Participating Broker-Dealers receiving New Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

      A holder of Old Notes (other than certain specified holders) who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the registered Exchange Offer, or if any holder of Old Notes (other than affiliates of the Company) is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company, will, at its cost, (a) as promptly as practicable, file a Shelf Registration Statement with the SEC covering resales of the Old Notes or the New Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective (except as the result of a Suspension Period (as defined below)) until the earlier of (i) the time when the Old Notes covered by the Shelf Registration Statement can be sold (by persons other than affiliates of the Company) pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the Issue Date. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf

Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

      If (i) by June 10, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC; (ii) by September 8, 1998, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions, including an exception for a period not to exceed 60 days in any twelve-month period during which the Company effects a material corporate transaction (a Suspension Period as further defined in the Registration Rights Agreement)) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause (i) through (iii) being herein called a Registration Default), additional cash interest will accrue on the Old Notes and the New Notes at the rate of 0.50% per annum (increasing by 0.50% per annum at the end of each 90-day period thereafter) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of the Old Notes as of the date on which such interest is payable; provided, however, that in no event shall the aggregate amount of such additional interest exceed 1.00% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to the Old Notes.

      If the Company effects the Exchange Offer, it will be entitled to close the Exchange Offer 30 business days after the commencement thereof provided that it has accepted all Old Notes theretofore validly tendered in accordance with the terms of the Exchange Offer.

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

Change of Control

      Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

           (i) Prior to the earlier to occur of (A) the first public offering of common stock of the Company or (B) the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by Holdings or the Company or otherwise (for purposes of this clause (i) and clause
      (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

           (ii) subsequent to the first public offering of common stock of the Company or Holdings, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
      Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause
      (ii)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

           (iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of Holdings or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or the Company was approved by a vote of a majority of the directors of Holdings or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or the Company then in office; or

           (iv) the merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person with or into Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings or the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

      Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its New Notes purchased.

      The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (the law governing the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred.

      The Company will not be required to make a Change of Control Offer upon a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to this

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covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

      The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit rating. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants-Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the New Notes protection in the event of a highly leveraged transaction.

      The Credit Agreement generally prohibits the Company from purchasing any New Notes and also provides that the occurrence of certain change of control events (as defined therein) with respect to Holdings or the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing New Notes, the Company could seek the consent of its lenders to the purchase of New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement.

      Future Indebtedness of the Company may contain prohibitions on the occurrence of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a change of control (as defined in the instruments governing such Indebtedness). Moreover, the exercise by the Holders of their right to require the Company to repurchase the New Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.

Certain Covenants

      The Indenture contains covenants including, among others, the following:

      Limitation on Indebtedness. (a) The Company will not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Consolidated Coverage Ratio would exceed 2.00:1.

      (b) Notwithstanding the foregoing paragraph (a), the Company may Incur any or all of the following Indebtedness: (i) Indebtedness of the Company Incurred under the revolving credit provisions of the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $100.0 million and (B) the sum of (1) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries and (2) 50% of the gross book value of the inventory of the Company and its Restricted Subsidiaries; provided that the amount in clause (A) shall be reduced by the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to "--Certain Covenants-Limitation on Sale of Assets and Subsidiary Stock"; (ii) Indebtedness of the Company Incurred under the term loan provisions of the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $200.0 million, less the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock" and less the aggregate amount of any mandatory prepayments of principal of term loans thereunder that have been made since the Issue Date; (iii) Indebtedness of the Company owing to and held by any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company and
(B) such Indebtedness (if held other than by a Wholly Owned Subsidiary) is expressly subordinated to the prior payment in full in cash of all obligations with respect to the New Notes;
(iv) Indebtedness represented by the New Notes and the New Notes in an aggregate principal amount not to exceed $350.0 million;
(v) Indebtedness of the Company (other than the Indebtedness described in clauses (i), (ii), (iii) or (iv) above) outstanding on the Issue Date; provided that any Existing PMI Senior Subordinated Notes accepted for payment in the Tender Offers shall be deemed to be Indebtedness outstanding on the Issue Date except to the extent they remain outstanding at the close of business on the second Business Day following the Issue Date (in which event the existence of such Existing PMI Senior Subordinated Notes shall be deemed to constitute an Incurrence of Indebtedness by the Company under the Indenture); (vi) Indebtedness (including Capitalized Lease Obligations) of the Company Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding not to exceed $50.0 million, provided that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of the Company; (vii) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (ii), (iv), (v) (other than any Existing PMI Senior Subordinated Notes described in such clause (v)) or this clause (vii); (viii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and the obligations with respect to which such instruments were issued and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements which relate to Indebtedness and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by the Company pursuant to the Indenture; (ix) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this covenant or "Certain Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; (x) (A) Permitted Customer Financing and (B) Guarantees permitted to be Incurred pursuant to clause
(xii)(B) of the definition of "Permitted Investment"; (xi) Indebtedness of the Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence; (xii) Indebtedness of the Company arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the acquisition or disposition of any assets of the Company or a Restricted Subsidiary (whether evidenced by a note, backed by a letter of credit or otherwise) in a principal amount not to exceed (in the case of a disposition) the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (xiii) Indebtedness of the Company representing obligations in respect of self-insured retention amounts, amounts required in connection with workers' compensation and other insurance coverage Incurred in the ordinary course of business or reimbursement obligations in respect of amounts Incurred or paid by an insurance company under any insurance program in the ordinary course of business; (xiv) Standard Securitization Undertakings; and (xv) other Indebtedness in an aggregate principal amount outstanding at any time not to exceed $25.0 million.

      (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such new
Indebtedness shall be subordinated to the New Notes to at least the same extent as such Subordinated Obligations being Refinanced.

      (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

      (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior

Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness (other than Secured Indebtedness secured by a Permitted Lien) unless contemporaneously therewith effective provision is made to secure the New Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

      Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except: (a) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof; (b) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness"; (c) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness or Preferred Stock described in clauses (a) and (b) of this paragraph); (d) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clauses
(b) or (c) of this paragraph or this clause (d); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (c), such Refinancing Indebtedness shall be Incurred only by such Subsidiary; (e) Indebtedness of Restricted Subsidiaries organized under laws other than the United States of America or any state thereof in amount not to exceed $25.0 million in the aggregate at any one time; (f) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by a Restricted Subsidiary in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and the obligations with respect to which such instruments were issued; (g) Indebtedness of a Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence; (h) Guarantees of the Indebtedness specified in clause (i) and (ii) of the "Limitation on Indebtedness" covenant; and (i) Indebtedness of a Special Purpose Vehicle which is Non-Recourse Debt (other than Standard Securitization Undertakings), including Indebtedness represented by the issuance of participations of interest in such Special Purpose Vehicle in connection with a Permitted Securitization.

      The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt (except that an Unrestricted Subsidiary may Incur Indebtedness Guaranteed by the Company to the extent an Investment represented by such Guarantee is permitted to be made in accordance with the "Limitation on Restricted Payments" covenant), provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or such Restricted Subsidiary.

      Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment: (1) a Default or Event of Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination (in the case of amounts in excess of $5.0 million) will be evidenced by a resolution of such Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) 15% of the Consolidated NIDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated NIDA will be a deficit, minus 100% of such deficit) (except that if the New Notes have been rated Investment Grade as of the end of any fiscal quarter, then the amount to be calculated pursuant to this clause (A) for the succeeding fiscal quarter and for any other succeeding quarter where the New Notes have been rated Investment Grade on the first day of such fiscal quarter shall be 25% of Consolidated NIDA, provided that the New Notes are also rated Investment Grade at the time such Restricted Payment is declared or made, as the case may be); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of

Capital Stock (other than Disqualified Stock) or other cash contributions from Holdings to the Company's capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, or any of its Subsidiaries for the benefit of their employees to the extent that such plan or trust Incurs any Indebtedness Guaranteed by the Company or its Restricted Subsidiaries to finance the acquisition of such Capital Stock); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets, terminations of Guarantees or proceeds received by the Company or the relevant Restricted Subsidiary from the sale of all or part of such Investment, in each case to the Company or any Restricted Subsidiary and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (or is merged into the Company or a Restricted Subsidiary); provided, that the foregoing sum shall not exceed the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary or in such other Person, which amount was included in the calculation of the amount of Restricted Payments; and (E) $5.0 million.

      (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that such plan or trust Incurs any Indebtedness Guaranteed by the Company or its Restricted Subsidiaries to finance the acquisition of such Capital Stock); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which are permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired), (B) such new Indebtedness is subordinated to the New Notes at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed and the final scheduled maturity date of the New Notes and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of the New Notes; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments; (iii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or Holdings from employees, former employees, directors or former directors of the Company or Holdings (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments; (iv) any dividend paid to Holdings (or any successor parent corporation with which the Company is part of a consolidated tax group) in respect of overhead expenses, tax liabilities and legal, accounting and other professional fees and expenses that are directly attributable to the operations of the Company and its Restricted Subsidiaries, provided that the amount of any such dividends will be excluded in the calculation of the amount of Restricted Payments; (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included (without duplication for the declaration thereof) in the calculation of the amount of Restricted Payments; and (vi) the Merger and Tender Offer Payments; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments; and provided further that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii), (iii) and (v) no Default or Event of Default shall have occurred and be continuing.

      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement); (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable (taken as a whole) to the Noteholders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreement, as determined in good faith by the Company and evidenced by an Officers' Certificate; (4) any encumbrance or restriction in any agreement entered into pursuant to clause (e) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant; (5) in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; (6) in the case of clause (iii), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;
(7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (8) any such restriction imposed by applicable law; and (9) customary encumbrances or restrictions contained in agreements of a Special Purpose Vehicle created in connection with a Permitted Securitization that in the good faith of the Board of Directors of the Company are necessary to effect such Permitted Securitization.

      Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Company in the case of values in excess of $2.5 million or by the Company otherwise, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (except in the case of Asset Dispositions of a Closed Facility) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Wholly Owned Subsidiary in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to Holders of the New Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase New Notes and such other Senior Subordinated Indebtedness pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) to any other application or use not prohibited by the Indenture; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or
(C) above, the Company or such Restricted Subsidiary will permanently retire such Indebtedness and will cause the related loan commitment or availability (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or to reduce outstanding loans under any working capital facility.

      For the purposes of this covenant, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company (other than Disqualified Stock of the Company and other than Indebtedness that is subordinated to the New Notes) or Indebtedness of any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

      (b) In the event of an Asset Disposition that requires the purchase of New Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase New Notes tendered pursuant to an offer by the Company for the New Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued interest to the date of purchase (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of New Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company will apply the remaining Net Available Cash in accordance with clause
(a)(iii)(D) above. The Company shall not be required to make an Offer for New Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) are less than $10.0 million for all Asset Dispositions (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

      (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

      Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of those members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to the Company and its Restricted Subsidiaries from a financial point of view.

      (b) The provisions of the foregoing paragraph (a) shall not apply to (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to "Certain Covenants-Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees and indemnities to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company, (viii) (A) sales or other transfers or dispositions of customer loans and related assets customarily transferred to a Special Purpose Vehicle in connection with a Permitted Securitization and (B) Investments in a Special Purpose Vehicle customarily made in connection with a Permitted Securitization which are permitted by the "Limitation on Restricted Payments" covenant; (ix) the Tax Sharing Agreement and the Commodity Supply Agreement; and (x) any Jet Pro Sales Transactions with Koch Agriculture or its affiliates which are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of any such transaction in arm's-length dealings with a Person who is not an Affiliate.

      Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary continues to constitute a Restricted Subsidiary or
(iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

      SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Noteholders with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections, except that prior to the 150th day after the Issue Date, such requirements shall be deemed satisfied by the filing with the SEC and delivering to the Holders on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-K for the year ended December 31, 1997 and a Form 10-Q for the quarter ended March 31, 1998. The Company also will comply with the other applicable provisions of TIA ss. 314(a).

Merger and Consolidation

      The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the New Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness;" and (iv) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, as set forth in the Indenture.

      The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the New Notes.

Defaults

      An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "-Merger and Consolidation," (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants" (in each case, other than a failure to purchase New Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Company or any Restricted Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Holdings, the Company or any Significant Subsidiary of the Company (the "bankruptcy provisions") or (viii) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability in writing) is rendered against the Company or any Restricted Subsidiary of the Company remains outstanding for a period of 60 days after such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision").

      The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      However, a default under clauses (iv), (v) and (viii) will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding New Notes notify the Company as provided in the Indenture of the default and the Company does not cure such default within the time specified after receipt of such notice.

      If an Event of Default occurs and is continuing, the Trustee shall, at the request of Holders of at least 25% in aggregate principal amount of the outstanding New Notes by notice to the Company declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the Credit Agreement and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts under the Credit Agreement are accelerated or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such declaration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued interest on all the New Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the New Notes unless (i) such Holder shall have previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in aggregate principal amount of the outstanding New Notes shall have requested the Trustee to pursue the remedy, (iii) such Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee shall not have complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding New Notes shall not have given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding New Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

      The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Noteholders. In addition, the Company is required to


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


deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the New Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may
(i) reduce the amount of New Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption," (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's New Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's New Notes, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders.

      Without the consent of any Holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations the Company under the Indenture, to provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are as described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the New Notes, to secure the New Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder and to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

      The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

      A Noteholder may transfer or exchange New Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any New Note selected for redemption or to transfer or exchange any New Note for a period of 15 days prior to a selection of New Notes to be redeemed. The New Notes will be issued in registered form and the registered holder of a New Note will be treated as the owner of such New Note for all purposes.

Defeasance

      The Company at any time may terminate all its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a


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


registrar and paying agent in respect of the New Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants (other than the covenant described under "-Merger and Consolidation")," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" and the limitations contained in clause (iii) under "--Merger and Consolidation" ("covenant defeasance").

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause
(iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) under "--Merger and Consolidation."

      In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the New Notes (except lost, stolen or destroyed New Notes which have been replaced or repaid) to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

      The First National Bank of Chicago is the Trustee under the
Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The Holders of a majority in principal amount of the outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

      The Indenture provides that it and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

      "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary (or, in the case of an Asset Disposition of the Capital Stock of a Wholly Owned Subsidiary or tangible assets of a Wholly Owned Subsidiary, the Capital Stock of a Person that becomes a Wholly Owned Subsidiary); or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) or (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments", "--Certain Covenants-Limitation on Affiliate Transactions" and "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),
(ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets not constituting Capital Stock of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (w) a disposition of obsolete or worn-out assets, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (y) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment or Permitted Investment permitted by the covenant described under "-Certain Covenants-Limitation on Restricted Payments" and (z) disposition of assets with a fair market value of less than $1.0 million).

      "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

      "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

      "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Closed Facility" means (a) a plant, mill or other facility of the Company or any of its Restricted Subsidiaries no longer operating on the Issue Date or (b) any plant, mill or other facility (provided that the aggregate book value of all such plants, mills or other facilities covered by this clause (b) shall not exceed $10.0 million) at which the Board of Directors of the Company elects to cease operations after the Issue Date.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commodity Supply Agreement" means the Master Procurement
Agreement, to be dated as of the effective date of the Merger, between Nutrition Supply and Trading, a division of Koch
Agriculture, and the Company.

      "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than for working capital under the Credit Agreement) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).


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


      "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and one-third of the rental expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost (other than the amortization of debt issuance cost in respect of the Notes and the Credit Agreement entered into on the Issue Date), (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions and discounts owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Interest Rate Agreements or Currency Agreements entered into with respect to Indebtedness of the Company or its Restricted Subsidiaries (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations (but only if the relevant obligations remain as of the relevant calculation date), (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and to the extent that such interest has not been paid when due (after giving effect to any grace period) and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

      "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in
(iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period, (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,
(iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, (vi) the amortization of debt issuance cost in respect of the Notes and the Credit Agreement entered into on the Issue Date and (vii) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants-Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(a)(3)(D) thereof.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Consolidated NIDA" means, for any period, the Consolidated
Net Income for such period plus (to the extent deducted in calculating Consolidated Net Income) (a) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (b) amortization expense of the Company and its consolidated
Restricted Subsidiaries

(excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (c) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period.

      "Credit Agreement" means that certain credit facility among the Company, Chase Bank of Texas, National Association, and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term Credit Agreement shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable (other than for Capital Stock of the Company (other than Disqualified Stock)) at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-Change of Control" and "-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock" and
(y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense,
(b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period and (f) $3.2 million of management bonuses payable in connection with the Merger. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" or "Noteholder" means the Person in whose name a
Note is registered on the Registrar's books.

      "Holdings" means PM Holdings Corporation, the Company's parent corporation.

      "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

           (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

           (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

           (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding Trade Payables arising in the ordinary course of business);

           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses
      (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following a payment on the letter of credit);

           (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

           (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

           (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

           (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

      "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and "Certain Covenants-Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors.

      "Investment Grade" means a rating of BBB- (or its equivalent) or higher by Standard & Poor's Ratings Group (or its successor) and Baa3 (or its equivalent) or higher by Moody's
Investors Service, Inc. (or its successor).

      "Issue Date" means the date on which the Notes are originally issued.

      "Jet Pro Sales Transactions" means sales of Jet-Pro(R) dewatering equipment to the Company by Koch Feed Technology
Company.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Merger and Tender Offer Payments" means (i) all payments made by the Company in connection with the Tender Offer with respect to the Existing PMI Senior Subordinated Notes, (ii) all payments made by the Company to Holdings of amounts required to be paid by Holdings in connection with the Tender Offer with respect to the Existing Holdings Discount Debentures and (iii) payments made by the Company to Holdings from the net proceeds of the Offering and borrowings under the Credit Agreement remaining subsequent to the payments made under (i) and (ii) above to be paid by Holdings in connection with the Merger.

      "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (other than Standard Securitization Undertakings in respect of Indebtedness permitted pursuant to clause (i) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant) (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise).

      "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

      "Permitted Customer Financing" means the Incurrence by the Company of obligations (including Guarantees of indebtedness, standby letters of credit (and reimbursement obligations in respect thereof) for the repayment of indebtedness, product repurchase agreements and other obligations) owed to any lender of a customer of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business; provided that (A) any such lender's loans are used to finance the purchase price to be paid to the Company for animal feed products and programs sold by the Company to such customer and (B) the amount of any such obligation of the Company shall not exceed the purchase price to be paid to the Company for such animal feed products and programs sold by the Company to such customer which are financed by such lender.

      "Permitted Holders" means Koch Agriculture Company and its
Affiliates.

      "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practice of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such investment represents the non-cash portion of the consideration received in connection with the sale or other disposition of an asset to the extent not prohibited pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; (ix) joint ventures and Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $10.0 million, provided that such joint ventures and Unrestricted Subsidiaries are engaged in a Related Business;
(x) Investments received in exchange for Capital Stock (other than Disqualified Stock) of the Company; (xi) Investments existing on the Issue Date in an amount not to exceed the amount of such Investments on the Issue Date; (xii) (A) Permitted Customer Financing and (B) loans and/or Guarantees made by the Company in the ordinary course of its business to or on behalf of any customer of the Company or its Restricted Subsidiaries to assist such customer to increase its operations, provided that the aggregate amount of all obligations and loans outstanding pursuant to this clause (B) (other than Investments represented by any such loans and/or Guarantees existing on the Issue Date pursuant to clause (xi) hereof) shall not exceed $25.0 million at any one time; (xiii) Investments in connection with Hedging Obligations or agreements designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices entered into in the ordinary course of business; (xiv) prepaid expenses, negotiable instruments held for collection and lease, performance deposits and similar deposits, in each case entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and (xv) Investments customarily made in a Special Purpose Vehicle in connection with a Permitted Securitization in an amount not to exceed $10.0 million.

      "Permitted Liens" means (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if any reserve or other appropriate provision (if any) has been made in accordance with GAAP, (ii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the repayment of borrowed money), (iii) any interest or title of a lessor under any lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease,
(iv) Liens securing Capitalized Lease Obligations and purchase money Indebtedness Incurred in accordance with the covenant "Limitation on Indebtedness"; provided that such Capitalized Lease Obligations and purchase money Indebtedness are not subordinated to any other Indebtedness, (v) Liens upon specified items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, (vi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (vii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company and its Restricted Subsidiaries, (viii) customary Liens securing Hedging Obligations Incurred in accordance with the Indenture or agreements designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices entered into in the ordinary course of business, (ix) Liens securing Acquired Indebtedness Incurred pursuant to the "Limitation on Indebtedness" covenant of a Person merged with or consolidated into the Company; provided that (a) such Liens secured such Acquired Indebtedness prior to such merger or consolidation, (b) were not granted in connection with, or in anticipation of, such merger or consolidation and (c) do not extend to or cover any property or assets of the Company other than the property or assets that secured the Acquired Indebtedness prior to the merger or consolidation; and (x) customary Liens on the customer loans and related assets transferred to a Special Purpose Vehicle in connection with a Permitted Securitization.

      "Permitted Securitization" means a securitization in accordance with customary terms of customer loans described in clause (xii)(B) of the definition of "Permitted Investment."

      "Person" means any individual, corporation, partnership joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term "principal" shall not include the premium with respect to which such calculation is being made.

      "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings or the Company pursuant to an effective registration statement under the Securities Act.

      "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company or Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, and shall include the Refinancing of multiple facilities with a single facility and the Refinancing of a single facility with multiple facilities. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

      "Related Business" means the businesses of the Company or any Restricted Subsidiary on the date of the Indenture and any business related, ancillary or complementary thereto.

      "Representative" means (i) with respect to the Bank Indebtedness, Chase Bank of Texas, National Association, as Administrative Agent, or any successor or replacement thereof or any agent acting in a similar capacity in connection with the Credit Agreement and (ii) any trustee, agent or representative (if any) for an issue of Senior Indebtedness (other than the Bank Indebtedness) of the Company.

      "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment by the Company or its Restricted Subsidiaries in respect of such Person's Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than Capital Stock of the Company held by a Restricted Subsidiary or Capital Stock of a Restricted Subsidiary held by the Company or by another Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases such property from such Person.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

      "Senior Indebtedness" means (i) Bank Indebtedness of, or guaranteed by, the Company, whether outstanding on the Issue Date or thereafter Incurred and (ii) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including accrued and unpaid interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clauses (i) and
(ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any Trade Payables arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest respect thereof) which by the express terms of the agreement or instrument creating, evidencing or governing such Indebtedness is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.


      "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equal to the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.


      "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Company and/or any of its Subsidiaries to implement a Permitted Securitization, which incurs no liabilities and engages in no operations other than one or Permitted Securitizations and whose assets are limited to the customer loans described in clause (xii)(B) of the definition of "Permitted Investment" and related assets necessary to carry out a Permitted Securitization.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are customary in a securitization transaction similar to a Permitted
Securitization.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter
Incurred) which is expressly subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person, but excluding, in the case of the Company, Oceanview Farms L.P.

      "Tax Sharing Agreement" means the tax sharing agreements to be entered into among Koch Industries, Holdings and Holdings' subsidiaries (including the Company).

      "Temporary Cash Investments" means any of the following:
(i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distribution, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of an Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and (vi) investments in mutual funds, whose investment guidelines restrict such funds' investments to investments which are substantially similar to those described in clauses (i)-(v).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture.

      "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. In addition, Bio Kingdom, L.L.C. has been designated as an Unrestricted Subsidiary on the Issue Date. The amount of the Company's investments in Bio Kingdom, L.L.C., which are principally in the form of loans, is approximately $3.5 million and the Company's results of operations do not reflect any EBITDA attributable to the operations of Bio Kingdom, L.L.C. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "Certain Covenants-Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under clause (a) of "Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or similar shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Exchange of Old Notes for New Notes

      The following summary describes the principal U.S. federal income tax consequences of the exchange of the Old Notes for New Notes (the "Exchange") that may be relevant to a beneficial owner of Notes that is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that hold the Old Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as, but not limited to, banks, tax-exempt entities, insurance companies or dealers in securities or currencies, persons that hold the Old Notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar.

      The Exchange pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a U.S. holder of an Old Note whose Old Note is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering U.S. holder's tax basis in the New Notes will be the same as such U.S. holder's tax basis in its Old Notes. A tendering U.S. holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Old Notes surrendered therefor.

      Investors should consult their own tax advisors in determining the tax consequences to them of the exchange of the Old Notes for the New Notes and of the ownership and disposition of New Notes received in the Exchange Offer, including the application to their particular situation of the U.S. federal income tax considerations discussed above, as well as the application of state, local, foreign or other tax laws.

                       PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of time not to exceed 180 days after the Expiration Date, or such shorter period which will terminate when such Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until ______, 1998, all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

      The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date, or such shorter period which will terminate when such broker-dealers have completed all resales subject to applicable prospectus delivery requirements, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                           LEGAL MATTERS

      The validity of the New Notes has been passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New
York.

                              EXPERTS

      The financial statements as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 included in this Prospectus and the financial statements from which the Summary Historical Financial Data and Selected Historical Consolidated Financial Data (except for the eight months ended August 31, 1993) included in this Prospectus have been derived, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements, Summary Historical Financial Data and Selected Historical Consolidated Financial Data have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

INDEPENDENT AUDITORS' REPORT....................................   F-2

Consolidated Balance Sheets as of
December 31, 1996 and 1997......................................   F-3

Consolidated Statements of Operations for the years
ended December 31, 1995, 1996 and 1997..........................   F-4

Consolidated Statements of Stockholder's Equity
for the years ended December 31, 1995, 1996 and 1997............   F-5

Consolidated Statements of Cash Flows for the
years ended December 31, 1995, 1996 and 1997....................   F-6

Notes to Consolidated Financial Statements......................   F-7



Unaudited Financial Statements

Consolidated Balance Sheets as of March 31, 1998
and December 31, 1997............................................  F-19

Consolidated  Statements of Operations for the nineteen
days ended March 31, 1998, seventy-one days ended
March 12, 1998 and the three months ended March 31, 1997.........  F-20

Consolidated  Statements of Cash Flows for the nineteen
days ended March 31, 1998, seventy-one days ended March 12,
1998 and the three months ended March 31, 1997...................  F-21

Notes to Consolidated Financial Statements.......................  F-22

                   INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Purina Mills, Inc.

      We have audited the accompanying consolidated balance sheets of Purina Mills, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Purina Mills, Inc. and Subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

Saint Louis, Missouri
February 9, 1998 (March 16, 1998 as to Note 14)

               PURINA MILLS, INC. AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEETS

                                                           December 31,
                                                      --------------------
                                                        1996         1997
                                                      -------      -------
                                                     (Dollars in Thousands,
                                                      Except Share Amounts)
                                     ASSETS
CURRENT ASSETS:
Cash and cash equivalents .......................   $  25,462    $  27,620
Accounts receivable-trade, net of allowances
  for doubtful accounts of $7,871 and
  $6,539 at December 31, 1996 and 1997,
    respectively ................................      55,816       51,208
Inventories .....................................      61,364       66,800
Prepaid expenses, deferred and other assets .....      12,859       13,037
Deferred income taxes ...........................       8,563        8,746
                                                    ---------    ---------
TOTAL CURRENT ASSETS ............................     164,064      167,411
Property, plant and equipment, net ..............     250,600      243,718
Intangible assets, net ..........................     138,129      122,403
Deferred income taxes ...........................       7,340        7,881
Notes receivable ................................      10,957       10,775
Deferred financing costs, net ...................      12,693        9,813
Other assets ....................................      22,292       19,942
TOTAL ASSETS ....................................   $ 606,075    $ 581,943
                                                    ---------    ---------

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable ................................   $  70,913    $  76,078
Customer advance payments .......................      17,474       16,503
Accrued expenses ................................      23,400       20,101
Interest payable ................................       8,038        6,771
Current portion of long-term debt ...............      23,136       19,170
                                                    ---------    ---------

TOTAL CURRENT LIABILITIES .......................     142,961      138,623
Retirement obligations ..........................      26,457       28,768
Accrued post retirement benefit costs ...........      36,643       37,470
Long-term debt ..................................     295,956      263,119
Other liabilities ...............................         641          831
Commitments and contingencies (Notes 12 and 13)
Common stock held by ESOP .......................      36,895       62,736
  Less unearned ESOP compensation ...............      (2,141)        --
STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value; ................        --           --
  1,000 shares authorized, issued and outstanding
  Additional paid-in capital ....................      79,439       79,687
  Retained deficit ..............................      (9,535)     (27,192)
  Accumulated other comprehensive income.........      (1,241)      (2,099)
                                                    ---------    ---------
       Total Stockholder's Equity ...............      68,663       50,396
                                                    ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ......   $ 606,075    $ 581,943
                                                    ---------    ---------

                     See accompanying notes.

               PURINA MILLS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF OPERATIONS


                                         Year Ended December 31,
                                ---------------------------------------
                                   1995          1996           1997
                                ----------    ----------     ----------
                                        (Dollars in Thousands)

NET SALES ..................   $ 1,047,169   $ 1,212,197    $ 1,128,390
COSTS AND EXPENSES:
Cost of products sold ......       863,223     1,035,855        938,480
Marketing, distribution and
  advertising ..............        83,840        84,751         87,333
General and administrative .        30,151        31,391         30,201
Amortization of intangibles         18,551        19,487         20,572
Research and development ...         6,744         6,982          7,166
Provision for plant closings
  and asset impairments ....          --          14,042          4,402
Other (income) expense-net .           129       (10,575)        (4,523)
                               -----------   -----------    -----------
                                 1,002,638     1,181,933      1,083,631
                               -----------   -----------    -----------
OPERATING INCOME ...........        44,531        30,264         44,759
Interest expense ...........        37,514        35,703         32,632
                               -----------   -----------    -----------

Income (loss) before income
  taxes ....................         7,017        (5,439)        12,127
Provision (benefit) for
  income taxes .............         3,955          (646)         5,193
                               -----------   -----------    -----------

NET INCOME (LOSS) ..........   $     3,062   $    (4,793)   $     6,934

                     See accompanying notes.

               PURINA MILLS, INC. AND SUBSIDIARIES

         Consolidated Statements of Stockholder's Equity

                                                                           Accumulated
                                                   Additional  Retained       Other
                                        Common      Paid-In    Earnings   Comprehensive
                                         Stock      Capital    (Deficit)      Income      Total
                                         -----      -------    ---------  -------------   -----
                                                         (Dollars in Thousands)

Balance, January 1, 1995 ...........   $   --      $ 80,490    $  6,080    $   --      $ 86,570
Additional capital contribution for
  acquisition ......................       --         3,750        --          --         3,750
Released ESOP shares ...............       --         2,100        --          --         2,100
Appreciation in value of earned
  ESOP shares ......................       --          --       (12,271)       --       (12,271)
Purchase of shares by the ESOP .....       --        (4,000)       --          --        (4,000)
Net income .........................       --          --         3,062        --         3,062
                                       --------    --------    --------    --------    --------

Balance, December 31, 1995 .........       --        82,340      (3,129)       --        79,211
Released ESOP shares ...............       --           320        --          --           320
Appreciation in value of earned
  ESOP shares ......................       --          --        (1,613)       --        (1,613)
Purchase of shares for the ESOP, net       --        (4,587)       --          --        (4,587)
Activity under stock plans .........       --         1,366        --          --         1,366
Adjustment for minimum supplemental
  retirement liabilities (net of
  $802 tax benefit) ................       --          --          --        (1,241)     (1,241)
Net loss ...........................       --          --        (4,793)       --        (4,793)
                                       --------    --------    --------    --------    --------

Balance, December 31, 1996 .........       --        79,439      (9,535)     (1,241)     68,663
Released ESOP shares ...............       --           616        --          --           616
Appreciation in value of earned
  ESOP shares ......................       --          --       (24,591)       --       (24,591)
Purchase of shares for the ESOP, net       --        (1,316)       --          --        (1,316)
Activity under stock plans .........       --           948        --          --           948
Adjustment for minimum supplemental
  retirement liabilities (net of
  $552 tax benefit) ................       --          --          --          (858)       (858)
Net income .........................       --          --         6,934        --         6,934
                                       --------    --------    --------    --------    --------

Balance, December 31, 1997 .........   $   --      $ 79,687    $(27,192)   $ (2,099)   $ 50,396
                                       --------    --------    --------    --------    --------

                     See accompanying notes.

               PURINA MILLS, INC. AND SUBSIDIARIES

              Consolidated Statements of Cash Flows

                                                   1995         1996        1997
                                                  ------       ------      ------
                                                      Year Ended December 31,
                                                  -------------------------------
                                                      (Dollars in Thousands)
OPERATING ACTIVITIES
Net income (loss) ...........................   $  3,062    $ (4,793)   $  6,934
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
     Depreciation and amortization ..........     48,128      50,350      49,569
     Compensation under ESOP ................      8,156       5,726       5,625
     Provision for deferred income taxes ....       (386)     (5,855)       (171)
     Loss on disposal of property, plant
     and equipment ..........................      1,992         999       1,028
     Provision for loss on plant closings
     and asset impairments ..................       --        14,042       4,402
Net changes in continuing operating assets
and liabilities:
  Accounts receivable-trade .................     (6,068)       (317)      4,608
  Inventories ...............................     (2,792)         73      (5,436)
  Prepaid expenses and other assets .........    (12,440)     (5,288)      2,172
  Accounts payable and other liabilities ....     10,478       2,712       2,049
                                                --------    --------    --------

Net cash provided by operating activities ...     50,130      57,649      70,780

INVESTING ACTIVITIES
Cash paid for Golden Sun Acquisition Company     (57,049)       --          --
Purchase of property, plant, equipment and
other assets ................................    (25,463)    (23,915)    (30,429)
Proceeds from sale of property, plant and
equipment ...................................        547       1,097         941
Net change in notes receivable ..............       (892)        673         182
                                                --------    --------    --------

Net cash used in investing activities .......    (82,857)    (22,145)    (29,306)

FINANCING ACTIVITIES
Proceeds from Term Loans ....................     45,000        --          --
Proceeds (repayment) of Revolving Credit
Facility, net ...............................      6,000      (6,000)       --
Proceeds from Industrial Revenue Bonds ......      9,100       8,300        --
Loan to ESOP ................................     (4,000)     (6,318)     (1,208)
Payment of financing costs ..................     (1,280)       (105)        (23)
Repayment of Term Loans and Senior
Subordinated Notes ..........................    (23,208)    (26,962)    (36,409)
Other .......................................         (3)       (436)     (1,676)
                                                --------    --------    --------

Net cash provided by (used in) financing
activities ..................................     31,609     (31,521)    (39,316)
                                                --------    --------    --------

Increase (decrease) in cash and cash
equivalents .................................     (1,118)      3,983       2,158
Cash and cash equivalents at beginning
of period ...................................     22,597      21,479      25,462
                                                --------    --------    --------

Cash and cash equivalents at end of
period ......................................   $ 21,479    $ 25,462    $ 27,620
                                                --------    --------    --------

SUPPLEMENTAL CASH FLOW STATEMENT
INFORMATION
Interest paid ...............................   $ 33,650    $ 32,417    $ 30,942
Income taxes paid ...........................      6,047       5,565       7,892

                     See accompanying notes.

               PURINA MILLS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

      In September, 1993, Purina Mills, Inc. ("Purina Mills" or the "Company") was acquired by PM Holdings Corporation ("Holdings"), a corporation formed in July 1993 by an investor group led by The Sterling Group, Inc., a private financial organization. PMI Acquisition Corporation ("PMI"), a wholly owned subsidiary of Holdings, acquired all of the outstanding capital stock of the Company (the "Acquisition") and was merged into the Company. As used herein the term "Company" refers to Purina Mills, Inc. and its subsidiaries and the term "Holdings" refers to PM Holdings Corporation and its subsidiaries.

      Purina Mills develops, manufactures and markets animal nutrition products for dairy cattle, beef cattle, hogs and horses. The Company also develops, manufactures and sells poultry feeds and specialty feeds for rabbits, zoo animals, birds, fish and pets. The Company's products are sold as complete feeds or as concentrates that are mixed with the customer's base ingredients. The Company distributes its products through two primary distribution channels, dealers and directly to end-users. The Company's 4,700 independent dealers are located in 48 states. The number of direct customers is in excess of 4,700. The Company operates 56 feed manufacturing plants located in 26 states.

      On March 15, 1995 the Company acquired all of the outstanding capital stock of Golden Sun Acquisition Company ("Golden Sun"). Golden Sun is the parent company of Golden Sun Feeds, Inc. and its wholly owned subsidiaries. Consideration, including applicable fees, consisted of $62.0 million in cash; 15,000 shares of Holdings common stock; and additional payments to be made to the Golden Sun shareholders during the five years following closing. The additional payments will be recorded as goodwill and are based on the volume of sales, up to a specified cumulative maximum amount, made pursuant to a supply agreement with a customer and per-unit amounts that decline during the five-year period. No additional payments were made in 1997 and none are anticipated in the future (see Note 5). All funds required to consummate the transaction were borrowed under the Company's existing credit arrangements.

      The Golden Sun acquisition has been accounted for as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16. The purchase price was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of March 15, 1995. The accompanying consolidated statements of operations reflect the operating results of Golden Sun since March 15, 1995.

2. SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in affiliated companies, 20% through 50% owned, are carried at equity.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      Revenue Recognition: Net sales are generally recognized when products are shipped. Accruals for customer discounts are recorded when revenues are recognized.


      Inventories: Inventories are valued at the lower of average cost or market. The Company hedges certain of its grain and commodity purchases as considered necessary to reduce the risk associated with market price fluctuation. Gains and losses on futures contracts used to hedge grain and commodity purchases are recognized in the same period as the related inventory is sold. Open futures contracts for purchases and sales of grains and commodities are stated at market value, with gains or losses on the hedging transaction being deferred.

      Property, Plant and Equipment: Property, plant and equipment are stated at cost. Expenditures for new facilities and those which substantially increase the useful lives of property are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are reflected in earnings. Depreciation is generally provided on the straight-line basis by charges to costs or expenses at rates based upon the following estimated useful lives:

   Buildings and improvements..............  15 to 30 years
   Machinery and equipment.................   5 to 15 years
   Office furniture and equipment..........   3 to 15 years

      Intangible Assets (including Goodwill): Intangible assets represent the excess of cost over the net tangible assets of the business at the time of acquisition and are amortized over their estimated period of related benefit. Intangible assets other than goodwill are amortized over 1 to 20 years. Goodwill is amortized on a straight-line basis over 40 years.

      Management periodically reviews the value of its intangible assets to determine if an impairment has occurred or whether changes have occurred that would require a revision to the remaining useful life. In making such determination, management evaluates the performance, on an undiscounted basis, of the underlying operations or assets which give rise to such amount. Based on this review, management does not believe that any such impairment has occurred, except as noted in Note 4 and Note 5.

      Deferred Financing Costs: Deferred financing costs are stated at cost and amortized over the life of the related debt using the effective interest method. Amortization of deferred financing costs is included in interest expense.

      Income Taxes: Deferred income taxes are recognized for the effect of temporary differences between the financial reporting basis and the tax basis of the assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The results of operations of the Company are included in the U.S. consolidated income tax return of Holdings.

      Cash Equivalents: For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash includes currency on hand and demand deposits with financial institutions. The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates their fair value.

      Fair Value of Financial Instruments: The carrying amounts of cash and cash equivalents and short-term borrowings approximate fair value because of the short-term maturity of these instruments. Notes receivable carry current market interest rates, so that discounted future cash flows approximate their carrying value. As of December 31, 1996 and 1997, the fair value of debt, including current maturities, was $323.2 million and $295.1 million, respectively, compared to its carrying value of $319.1 million and $282.3 million, respectively. The fair value of debt instruments as of December 31, 1996 and 1997 was determined based on quoted market prices and management's estimate for instruments without quoted market prices.


      Internal Use Software. The Company has implemented a process to either replace or modify all of the Company's current computer systems and software applications so that they will be year 2000 compliant. In connection with this process, the Company has purchased and is implementing an enhanced accounting and information reporting system. The Company capitalizes all software and consultant costs and the direct costs of those employees involved in the configuration and implementation of the information system. Such costs are capitalized as incurred. All other related costs are expensed as incurred. Total capitalized software costs were $8.3 million as of December 31, 1997.

3. INVENTORIES

      Inventories consist of the following (in thousands):

                                 December 31,
                              ------------------
                              1996          1997
                              ----          ----
     Finished goods ......  $19,969       $17,739
     Raw materials .......   41,395        49,061
                            -------       -------
                            $61,364       $66,800
                            -------       -------

4. PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following (in thousands):

                                       December 31,
                                   -------------------
                                    1996         1997
                                   ------       ------
   Land ........................ $  12,931    $  13,327
   Buildings ...................    68,865       73,965
   Machinery and equipment .....   235,792      245,145
   Construction in progress ....    12,677       13,674
                                 ---------    ---------

                                   330,265      346,111
   Accumulated depreciation ....   (79,665)    (102,393)
                                 ---------    ---------

                                 $ 250,600    $ 243,718
                                 ---------    ---------


      Total depreciation expense was $25.9 million, $27.6 million and $26.6 million for the years ended December 31, 1995, 1996 and 1997, respectively.

      During 1996 the Company made the decision to discontinue all manufacturing operations at seven of its facilities. Products for distribution to customers of the closed facilities are being manufactured at the Company's other facilities. In connection with these plant closures, the Company recorded a loss of $9.3 million in 1996 on manufacturing assets, representing the amount by which the book value exceeded the estimated net realizable value. The value of the assets awaiting disposition was based on estimates of Company management. Demolition costs of $.8 million and a write-off of $3.9 million for related goodwill was also recorded.

5. INTANGIBLE ASSETS

      Intangible assets consist of the following (in thousands):


                                       December 31,
                                   -------------------
                                    1996         1997
                                   ------       ------
   Distribution network ........ $  45,300    $  45,300
   Product specifications ......    23,600       23,600
   Technology ..................    19,110       19,110
   Covenant not to compete .....    25,000       25,000
   Feed supply agreement .......    15,000       10,598
   Goodwill ....................    56,844       57,662
   Other intangibles ...........    15,597       24,027
                                 ---------    ---------
                                   200,451      205,297
   Accumulated amortization ....   (62,322)     (82,894)
                                 ---------    ---------
                                 $ 138,129    $ 122,403
                                 ---------    ---------

      During 1996 the Company filed a breach of contract suit against a former customer for lack of performance under a feed supply agreement executed by the customer for future feed purchases. The feed supply agreement was entered into in conjunction with the Golden Sun acquisition. In 1997 the Company recorded a loss of $4.4 million to reduce the net book value to management's estimate of the net realizable value of the contract.

6. LONG-TERM DEBT

      Long-term debt consists of the following (in thousands):


                                       December 31,
                                   -------------------
                                    1996         1997
                                   ------       ------
   The Company:
     Senior Term Loan .          $ 100,996    $  74,622
     Notes ............            200,000      189,965
     IRB Loan .........             17,400       17,400
     Other ............                696          302
                                 ---------    ---------

                                   319,092      282,289
   Less current portion            (23,136)     (19,170)
                                 ---------    ---------

   Consolidated total .          $ 295,956    $ 263,119
                                 ---------    ---------


      The annual amortization of the Senior Term Loan (defined below), including the 1998 estimated $3.3 million supplemental repayment (described below) is $18.9 million in 1998, $20.3 million in 1999, and $35.4 million in 2000. The Notes (defined below) are due in their entirety in 2003. The Discount Debentures (defined below) are due in 2005 at their then-principal balance of $109.4 million.

      Credit Facility: In September 1993, the Company entered into a Credit Agreement (the "Credit Agreement"), which provides for secured borrowings from a syndicate of lenders consisting of
(i) a seven-year revolving credit facility providing for up to $65.0 million in revolving loans (subject to borrowing base limitations), $25.0 million of which may be used for letters of credit (the "Revolving Credit Facility"), and (ii) a term loan facility providing for up to $138.0 million in term loans, consisting of a $130.0 million seven-year term loan (the "Senior Term Loan") and a $8.0 million three-year term loan to the ESOP (the "ESOP Term Loan") (collectively, the "Term Loans"). On March 15, 1995 the Company borrowed an additional $45.0 million under its Senior Term Loan and $15.0 million under its Revolving Credit Facility to finance the purchase of Golden Sun. At December 31, 1997, no balance was outstanding under the Revolving Credit Facility and approximately $27.9 million was available for future borrowings after giving effect to borrowing base limitations. The Company is charged an annual fee of .5% for amounts available but unused under the Revolving Credit Facility. Loans under the Credit Agreement bear interest at floating rates, which are, at the Company's option, based either upon bank prime or Eurodollar rates. Rates on outstanding borrowings averaged 7.5% at December 31, 1996 and 1997.

      The Company is required to make annual supplemental repayments under its $130.0 million seven-year term loan (the "Senior Term Loan") in amounts equal to 50% of Excess Cash Flow, as defined in the Credit Agreement between the Company and the group of lending banks (the "Credit Agreement"). Based on Excess Cash Flow for 1995, a supplemental repayment of $9.8 million was made in April 1996. Another supplemental repayment of $10.5 million for the year 1996 was originally due on April 30, 1997; however, the Company received a waiver from making this payment from the participants in the Credit Agreement and instead used these funds to extinguish $10 million of its Senior Subordinated Notes due 2003 during the third quarter of 1997. Based on Excess Cash Flow for 1997, a supplemental repayment of $14.5 million is required. In December 1997, the Company made a prepayment of the annual supplemental repayment in the amount of $11.2 million.

      Notes: The Company sold $200.0 million aggregate principal amount of its 10 1/4% Senior Subordinated Notes due 2003 (the "Notes") generating gross proceeds of $200.0 million. The Notes are senior subordinated, unsecured obligations of the Company.

      The Notes are not redeemable at the Company's option prior to September 1, 1998; however, the Company received a consent from the participants in the Credit Agreement and redeemed $10.0 million of the Notes during the third quarter. The Company may also be obligated to purchase, at the holders' option, all or a portion of the Notes upon a change of control or asset sale, as defined in the Notes Indenture. From and after September 1, 1998, the Notes will be subject to redemption at the option of the Company, in whole or in part, at various redemption prices, declining from 104.556% of the principal amount to par on and after September 1, 2002.

      IRBs: In July 1995 and October 1996, the Company entered into two loan agreements to finance the construction of two new manufacturing facilities in conjunction with the sale of $17.4 million in industrial revenue bonds (IRBs) by local government units. Proceeds of the IRBs were deposited in construction funds and released as the Company incurs the costs to construct and equip the facilities. At December 31, 1996 and 1997, $13.3 million and $16.9 million, respectively, had been released. Unreleased funds of $4.1 million and $.5 million are shown as an other asset on the December 31, 1996 and 1997, respectively, consolidated balance sheets. The IRBs mature in 2020 and 2022 and may be retired in whole or in part at any time. The IRBs carry variable interest rates with a maximum of 15% per annum. The weighted average rate at December 31, 1996 and 1997 was 4.3% and 3.8%, respectively.

      Covenants: The Credit Agreement and the Indenture related to the Notes (the "Notes Indenture") contain restrictive covenants that, among other things and under certain conditions, limit the ability of the Company to incur additional indebtedness or issue preferred stock, to acquire (including a limitation on capital expenditures) or dispose of assets or operations and to pay dividends. The Term Loans and Revolving Credit Facility also require the Company to satisfy certain financial covenants and tests. The Credit Agreement and the Notes Indenture contain cross default provisions.

      Holdings has guaranteed the Notes and the Term Loans.
Borrowings under the Credit Agreement are also secured by a first priority lien on the capital stock of the Company and its subsidiaries and substantially all assets of the Company and its subsidiaries.

      The Credit Agreement and the Notes Indenture contain provisions which restrict the payment of advances, loans and dividends from the Company to Holdings. As of December 31, 1997, the Company was allowed to pay a dividend to Holdings of an amount not to exceed $6.0 million. Restricted net assets of the Company were approximately $50.4 million at December 31, 1997.

7. STOCKHOLDERS' EQUITY

      Common stock held by the ESOP (115,296 shares at December 31, 1996 and 119,497 shares at December 31, 1997) and valued at its fair market value has been classified outside of permanent equity as, under certain conditions, participants may require the Company to purchase for cash common stock distributed to them by the ESOP. The Company engages an independent valuation firm to value the Holdings stock held by the ESOP each year end. Such valuation was $320 and $525 per share at December 31, 1996 and 1997, respectively. The unearned compensation, being the fair market value of Unreleased Shares of approximately $2.1 million at December 31, 1996 is presented in the consolidated balance sheet as a reduction to common stock held by the ESOP.

8. STOCK OPTION PLANS

      The Company currently has three stock option plans: the 1993 Stock Option Plan ("1993 Plan"), the PM Holdings Corporation Omnibus Stock and Incentive Plan ("1995 Plan"), and the PM Holdings Corporation Non-Employee Directors Stock Option Plan ("Directors Plan"). The 1993 Plan provides for the issuance of both incentive stock options and non-qualified options. Under the plan, a maximum of 20,000 shares may be granted at prices not less than 100% and 85% of the fair market value of a share of common stock on the date the option is granted, for incentive stock options and non-qualified options, respectively. The terms of all options granted may not exceed ten years from the date of grant. This plan was replaced by the 1995 Plan and no additional awards will be granted under the 1993 Plan which will continue in existence until granted awards are exercised or terminated. The 1995 Plan provides for the issuance of stock options, stock rights units, stock appreciation rights, restricted stock and common stock to key employees of the Company. Under the plan the 13,500 shares not previously granted under the 1993 Plan plus an additional 26,000 shares may be granted. Upon the exercise of a stock rights unit, a participant receives the equivalent number of shares of common stock. The Directors Plan provides for each non-employee director to receive an option to purchase 500 shares at fair market value on the date of grant. Under the plan a maximum of 15,000 shares may be granted. All options and rights granted under the three plans vest over a three-year period and have a term of ten years.

      In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." The new standard establishes a fair value based method of accounting for the issuance of stock options and similar equity instruments to employees. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. SFAS 123 allows companies to elect fair value based accounting for stock compensation or continue using the intrinsic value method of accounting as required by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The Company has elected to continue to apply APB 25 in its consolidated financial statements. Under APB 25, no compensation cost has been recognized for stock options granted under the Company's three plans. Compensation expense is recognized over the three-year vesting period for the fair market value of the stock rights units at the date of grant.

      Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options and stock rights under the fair value based method. The estimated fair value of options and rights granted during 1995, 1996 and 1997 is as follows (per share):


                              Year Ended December 31,
                            --------------------------
                             1995      1996      1997
                            ------    ------    ------
    Stock Options ....     $102.05   $143.30   $152.70
    Stock Rights Units     $200.00   $310.00   $320.00


      The fair value for the options and rights was estimated at the date of grant under the minimum value method. The minimum value was estimated to be the excess of the fair market value of the stock at the date of grant over the present value of the exercise price, discounted at the risk-free rate, over the expected exercise life of the options, with the following weighted-average assumptions for 1995, 1996 and 1997, respectively; risk-free interest rates of 7.4%, 6.4% and 6.7%, no dividend yield, and a weighted-average expected life of ten years.

      For purposes of pro forma disclosures, the estimated fair value of the options and rights is amortized to expense over the options vesting period. The Company's pro forma information follows:


                         Year Ended December 31,
                      ----------------------------
                       1995       1996       1997
                      ------     ------     ------
                         (Dollars in Thousands
                       Except Per Share Amounts)
Net income (loss)
  per Consolidated
  Statements of
  Operations:
  As reported........  $3,062   $(4,793)   $6,934
  Pro forma..........  $2,881   $(5,139)   $6,412

      A summary of the status of stock options as of December 31, 1995, 1996 and 1997 and activity during the years then ended is as follows:

                               1995                1996                1997
                         ---------------    ---------------    ---------------
                                   Wtd.               Wtd.               Wgt.
                                   Avg.               Avg.               Avg.
                                   Exer.              Exer.              Exer.
                         Shares    Price    Shares    Price    Shares    Price
                         ------    -----    ------    -----    ------    -----
Outstanding at
  beginning of year ....  6,500     $113    15,250     $163    20,935     $208
Granted ................  9,000      200     6,385      310     6,155      320
Exercised ..............   --        --        100      108       434      139
Forfeited ..............    250      200       600      186       531      247
                         ------     ----    ------     ----    ------     ----

Outstanding at end of
  year ................. 15,250     $163    20,935     $208    26,125     $235
                         ------     ----    ------     ----    ------     ----


Options exercisable
  at year end...........  4,485     $136     9,758     $153    13,523     $179
                         ------     ----    ------     ----    ------     ----

      Exercise prices for options outstanding at December 31, 1997 ranged from $100 to $320 per share. The weighted-average remaining contractual life of those options is 7.7 years.

      As of December 31, 1996 and 1997, there were 7,385 and 10,257 stock rights units outstanding, respectively, under the 1995 Plan. Such stock rights units are exercisable over a three-year period and 3,635 units were exercisable at December 31, 1997.

9. EMPLOYEE BENEFIT PLANS

      The Company has established an ESOP covering substantially all employees exclusive of those covered by a collective bargaining agreement. Since the Acquisition the Company has made contributions to the ESOP in an amount equal to 50% of employee contributions to the Company's 401(k) plan, up to a maximum of 4% of an individual employee's compensation. These contributions to the ESOP are allocated to each participant based on their contributions to the 401(k) plan. The Company may make additional discretionary contributions to the ESOP as determined by the Board of Directors. Participants vest in matching contributions at the time they are made while they vest in discretionary contributions at the rate of 20 percent per year. Contributions received by the ESOP are used to pay principal and interest on the loan from the Company.

      Shares held by the ESOP are released and allocated to specific accounts as the principal on the loan to the ESOP is repaid. Based on the estimated fair market value per share at the date of release, compensation expense is recognized. As of December 31, 1996 and 1997, approximately 108,700 shares and 119,500 shares, respectively, have been released. The remaining 6,600 shares held by the ESOP at December 31, 1996 were unallocated. All shares held by the ESOP at December 31, 1997 were allocated.

      Contributions to the ESOP and compensation expense attributable to released shares for the years ended December 31, 1995, 1996 and 1997 are as follows (in thousands):


                                 Year Ended December 31,
                                 ----------------------
                                 1995     1996     1997
                                 ----     ----     ----
Matching contributions .......  $2,385   $2,546   $2,652
Discretionary contributions ..   2,454    2,654    2,631
                                ------   ------   ------
  Total ......................  $4,839   $5,200   $5,283
                                ------   ------   ------

Compensation expense .........  $8,156   $5,726   $6,305
                                ------   ------   ------


      In the event of retirement, death or disability, the entire balance of a participant's ESOP account will become distributable without regard to the ordinary vesting schedule. In the event of termination of employment for any other reason, the vested portion of a participant's ESOP account will become distributable. If Holdings common stock is distributed to a participant, the participant may, within two, sixty-day periods, require the Company to purchase all or a portion of such common stock at the fair market value of the common stock as determined under the ESOP as of the immediate preceding December 31.

      During 1997 the Company maintained two defined benefit plans which covered those employees whose employment is governed by the terms of a collective bargaining agreement. Benefits for all other employees previously covered under the plans have been frozen. The Company made annual contributions to the plans which at least equal the amounts required by law. Contribution amounts are determined by independent actuaries using an actuarial cost method that has an objective of providing an adequate fund to meet pension obligations as they mature over the long-term future. Effective December 31, 1997 the two plans were merged. At December 31, 1996 and 1997, the assets were held in equity and fixed securities.

      The following table sets forth the funded status of these plans at December 31, 1996 and 1997, and the amounts recognized in the Company's consolidated balance sheets at those dates (in thousands):


                                           December 31,
                                        ----------------
                                         1996      1997
                                        ------    ------
Actuarial present value
  of vested benefit obligation ....... $20,441   $21,276


Actuarial present value of
  accumulated benefit obligation .....  21,978    22,805
                                       -------   -------

Plan assets at fair value ............  20,652    22,050
Actuarial present value of
  projected benefit obligation .......  22,075    23,856
                                       -------   -------

Projected benefit obligation
  in excess of plan assets ...........   1,423     1,806
Unrecognized net gain from past
  experience different from that
  assumed and effects of changes
  in assumptions .....................   3,513     3,411
                                       -------   -------

Accrued pension cost ................. $ 4,936   $ 5,217
                                       -------   -------


      The projected benefit obligation is based on a weighted average discount rate of 7.0 percent in 1995, 1996 and 1997, and a projected long-term compensation growth rate of 4.0 percent in all years. The expected long-term rate of return on plan assets is 8.0 percent in 1995, 1996 and 1997.

      The components of net periodic pension costs related to the above plans for the years ended December 31, 1995, 1996 and 1997 are as follows (in thousands):


                                   Year Ended December 31,
                                ----------------------------
                                 1995       1996       1997
                                ------     ------     ------
Service cost-benefits
  earned during the year ..... $   280    $   308    $   293
Interest cost on projected
  benefit obligation .........   1,417      1,455      1,508
Actual return on plan
  assets .....................  (1,482)    (1,441)    (1,500)
Net amortization and
  deferral ...................    (120)      --         --
                               -------    -------    -------

                               $    95    $   322    $   301
                               -------    -------    -------


      The Company sponsors a voluntary defined contribution
401(k) plan which is available to substantially all employees.
After the Acquisition, Company contributions to the 401(k) plan have ceased and are now being contributed to the ESOP as discussed above.

      The Company has a nonqualified, unfunded supplemental executive retirement plan for executives whose benefits under a prior salaried retirement plan sponsored by the former owner were reduced because of compensation under deferral elections or limitations under federal tax laws. In conjunction with the Acquisition, all benefit accruals under the supplemental employee retirement plan ceased subsequent to August 31, 1993. The Company has retained sponsorship of this plan, as well as the responsibility for all benefit payments thereunder.

      The Company also has a nonqualified, unfunded capital accumulation plan for which it has purchased life insurance on the lives of the participants. A grantor trust is the sole owner and beneficiary of such policies. The amount of coverage is designed to provide sufficient revenues to recover all costs of the plan if assumptions made as to mortality experience, policy earnings and other factors are realized.

      The following table sets forth the status of the non-qualified plans at December 31, 1996 and 1997, and the amounts recognized in the Company's consolidated balance sheets at those dates (in thousands):


                                             December 31,
                                          ------------------
                                           1996        1997
                                          ------      ------
Actuarial present value of
  vested benefit obligation ........... $ 15,133    $ 18,203
                                        --------    --------
Actuarial present value of
  accumulated benefit obligation ......   21,521      23,551
                                        --------    --------
Plan assets at fair value .............     --          --
Actuarial present value of
  projected benefit obligation ........   21,521      23,551
                                        --------    --------
Projected benefit obligation
  in excess of plan assets ............   21,521      23,551
Unrecognized net loss from past
  experience different from that
  assumed and effects of changes
  in assumptions ......................   (2,043)     (3,453)
Minimum liability adjustment ..........    2,043       3,453
                                        --------    --------

Accrued pension cost .................. $ 21,521    $ 23,551
                                        --------    --------


      The projected benefit obligation is based on a weighted average discount rate of 7.0 percent in 1995, 1996 and 1997. Expenses related to the non-qualified plans for the years ended December 31, 1995, 1996 and 1997 were $1.3 million, $1.4 million and $1.5 million, respectively. The minimum liability adjustment, net of tax benefit, is reflected as a reduction of stockholders' equity.

10. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS/POSTEMPLOYMENT
    BENEFITS

      The Company provides certain health care and life insurance benefits to retired employees who meet specified age and years of service requirements. The life insurance plan provides a $5,000 benefit and is available on a noncontributory basis. The health care plans pay a stated percentage of most medical expenses reduced for any deductible and co-payment, payments made by government programs and other group coverage. The cost of providing these health care benefits is shared with retirees. All plans are unfunded.

      The following table sets forth the accrued postretirement benefit cost recognized in the Company's balance sheet at December 31, 1996 and 1997 (in thousands):


                                              December 31,
                                            ----------------
                                             1996      1997
                                            ------    ------
Retirees ................................. $ 6,927   $ 4,170
Fully eligible active plan
  participants ...........................   8,239     5,874
Other active plan participants ...........  13,131     8,666
                                           -------   -------

Projected benefit obligation .............  28,297    18,710
Unrecognized net gain from past
  experience different from that
  assumed and effects of changes
 in assumptions ..........................   7,469    15,246
Unrecognized prior service credit ........     877     3,514
                                           -------   -------
Accrued postretirement benefit cost ...... $36,643   $37,470
                                           -------   -------

      Net periodic postretirement benefit cost for the years ended December 31, 1995, 1996, and 1997 are as follows (in thousands):


                                      Year Ended December 31,
                                   ----------------------------
                                    1995       1996       1997
                                   ------     ------     ------
Service cost of benefits
  earned ........................ $ 1,050    $ 1,182    $   837
Interest cost on accumulated
  postretirement benefit
  obligation ....................   2,227      2,353      1,809
Net amortization and deferral ...    (111)      (111)      (542)
                                  -------    -------    -------
                                  $ 3,166    $ 3,424    $ 2,104
                                  -------    -------    -------

      Actuarial assumptions used for the Company's retiree health care and life insurance plans were as follows (dollars in thousands):


                                      Year Ended December 31,
                                    --------------------------
                                    1995       1996       1997
                                    ----       ----       ----
Projected health care cost
  trend rate ....................   10.0%       9.0%       8.0%
Ultimate trend rate .............   4.50%      4.50%      4.25%
Year ultimate trend rate
  is achieved ...................   2002       2001       2002
Effect of a 1% increase in
  the health care cost trend
  rate on the APBO .............. $5,803     $3,202     $1,949
Effect of a 1% increase in
  the health care cost trend
  rate on the aggregate of
  service and interest cost ..... $  669     $  398     $  236
Discount rate ...................    7.0%       7.0%       7.0%


11. INCOME TAXES

      The components of the provision for income taxes are as follows (in thousands):


                       Year Ended December 31,
                     --------------------------
                     1995       1996       1997
                     ----       ----       ----
Current:
  Federal ....... $ 3,105    $ 5,154    $ 4,159
  State .........   1,236         54      1,205
Deferred:
  Federal .......    (714)    (4,967)       129
  State .........     328       (887)      (300)
                  -------    -------    -------
                  $ 3,955    $  (646)   $ 5,193
                  -------    -------    -------


      The provision for income taxes is different from the amounts computed by applying the U.S. federal statutory income tax rate. The reasons for these differences are as follows (in thousands):


                               Year Ended December 31,
                             --------------------------
                             1995       1996       1997
                             ----       ----       ----
Income taxes at
  statutory rate ........ $ 2,456    $(1,903)   $ 4,245
State income taxes,
  net of federal
  benefit ...............   1,017       (541)       587
Amortization of
  intangible assets .....     502      1,917        548
Meals and entertainment
  disallowance ..........     310        303        148
Life insurance expense,
  net ...................     (80)       (54)      (463)
Research tax credit .....    (249)       (81)       (64)
Other, net ..............      (1)      (287)       192
                          -------    -------    -------

                          $ 3,955    $  (646)   $ 5,193
                          -------    -------    -------

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences which gave rise to deferred tax assets and liabilities at December 31, 1996 and 1997 are as follows (in thousands):

                                        December 31,
                                      ---------------
                                      1996       1997
                                      ----       ----
Deferred Tax Assets:
  Accrued postretirement
    benefits ...................... $14,373    $14,698
  Accrued supplemental
    retirement benefits ...........  11,247     12,230
  Reserve for loss on
    asset disposals ...............   5,244      5,188
  Accrued vacation expense ........   2,575      2,470
  Other accruals not
    currently deductible
    for tax .......................   4,166      4,796
  Alternative minimum
    tax credit ....................   7,818      6,736
  Bad debt reserve ................   2,185      2,560
  Tax over book basis
    of inventory ..................     534        273
                                    -------    -------

  Total deferred tax
    assets ........................  48,142     48,951
Deferred Tax Liabilities:
  Book over tax basis
    of assets acquired ............   3,327      3,882
  Tax over book
    depreciation ..................  18,640     19,497
  Book over tax basis
    of intangible assets ..........  10,184      8,945
  Other ...........................      88       --
                                    -------    -------

  Total deferred tax
    liabilities ...................  32,239     32,324
                                    -------    -------

  Net Deferred Tax
    Assets ........................ $15,903    $16,627
                                    -------    -------


      Management has reviewed the realization of the deferred tax assets and believes it is more likely than not that they will be realized through future taxable earnings.

12. LOAN GUARANTEES AND CONCENTRATION OF CREDIT RISK

      Loan Guarantees: The Company has agreed to provide a guarantee of up to $7.5 million to a new entity formed in 1995 to provide funding for the growth, consolidation and expansion of the Company's network of independently-owned dealers and producers. All dealers or producers who are members of the entity must have arrangements with the Company for some purchase of its products. At December 31, 1996 and 1997, the amount subject to such guarantee was $5.8 million and $5.9 million, respectively. The guarantee is expected to remain outstanding for over five years. The Company is not a member of this non-stock membership corporation and thus does not have an equity interest in the new entity; however, the Company did make a loan of $2.0 million to the entity to provide funding for its growth.

      Loan guarantees are also made to banks to assist the Company's customers in obtaining bank loans for working capital, lines of credit, and additions to property, plant and equipment. The guarantee arrangements essentially have the same credit risk as that involved in extending loans to customers and are subject to the Company's normal credit policies. Collateral (e.g., farm animals, property, personal guarantees) is usually obtained based on management's assessment of the specific customer's credit risk. The Company had guarantees of approximately $12.8 million and $11.3 million at December 31, 1996 and 1997, respectively, under these type of arrangements. The maturities of these guarantees extend through December 2006 with most significant maturities, excluding the $5.9 million discussed above, occurring prior to 2003.

      Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Substantially all of the Company's accounts receivable are due from companies in agriculture-related businesses located throughout the United States.

13. COMMITMENTS AND CONTINGENCIES

      Operating Leases: The Company rents certain transportation vehicles, warehouses and operating facilities under various operating leases, many of which contain renewal or purchase options. Rent expense for all operating leases was $3.1 million, $3.3 million and $4.0 million for the years ended December 31, 1995, 1996 and 1997, respectively.

      Future minimum lease payments for all noncancelable operating leases having a remaining term in excess of one year consist of the following at December 31, 1997 (in thousands):


                                                Operating
                                                  Leases
                                                ---------
1998..........................................   $3,672
1999..........................................    3,479
2000..........................................    2,812
2001..........................................    2,258
2002..........................................    1,840
Thereafter....................................    5,242
  Total minimum lease payments................  $19,303


      Litigation: The Company, in the ordinary course of business, is engaged in various litigation and other proceedings principally relating to product claims. The ultimate liability with respect to such litigation and proceedings cannot be determined at this time. The Company is of the opinion that the aggregate amount of any such liabilities will not have a material impact on its financial position or results of operations.

14. SUBSEQUENT EVENTS

      Pursuant to the Agreement and Plan of Merger among Holdings, Koch Agriculture Company ("Koch Agriculture") and Arch Acquisition Corporation, dated as of January 9, 1998 (the "Merger Agreement"), Arch Acquisition Corporation was merged with and into Holdings, with Holdings being the surviving corporation. As a result of the Merger, all of the shares of the common stock of Holdings, par value $.01 per share outstanding immediately prior to March 12, 1998, were canceled and converted into the right to receive cash consideration of $540 per share (the "Merger Consideration.") In addition, pursuant to the Merger Agreement, each outstanding stock option and stock rights unit became 100% vested. Option holders and stock rights unit holders received the Merger Consideration, less the exercise price of the stock options, for each share of Holdings Common Stock into which such stock options and stock rights units were exercisable immediately prior to March 12, 1998. As a result of the Merger, Koch Agriculture owns 100% of Holdings, which owns 100% of the Company.

      In connection with the Merger, the Company made a tender offer to redeem the outstanding existing Purina Mills Senior Subordinated Notes of which $190.0 million in aggregate principal was outstanding. The Company also entered into a new Credit Agreement which provided for secured borrowings from a syndicate of lenders. The credit facility consists of a term loan in the amount of $200.0 million and a $100.0 million revolving credit facility. The proceeds of the term loan were borrowed in full on the date of the consummation of the Merger, in addition to $9.9 million under the revolving credit facility.

      On March 12, 1998, the Company sold $350.0 million aggregate principal amount of 9% Senior Subordinated Notes due 2010 generating proceeds of $350.0 million. On March 16, 1998, the Company used the proceeds of the new indebtedness to redeem the existing Purina Mills Senior Subordinated Notes as well as Industrial Revenue Bonds.

                           ----------

PURINA MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
March 31, 1998 and December 31, 1997
(Dollars in thousands except per share data)

                                                             December 31,
                                                                 1997
                                                               (Derived
                                                             from Audited
                                                  March 31,    Financial
                                                    1998      Statements)
                                                  --------   ------------
ASSETS
Current Assets:
Cash and cash equivalents                        $   2,145   $  27,620
Accounts receivable, net                            41,568      51,208
Inventories                                         64,571      66,800
Income tax refund receivable                         4,030          --
Deferred income taxes                                9,901       8,746
Prepaid expenses and other current assets           11,148      13,037
                                                  --------------------
Total Current Assets                               133,363     167,411
Property, plant and equipment, net                 267,468     243,718
Intangible assets, net                             346,041     122,403
Other assets                                        45,047      48,411
                                                  --------------------
Total Assets                                     $ 791,919   $ 581,943
                                                  --------------------

LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable                                 $  46,112   $  76,078
Current portion of long-term debt                    5,576      19,170
Customer advance payments                            9,930      16,503
Other current liabilities                           33,901      26,872
                                                  --------------------
Total Current Liabilities                           95,519     138,623

Retirement obligations                              25,614      28,768
Accrued post-retirement benefit costs                5,302      37,470
Deferred income taxes                               10,475        --
Other liabilities                                      900         831
Long-term debt                                     544,695     263,119

Common stock held by ESOP                             --        62,736

Stockholder's Equity:
Common stock, $0.01 par value: 1,000 shares
  authorized, issued and outstanding                  --          --
Additional paid-in capital                         109,290      79,687
Retained earnings (deficit)                            124     (27,192)
Adjustment for minimum supplemental retirement
  liabilities                                        --         (2,099)
                                                  --------------------
Total Stockholder's Equity                         109,414      50,396
                                                  --------------------
Total Liabilities & Stockholder's Equity         $ 791,919   $ 581,943
                                                  --------------------

                    (See accompanying notes)

PURINA MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands)

                                               POST-MERGER                   PRE-MERGER
                                          ------------------   ---------------------------------
                                              Period                Period         Three Months
                                           March 13, 1998       January 1, 1998       Ended
                                          to March 31, 1998    to March 12, 1998   March 31, 1997
                                          ------------------   -----------------   --------------

NET SALES                                   $  52,807            $ 214,272        $ 284,450

COSTS AND EXPENSES:
Cost of products sold                          42,848              176,682          237,966
Marketing, distribution and advertising         4,809               17,543           20,185
General and administrative (Note 11)              908               22,124            6,944
Amortization of intangibles                       841                3,956            4,730
Research and development                          300                1,376            1,636
Other (income) expense, net                        57                   (9)         (1,662)
                                          -------------------------------------------------
                                               49,763               221,672         269,799
                                          -------------------------------------------------
OPERATING INCOME (LOSS)                         3,044               (7,400)          14,651
Interest expense                                2,836                 6,144           8,399
                                          -------------------------------------------------
Income (loss) before income taxes                 208              (13,544)           6,252
Provision (benefit) for income taxes               84               (5,050)           3,159
                                          -------------------------------------------------
NET INCOME (LOSS)                           $     124            $  (8,494)       $   3,093
                                          -------------------------------------------------

                     (See accompanying notes)


PURINA MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

                                                         POST-MERGER           PRE-MERGER
                                                       --------------   -------------------------

                                                           Period        Period         Three
                                                          March 13,     January 1,     Months
                                                           1998 to       1998 to        Ended
                                                          March 31,     March 12,     March 31,
                                                            1998          1998          1997
                                                       ------------------------------------------
Operating Activities:
Net income (loss)                                       $     124      $  (8,494)    $   3,093
Adjustment to reconcile net income (loss) to net cash
provided by (used in) operating activities:
     Depreciation & amortization                            2,342          9,908        11,977
     Provision for loss on asset disposition                 --              169            60
     Compensation under ESOP                                 --             --           1,386
     Provision for deferred taxes                              84           (108)       (2,826)
     Other                                                  3,259        (38,826)       (6,762)
                                                       ------------------------------------------
Net cash provided by (used in) operating activities     $   5,809      $ (37,351)    $   6,928

Investing Activities:
Purchase of property, plant and equipment                    (913)        (4,486)       (3,553)
Other                                                         (72)           156           122
                                                       ------------------------------------------
Net cash used in investing activities                   $    (985)     $  (4,330)    $  (3,431)

Financing Activities:
Proceeds from Senior Subordinated Notes                      --          350,000          --
Proceeds from Term Loans                                     --          200,000          --
Proceeds of Revolving Credit Facility, net                  6,909           --            --
Repayment of Term Loans, Senior Sub. Notes and IRBs      (294,161)          --          (3,791)
Payment of dividends to PM Holdings Corporation              --         (237,172)         --
Payment of Financing Costs                                   --          (11,894)         --
Other                                                        --           (2,300)          (78)
                                                       ------------------------------------------
Net cash provided by (used in) financing activities     $(287,252)     $ 298,634     $  (3,869)

Increase (decrease) in cash and cash equivalents         (282,428)       256,953          (372)
Cash and cash equivalents at beginning of period          284,573         27,620        25,462
                                                       ------------------------------------------
Cash and cash equivalents at end of period              $   2,145      $ 284,573     $  25,090
                                                       ------------------------------------------

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
     Interest                                           $   1,632      $  11,267     $  12,581
     Income taxes                                            --               43           344

                     (See accompanying notes)


                              F-21


               PURINA MILLS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

Pursuant to the Agreement and Plan of Merger among PM Holdings
Corporation ("Holdings"), Koch Agriculture Company ("Koch
Agriculture") and Arch Acquisition Corporation, dated as of January 9, 1998 (the "Merger Agreement"), Arch Acquisition
Corporation was merged with and into Holdings, with Holdings being the surviving corporation. As a result of the Merger, all of the shares of the common stock of Holdings ("Holdings Common
Stock"), par value $.01 per share outstanding immediately prior to March 12, 1998, were canceled and converted into the right to receive cash consideration of $540 per share (the "Merger
Consideration.") In addition, pursuant to the Merger Agreement, each outstanding stock option and stock rights unit became 100% vested. Option holders and stock rights unit holders received the Merger Consideration, less the exercise price of the stock options, for each share of Holdings Common Stock into which such stock options and stock rights units were exercisable immediately prior to March 12, 1998. As a result of the Merger, Koch
Agriculture owns 100% of Holdings, which owns 100% of Purina
Mills, Inc. ("PMI" or the "Company.")


The estimated sources and uses of funds required to consummate the Merger and related financings are summarized below. See Notes
7 and 8 for a description of long-term indebtedness and capital stock.

                                                Amount
                                             (In millions)
Sources of Funds:
    New Credit Facilities:
       New Revolving Credit Facility........   $    9.9
       Term Loans...........................      200.0
    Notes  .................................      350.0
    Equity Contribution to Holdings.........      109.7

           Total sources....................   $  669.6
                                               ========

Uses of Funds:
    Purchase price for equity of Holdings...   $  258.7
    Repayment of existing indebtedness......      385.5
    Other payments, fees and expenses.......       25.4
           Total uses.......................   $  669.6
                                               ========


The Acquisition closed on March 12, 1998. The Acquisition has been accounted for as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16 ("APB 16") and, accordingly, the consolidated financial statements for periods subsequent to March 12, 1998 reflect the purchase price, including transaction costs, allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of March 12, 1998. The allocation of the purchase price is preliminary, as valuation and other studies have not been finalized. It is not expected that the final allocation of purchase price will not produce materially different results from those presented herein. The consolidated financial statements for periods prior to March 12, 1998 have been prepared on the historical



                              F-22

cost basis. The consolidated balance sheet at March
31, 1998 is not comparable with the historical balance sheets presented. Operating results subsequent to the Acquisition are comparable to the operating results prior to the Acquisition except for depreciation expense, amortization of intangible assets, interest expense and post-retirement health care costs.
The preliminary allocation of $109.3 million purchase price for the Company is summarized as follows (in millions):


Current assets                             $   130.8
Property, plant and equipment                  268.2
Intangible assets                              346.7
Other noncurrent assets                         45.1
Liabilities assumed                           (681.5)
                                          -------------
       Total                               $   109.3
                                          -------------


The consolidated balance sheet at March 31, 1998 and the consolidated statements of operations and cash flows for all periods presented are unaudited and reflect all adjustments, consisting of normal recurring items, which management considers necessary for a fair presentation. Operating results for fiscal
1998 interim periods are not necessarily indicative of results to be expected for the fiscal year ending December 31, 1998. The consolidated balance sheet at


                              F-22


December 31, 1997 was derived from the Company's December 31,
1997 audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

The following unaudited pro forma financial data for the three months ended March 31, 1997 and March 31, 1998 has been prepared assuming that the Transactions and related financings were consummated on January 1, 1997 and January 1, 1998 (in millions):


                                   Three Months Ended
                                        March 31,
                           -----------------------------------
                                 1997             1998
                               --------          -------
Net sales                    $  284.5          $  267.1

Net income (loss)            $    0.2          $  (11.2)


These pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization on intangible assets and increased interest expense on the related acquisition debt. They do not purport to be indicative of the results had the combination been in effect on January 1, 1997 and January 1, 1998, or of future results of operation of the consolidated entities.

In connection with the Merger, the Company has entered into an exclusive commodity purchasing agreement with Koch Agriculture.
Koch Agriculture's Nutrition Supply & Trading division will supply the Company with all of its requirements for feed ingredients commencing May 1, 1998 for a five-year term, renewable annually thereafter, charging the Company a price equal to the spot market less a discount to be agreed upon between the Company and Koch Agriculture on an annual basis.


                              F-23


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Investments in affiliated companies, 20% through 50% owned, are carried at equity.

Comprehensive Income

The Financial Accounting Standards Board recently issued
Statement of Financial Accounting Standards No, 130, Reporting of
Comprehensive Income ("SFAS 130"), which is effective for periods ended after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The
Company adopted the standard effective January 1, 1998. The adoption of the standard did not effect the Financial Statements.


Revenue Recognition

Net sales are generally recognized when products are shipped.
Accruals for customer discounts are recorded when revenues are recognized.


Income Taxes

The Company has entered into a tax sharing agreement with Holdings effective as of the date of the Merger. The agreement provides that the Company is liable to Holdings for all taxes as if the Company filed its annual tax returns on a separate Company basis. The Company's tax provision for the period March 13 to March 31, 1998 is computed on this basis. The results of operations of the Company after March 12, 1998 will be included in the consolidated U.S. corporation income tax return of Koch
Industries, Inc. The results of operations of the Company for the period January 1 to March 12, 1998 will be included in the consolidated U.S. corporation income tax return of Holdings.


Internal Use Software

The Company has implemented a process to either replace or modify all of the Company's current computer systems and software applications so that they will be year 2000 compliant. In connection with this process, the Company has purchased and is implementing an enhanced accounting and information reporting system. The Company capitalizes all software and consultant costs and the direct costs of those employees involved in the configuration and implementation of the information system. Such costs are capitalized as incurred. All other related costs are expensed as incurred. Total capitalized software costs were $9.3 million and $8.3 million as of March 31, 1998 and December 31, 1997, respectively. The Company is amortizing the costs associated with the project using the straight line method over 10 years, the expected useful life of the system.



                              F-24


3. INVENTORIES

Inventories consist of the following (in thousands):


                           March 31,      December 31,
                             1998            1997
                           ---------      -----------
Finished goods           $   16,831       $   17,739
Raw materials                47,740           49,061
                         ----------------------------
       Total             $   64,571       $   66,800
                         ----------------------------


4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (in thousands):


                           March 31,      December 31,
                             1998            1997
                           ---------      -----------

Land                       $  12,546      $  13,327
Buildings                     68,136         73,965
Machinery and equipment      170,524        245,145
Construction in progress      17,597         13,674
                           --------------------------
                             268,803        346,111
Accumulated depreciation      (1,335)      (102,393)
                           --------------------------
       Total               $ 267,468      $ 243,718
                           --------------------------

5. INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):


                           March 31,      December 31,
                             1998            1997
                           ---------      -----------

Distribution network       $  40,000    $  45,300
Product specifications        10,000       23,600
Technology                    15,000       19,110
Covenant not to compete        2,083       25,000
Feed supply agreement           --         10,598
Goodwill                     265,880       57,662
Other intangibles             14,037       24,027
                           --------------------------
                             347,000      205,297
Accumulated amortization        (959)     (82,894)

                           --------------------------
       Total               $ 346,041    $ 122,403
                           --------------------------


6. OTHER ASSETS

Other assets consist of the following (in thousands):


                           March 31,     December 31,
                             1998           1997
                           ---------     -----------


Deferred financing            $11,847    $ 9,813
  costs, net
Deferred income taxes            --        7,881
Other                          33,200     30,717
                           -------------------------
     Total                    $45,047    $48,411
                           -------------------------


                              F-25


7. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):


                                      March 31,   December 31,
                                        1998         1997
                                     ----------   ----------

Term Loan                            $ 200,000    $    --
Senior Term Loan                          --         74,622
Senior Subordinated Notes due 2010     350,000         --
Senior Subordinated Notes due 2003        --        189,965
IRB Loans                                 --         17,400
Other                                      271          302
                                     ------------------------
                                       550,271      282,289
Less current portion                    (5,576)     (19,170)
                                     ------------------------
       Total                         $ 544,695    $ 263,119
                                     ------------------------


The annual amortization schedule of the Term Loan (defined below) is $4.0 million in 1998, $7.6 million in 1999, $10.6 million in 2000, $13.6 million 2001, $16.6 million in 2002 and $147.6 million thereafter. The Company is required to make mandatory repayments of the Term Loan in amounts equal to 50% of Excess
Cash Flow (as defined in the Credit Agreement). The Notes
(defined below) are due in their entirety in 2010.

Tender Offer: In connection with the Merger, the Company offered to purchase for cash any and all of the outstanding existing
Purina Mills, Inc. Senior Subordinated Notes of which $190.0 million in aggregate principal amount was outstanding as of the date of the Offering. The Tender Offer was commenced on February
9, 1998 and expired on March 12, 1998. In conjunction with the Tender Offers for the existing Debt Securities, the Company solicited consents of registered holders of the applicable series of existing Debt Securities to certain Proposed Amendments to eliminate substantially all of the restrictive covenants in the indentures under which the applicable series of existing Debt
Securities were issued, in order to increase the financial flexibility of the Company after the consummation of the Transaction. The Proposed Amendments became operative immediately following the consummation of the Merger when all except $15,000 of the existing Senior Subordinated Notes were accepted for payment.

Credit Facility: In connection with the Transaction, the Company entered into a New Credit Agreement (the "Credit Agreement"), which provides for secured borrowings from a syndicate of lenders consisting of (i) a term loan facility providing for an aggregate amount of $200.0 million (the "Term Loan") and (ii) a $100.0 million Revolving Credit Facility, with a $40.0 million sub-limit for letters of credit. The proceeds of the Term Loan were borrowed in full on the date of the consummation of the Offering, in addition to $9.9 million under the Revolving Credit Facility, and used to finance the Transaction and related fees and expenses. Proceeds of the Revolving Credit Facility have also been used to redeem the Company's Industrial Revenue Bonds and are available to finance the Company's ongoing working capital requirements. At March 31, 1998, $6.9 million was outstanding under the Revolving Credit Facility and is classified as a current liability on the consolidated balance sheet. The
Revolving Credit Facility also may be used in part for the issuance of letters of credit to be used solely for ordinary course of business purposes of the Company and its subsidiaries.
The Company is charged an annual fee of .50% for amounts available but unused under the Revolving Credit Facility. In addition, the Company is charged a fee of .25% per annum on the daily average amount available for


                              F-26


drawing under any letter of credit to the bank that has issued such letter of credit. Loans under the Credit Agreement bear interest at floating rates, which are, at the Company's option based either upon bank prime or Eurodollar rates. Rates on outstanding borrowings averaged 7.8% at March 31, 1998.

Notes: The Company sold $350.0 million aggregate principal amount of its 9% Senior Subordinated Notes due 2010 (the "Notes") generating gross proceeds of $350.0 million. The Notes are senior subordinated, unsecured obligations of the Company.

The Notes will not be redeemable at the option of the Company prior to March 15, 2003. The Company may be obligated, however, to purchase at the holders' option all or a portion of the Notes upon a change of control or asset sale, as defined in the Notes
Indenture. From and after March 15, 2003, the Notes will be subject to redemption at the option of the Company, in whole or in part, at various redemption prices, declining from 104.5% of the principal amount to par on and after March 15, 2006. Also, at any time prior to March 15, 2001, under certain conditions the Company may redeem up to 35% of the initial principal amount of the Notes originally issued with the net proceeds of a public offering of the Common Stock of Holdings, at a redemption price equal to 109% of the principal amount.

Covenants: The Credit Agreement and the Indenture related to the Notes (the "Notes Indenture") contain restrictive covenants that, among other things and under certain conditions, limit the ability of the Company to incur additional indebtedness or issue preferred stock, to acquire (including a limitation on capital expenditures) or dispose of assets or operations and to pay dividends. The most restrictive of the covenants precludes
(except for $1.0 million annually for operating and administrative expenses and amounts to cover income tax expenses) any payment of dividends prior to 1999. As of March 31, 1998, restricted net assets of the Company were approximately $109.4 million. The Term Loan and Revolving Credit Facility also require the Company to satisfy certain financial covenants and tests. The
Credit Agreement and Notes Indenture contain cross default provisions.

Holdings and all subsidiaries of the Company guarantee the Company's obligations under the Credit Agreement. Borrowings under the Credit Agreement are also secured by a first priority lien on the capital stock of the Company (pledged by Holdings) and its subsidiaries and substantially all assets of the Company and its subsidiaries.

8. STOCKHOLDER'S EQUITY

The Company's authorized capital consists of 1,000 shares of common stock. All common stock of the Company is owned by Holdings. As a result of the Merger, the Company terminated the ESOP. Upon termination each ESOP participant had the right to receive a distribution of Holdings Common Stock or exchange all their shares of Holdings stock for the Merger Consideration.


                              F-27


9. POST-RETIREMENT BENEFITS OTHER THAN
   PENSIONS/POST-EMPLOYMENT BENEFITS

As a result of the Merger, the employee benefit plans of the Company that provide health care and life insurance benefits to retired employees were terminated. Retirees currently receiving health benefits under the health plans of the Company have been provided medical benefits under Koch Agriculture's medical plans.
For any current employees or retirees who were 100% vested at the time of the Merger, the Company will share a portion of their post-retirement health care cost for the three years following the date of Merger. The accrued post-retirement benefit obligations decreased significantly as a result of the termination of the plans.

10. DEFERRED INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities far financial reporting purposes and the amounts used for income tax purposes. Temporary differences which gave rise to deferred tax assets and liabilities are as follows (in thousands).


                                                      March 31,  December 31,
                                                        1998        1997
                                                     -----------------------
Deferred tax assets:
    Accrued postretirement benefits                     2,078     14,373
    Accrued supplemental retirement benefits           10,293     11,247
    Reserve for loss on asset disposals                 5,987      5,244
    Accrued vacation expense                            1,490      2,575
    Other accruals not currently deductible for tax     5,412      4,166
    Alternative minimum tax credit                      8,916      7,818
    Bad debt reserve                                    2,576      2,185
    Tax over book basis of inventory                                 534
    Net operating loss carryforward                     9,037
                                                     -----------------------
       Total deferred tax assets                       45,789     48,142
                                                     -----------------------

Deferred tax liabilities:
    Book over tax basis of assets acquired              1,271      3,327
    Tax over book depreciation                         32,042     18,640
    Book over tax basis of intangible assets           13,050     10,184
    Other                                                             88
                                                     -----------------------
       Total deferred tax liabilities                  46,383     32,239
                                                     -----------------------
       Net deferred tax assets (liabilities)             (574)    15,903
                                                     -----------------------


As a result of the Merger and the allocation of the purchase price under APB 16, the deferred tax assets and deferred tax liabilities were adjusted.

11. ACQUISITION EXPENSES

Included in general and administrative expenses are $15.9 million in non-recurring expenses related to the Merger. These costs relate to compensation paid to management of the Company and the $13.5 million in Merger consideration paid to holders of Options and Stock Units.


                              F-28



======================================================    ===========================================================


No person has been authorized to give any
information or to make any representations
other than those contained or incorporated by
reference in this Prospectus and the
accompanying Letter of Transmittal and, if
given or made, such information or
representations must not be relied upon as
having been authorized by the Company or the
Exchange Agent. Neither this Prospectus nor
the accompanying Letter of Transmittal, or
both together, constitute an offer to sell or                                 Purina Mills, Inc.
the solicitation of an offer to buy
securities in any jurisdiciton to any person                                 Offer to Exchange
to whom it is unlawful to make such offer of
solicitation. Neither the delivery of this                          9% Senior Subordinated Notes due 2010,
Prospectus, nor the accompanying Letter of
Transmittal, or both together, nor any sale                           which have been registered under the
made hereunder shall, under any                                       Securities Act of 1933, as amended,
circumstances, create an implication that
there has been no change in the affairs of                                for any and all outstanding
the Company since the date hereof or thereof                         9% Senior Subordinated Notes due 2010
or that the information contained herein is
correct at any time subsequent to the date
hereof or thereof.

Until ________, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of the dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                  TABLE OF CONTENTS
                                                 Page


Available Information............................i
Prospectus Summary...............................1
Risk Factors....................................14                                  PROSPECTUS
The Transactions................................19
Use of Proceeds.................................21
Koch Agriculture................................21                                      , 1998
Capitalization..................................22
Unaudited Pro Forma Financial Data..............23
Selected Historical Consolidated
     Financial Data.............................27
Management's Discussion and Analysis of
     Financial Condition and Results
     of Operations..............................30
Business........................................37
Management......................................48
Ownership of Capital Stock......................56
Certain Relationships and Related
     Transactions...............................57
Description of Certain Indebtedness.............60
The Exchange Offer..............................62
Description of the New Notes....................69
Certain U.S. Federal Income Tax
     Considerations.............................98
Plan of Distribution............................99
Legal Matters..................................100
Experts........................................100



======================================================    ===========================================================

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"); provided, however, that, pursuant to the Bylaws, the Company may not indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the Company's directors.

      Section 145 of the DGCL provides:

      145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      The Company maintains directors' and officers' liability insurance.

Item 21. Exhibits and Financial Statement Schedules.

      (a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

      (b) Financial Statement Schedules. Schedules have been omitted since the required information is not applicable, or not applicable in amounts sufficient to require submission of the schedule, or because the information is included in the financial statements or notes thereto.

Item 22. Undertakings.


      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material
               information with respect to the plan of
               distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July
17, 1998.

                        PURINA MILLS, INC.


                        By:  /s/ Darrell D. Swank
                           ----------------------------
                        Title: Chief Financial Officer



                        POWER OF ATTORNEY


      Each person whose signature appears below on this Registration Statement appointed David L. Abbott, Darrell D. Swank and Scott E. Deeter and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated, on May 28, 1998.


     Signature                              Title
     ---------                              -----

/s/ David L. Abbott            Chief Executive Officer (Principal
--------------------------     Executive Officer), President
David L. Abbott                and Director


/s/ Darrell D. Swank           Chief Financial Officer (Principal
--------------------------     Financial Officer)
Darrell D. Swank


/s/ Del G. Meinz               Chief Accounting Officer
--------------------------
  Del G. Meinz


/s/ Scott E. Deeter            Director
--------------------------
Scott E. Deeter


/s/ Dean E. Watson             Director
--------------------------
Dean E. Watson


/s/ Paul R. Wheeler            Director
--------------------------
Paul R. Wheeler


/s/ Christopher M. Wilkins     Director
--------------------------
Christopher M. Wilkins

                          EXHIBIT INDEX



Exhibit
  No.                          Description
  --                           -----------

  3.1        Certificate of Incorporation of Purina Mills, Inc.+

  3.2        Bylaws of Purina Mills, Inc.+

  4.1        Indenture, dated as of March 12, 1998, between
             Purina Mills, Inc., as issuer, and The First
             National Bank of Chicago, as trustee, relating to the Notes (the "Indenture")+

  4.2        Form of 9% Senior Subordinated Note due 2010 of
             Purina Mills, Inc. (the "New Notes") (included as
             Exhibit A of the Indenture filed as Exhibit 4.1)+

  4.3 Credit Agreement, dated as of March 12, 1998, among Purina Mills, Inc., Chase Bank of Texas,
             National Association, as Administrative Agent, and the other financial institutions parties thereto+

  4.4 Form of Guarantee and Collateral Agreement, dated March 12, 1998, among Purina Mills, Inc., the subsidiary guarantors of Purina Mills, Inc. that are signatories thereto and Chase Bank of Texas, National Association+

  4.5        PM Holdings Security Agreement, dated March 12,
             1998, between PM Holdings Corporation and Chase Bank of Texas, National Association+

  4.6        PM Holdings Guaranty, dated March 12, 1998, between
             PM Holdings Corporation and Chase Bank of Texas,
             National Association+

  4.7        Registration Rights Agreement, dated as of March
             12, 1998, by and among Purina Mills, Inc. and the Initial Purchasers listed therein, relating to the Notes+

             NOTE: Pursuant to the provisions of paragraph
             (b)(4)(iii) of Item 601 of Regulation S-K, the Registrant hereby undertakes to furnish to the Commission upon request copies of the instruments pursuant to which various entities hold long-term debt of the Company or its parent or subsidiaries, none of which instruments govern indebtedness exceeding 10 percent of the total assets of the Company and its parent or subsidiaries on a consolidated basis.

  5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding legality of the New Notes+

 10.1 Employment Agreement, dated as of November 18, 1997, between Purina Mills, Inc. and David L. Abbott, and amendment thereto, dated as of March 11, 1998+

 10.2        Form of Purina Mills, Inc. Discretionary Capital
             Accumulation Plan for Key Employees+

 10.3        Purina Mills, Inc./PM Holdings Corporation Severance
             Program for Key Employees, as amended and restated effective January 9, 1998+

 10.4        Purina Mills, Inc. Supplemental Executive Retirement
             Plan, effective as of January 1, 1988+

 10.5        Koch Industries, Inc. Supplemental Executive
             Retirement Plan, effective as of May 9, 1994+

 10.6        Sub-Group Tax Sharing Agreement, dated March 12,
             1998, between PM Holdings Corporation and each of its subsidiaries listed therein+

 10.7 Parent Tax Sharing Agreement, dated March 12, 1998, between Koch Industries, Inc. and PM Holdings
             Corporation+

 10.8        Jet-Pro License Agreement between Purina Mills, Inc.
             and Koch Feed Company, dated March 12, 1998+

 10.9        Koch Agriculture Supply Agreement between Purina
             Mills, Inc. and Nutrition Supply and Trading, a division of Koch Agriculture Company, dated March
             12, 1998+

 10.10       License Agreement dated October 1, 1986 between
             Ralston Purina Company and Purina Mills, Inc.+

 12.1        Computation of ratio of earnings to fixed charges+

 21.1        Subsidiaries of Purina Mills, Inc.+

 23.1        Consent of Deloitte & Touche LLP, Independent
             Auditors+

 23.2        Consent of Cleary, Gottlieb, Steen & Hamilton
             (included in its opinion filed as Exhibit 5.1)+

 25.1        Form T-1 with respect to the eligibility of The
             First National Bank of Chicago with respect to the Indenture+

 27.1        Financial Data Schedule+

 99.1        Form of Letter of Transmittal

 99.2        Form of Notice of Guaranteed Delivery+

 99.3        Form of Letter to Brokers, Dealers, Commercial
             Banks, Trust Companies and Other Nominees+

 99.4        Form of Letter to Clients+

--------------
+ previously filed


                               X-2